                                                                   EXHIBIT 10.20
                                                CONFIDENTIAL TREATMENT REQUESTED


                         PACIFIC CORPORATE CENTER LEASE


                                 by and between


                           GREENVILLE INVESTORS, L.P.,

                        a California limited partnership
                                  as "LANDLORD"


                                       and


                                FORMFACTOR, INC.,
                             a Delaware corporation

                                   as "TENANT"



                             Dated as of May 3, 2001




* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately.

                                TABLE OF CONTENTS

ARTICLE 1.     BASIC TERMS..................................................................1

ARTICLE 2.     TERM.........................................................................1

ARTICLE 3.     BASE RENT....................................................................2

ARTICLE 4.     USE OF PREMISES..............................................................2

ARTICLE 5.     LETTERS OF CREDIT/SECURITY DEPOSIT...........................................6

ARTICLE 6.     UTILITIES....................................................................7

ARTICLE 7.     REAL PROPERTY TAXES..........................................................7

ARTICLE 8.     CONSTRUCTION AND ACCEPTANCE..................................................8

ARTICLE 9.     REPAIRS AND MAINTENANCE......................................................9

ARTICLE 10.    OPERATING AND MAINTENANCE COSTS.............................................10

ARTICLE 11.    TRADE FIXTURES AND SURRENDER................................................13

ARTICLE 12.    DAMAGE OR DESTRUCTION.......................................................13

ARTICLE 13.    EMINENT DOMAIN..............................................................14

ARTICLE 14.    INSURANCE...................................................................14

ARTICLE 15.    WAIVER OF SUBROGATION.......................................................15

ARTICLE 16.    RELEASE AND INDEMNITY.......................................................16

ARTICLE 17.    INSOLVENCY, ETC. OF TENANT..................................................16

ARTICLE 18.    PERSONAL PROPERTY AND OTHER TAXES...........................................16

ARTICLE 19.    SIGNS.......................................................................17

ARTICLE 20.    ASSIGNMENT AND SUBLETTING...................................................17

ARTICLE 21.    RIGHTS RESERVED BY LANDLORD.................................................18

ARTICLE 22.    INTENTIONALLY DELETED.......................................................18

ARTICLE 23.    RIGHT OF LANDLORD TO PERFORM................................................18

ARTICLE 24.    LANDLORD DEFAULT............................................................18

ARTICLE 25.    DEFAULT AND REMEDIES........................................................19

ARTICLE 26.    PRIORITY OF LEASE AND ESTOPPEL CERTIFICATE..................................20

ARTICLE 27.    HOLDING OVER................................................................21

ARTICLE 28.    NOTICES.....................................................................21

ARTICLE 29.    LIENS.......................................................................21

ARTICLE 30.    QUIET ENJOYMENT.............................................................22

ARTICLE 31.    ATTORNEYS' FEES.............................................................22

ARTICLE 32.    MISCELLANEOUS...............................................................22

                              SCHEDULE OF EXHIBITS

EXHIBIT A      SITE PLAN..................................................................A-1

EXHIBIT B      CENTER LEGAL DESCRIPTION AND PARCEL MAP....................................B-1

EXHIBIT C      WORK LETTER................................................................C-1

EXHIBIT D      LETTER OF CREDIT...........................................................D-1

EXHIBIT E      RULES AND REGULATIONS......................................................E-1

EXHIBIT F      LIST OF HAZARDOUS SUBSTANCES...............................................F-1

EXHIBIT F-1    MINIMUM STANDARDS FOR HAZARDOUS SUBSTANCE
               USE/STORAGE AREAS........................................................F-1-1

EXHIBIT G      COPY OF CENTER COVENANTS, CONDITIONS AND RESTRICTIONS......................G-1

EXHIBIT H      NON-DISCLOSURE AGREEMENT...................................................H-1

EXHIBIT I      LIST OF COMPETITORS........................................................I-1

EXHIBIT J      ACKNOWLEDGMENT OF COMMENCEMENT DATE........................................J-1

                         PACIFIC CORPORATE CENTER LEASE


        THIS LEASE is made and entered into as of May 3, 2001, by and between GREENVILLE INVESTORS, L.P. a California limited partnership (hereafter, "LANDLORD"), and FORMFACTOR, INC., a Delaware corporation (hereafter "TENANT").

        A. DEMISE. Landlord hereby leases, demises and lets to Tenant, and Tenant hereby leases, hires and takes from Landlord those certain premises ("the PREMISES") described as follows:

        That commercial building consisting of approximately 38,087 square feet of gross leasable area ("GLA"), designated as Building 3 on the Site Plan attached hereto as Exhibit A ("BUILDING 3") and to be constructed by Landlord and Tenant in accordance with Article 8 and Exhibit C hereof. The exterior walls, roof, air space above and the area beneath Building 3 are not demised and their use together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through the Premises in locations that will not materially interfere with Tenant's use and serving other parts of Building 3, are hereby reserved to the Landlord, except as otherwise expressly provided herein.

        The Premises is located at 501 Lawrence Drive, Livermore, California on the real property more particularly described and shown on Exhibit B as Parcel 3 ("PARCEL 3") and is a part of Pacific Corporate Center, a common interest development being developed by Landlord in the City of Livermore, Alameda County, California, (the "CENTER") which includes eight (8) parcels of real property together with all buildings and other structures and improvements to be constructed thereon and is more particularly described and shown on Exhibit B, the Center Legal Description and Parcel Map. All parcels of real property in the Center owned (in whole or in part) by Landlord from time to time are hereinafter collectively referred to as "LANDLORD'S PARCELS".

        B. TERMS, COVENANTS AND CONDITIONS. The parties agree that this Lease is made upon the following terms, covenants and conditions:

                             ARTICLE 1. BASIC TERMS

        In all instances, the basic terms set forth in this Article 1 are subject to the main body of the Lease in general and those Articles noted in parentheses in particular.

      (a)    TERM:  Approximately Nine (9) Lease Years; four (4) options of 5       (Art.2;
             years each                                                             Addendum
                                                                                    A-2.1)
      (b)    INITIAL MONTHLY BASE RENT:  $52,179.19      ($1.37 psf of GLA)         (Art 3)
      (c)    LETTERS OF CREDIT:                                                     (Art. 5)
                     One in the amount of $626,150 (12 months Base Rent)
                     One in the amount of $313,075 (6 months Base Rent)

      (d)    TENANT'S INITIAL ESTIMATED MONTHLY OPERATING EXPENSE PAYMENT:          (Art. 10)
             $3,199.00

      (e)    TENANT'S INITIAL ESTIMATED MONTHLY TAX PAYMENT:  $6,703.00             (Art. 7)
      (f)    TENTATIVE COMMENCEMENT DATE:  September 30, 2001                       (Art. 8)
      (g)    RENT COMMENCEMENT DATE:  The earlier of June 30, 2002 (provided that   (Art. 2)
             such date shall be postponed for each day after January 1, 2002, that the Delivery Date occurs) or the date of substantial
             completion of the Tenant Improvements

      (h)    USE: Office and light manufacturing services, "clean rooms", and       (Art. 4)
             related lawful purposes
      (i)    TENANT IMPROVEMENT ALLOWANCE:   $952,175 ($25.00 psf of GLA)           (Exhibit C)

      (j)    ARTICLES AND EXHIBITS: This Lease consists of Articles 1 through
             32, Addendum to Lease, and Exhibits A, B, C, D, E, F, F-1, G, H,
             I and J attached hereto, which are by this reference incorporated herein.

                                 ARTICLE 2. TERM

        2.1 Landlord and Tenant have entered into a lease of even date hereof for Building 1 located on Parcel 1 in the Center (the "BUILDING 1 LEASE"). The Term of this Lease shall commence on the date ("COMMENCEMENT DATE") that the Premises are delivered to Tenant in the Delivery Condition (as defined in Article 8), and shall terminate at midnight on the date of expiration of the initial term of the Building 1 Lease.

               See Addendum A-2.1.

        2.2 The first "LEASE YEAR" shall begin on the Commencement Date and shall expire on the last day of the month, twelve (12) full calendar months next following the Rent Commencement Date set forth in Paragraph 1(g). If the Rent Commencement Date occurs on the first day of the calendar month, then the first Lease Year shall end on the day immediately preceding the first anniversary of the Commencement Date. Subsequent Lease Years shall be each consecutive twelve
(12) calendar month period thereafter except for the last Lease Year which may be a partial Lease Year.

        2.3 Promptly after the Rent Commencement Date, Landlord and Tenant shall execute a written acknowledgment of the Rent Commencement Date in the form attached hereto as Exhibit J.

                              ARTICLE 3. BASE RENT

        3.1 Tenant agrees to pay without offset or deduction of any kind (except as expressly set forth in this Lease) the initial monthly Base Rent amount set forth in Paragraph 1(b) above and as adjusted pursuant to Section 3.2, in advance at Landlord's address on the first day of each calendar month during the Term of this Lease. Tenant's obligation to pay Base Rent shall commence on the Rent Commencement Date. If the Rent Commencement Date is not the first day of a calendar month, the first month's rent shall be prorated on the basis of a thirty (30) day month, and shall be payable with the first full monthly rental due hereunder. Landlord's address shall be as set forth below its signature, or as from time to time designated by Landlord to Tenant in writing.

        3.2 As of the date of commencement of the second Lease Year and as of the commencement of each Lease Year during the initial Lease Term thereafter, the monthly Base Rent shall increase by four percent (4%) over the monthly Base Rent in effect immediately preceding the applicable adjustment date.

                           ARTICLE 4. USE OF PREMISES

        4.1 The Premises shall be used and occupied only for the purposes described in Paragraph 1(h) above and for other uses permitted within the light industrial zoning district within which the Premises is located, unless prohibited by the Declaration, and provided Tenant's use otherwise complies with all applicable governmental requirements. Tenant shall not use the Premises for any other purposes without Landlord's prior written consent, which consent may be withheld in Landlord's sole discretion. Without limiting the foregoing, it is acknowledged that Tenant may elect to use a portion of the Premises for an employee cafeteria and kitchen facilities provided that all construction of such facilities is performed in accordance with the provisions of Section 9.5 hereof.

        4.2 Tenant shall not do or permit to be done in or about the Premises anything which is illegal or unlawful; or which will cause cancellation of any insurance on the building of which the Premises are a part. Tenant shall not obstruct or interfere with the rights of any other tenants and occupants of the Center or their invitees, nor injure them, nor operate the Premises in a manner which unreasonably disturbs other tenants in the use of their premises in the Center. Tenant shall not cause, maintain or permit any nuisance on or about the Premises. Tenant shall not use nor permit the use of the Premises or any part thereof as living quarters.

        4.3 Tenant acknowledges that although Landlord has permitted Tenant the use of Premises for the purpose described in this Article, neither Landlord nor any agent of Landlord has made any representation or warranty to Tenant with respect to the suitability of the present zoning of the Building for such use. Tenant assumes all responsibility for investigating the suitability of the zoning for its use and for compliance with all other laws and regulations governing such use.

        4.4 Tenant shall have use of, and access to, the Premises twenty four
(24) hours per day, three hundred sixty five (365) days per year, subject to the provisions of this Lease and ordinances and regulations of applicable governmental agencies.

        4.5 Tenant agrees that, at its own cost and expense, it will comply with and conform to all Legal Requirements (as defined in Section 4.7(d) below) in any way relating to the use or occupancy of the Premises throughout the entire term of this Lease; including the Livermore Fire Code requiring all tenants to obtain fire extinguishers for the Premises and maintain them so that they are fully charged and operational at all times and inspected annually. Further, subject to Landlord's obligation to deliver the Premises to Tenant in the Delivery Condition, Tenant shall thereafter be obligated at its own cost and expense to take such action and perform such work (including structural alterations) to the Premises, as required to comply with the Americans with Disabilities Act ("ADA") and other applicable handicapped access codes. Further, if, and to the extent, due to Tenant's use of, or alterations to, or work performed by Tenant in the Premises, changes, alterations or improvements to Building 3, Parcel 3 or other portions of the Center are required by any governmental agency, Tenant shall be responsible for the costs of such changes, alterations and improvements. Notwithstanding the foregoing, nothing contained herein shall limit or affect any representations, warranties or covenants of Landlord or any of Landlord's contractors with respect to any work performed pursuant to Article 8 or Exhibit C. Except to the extent of Tenant's compliance obligations set forth above, Landlord shall be obligated to comply with all Legal Requirements, including, without limitation, the ADA and other applicable handicapped access codes, with respect to all portions of Parcel 3 outside of Building 3, subject to reimbursement as specifically set forth in this Lease and further subject to the terms of the Declaration.

        4.6 Tenant shall place no loads upon the floors, walls, ceilings or roof of the Building in excess of the maximum design load of Building 3.

        4.7 HAZARDOUS SUBSTANCES:

        A. HAZARDOUS SUBSTANCE; REPORTABLE USES: As used herein, the terms "HAZARDOUS SUBSTANCE" and "HS " shall mean any product, substance, chemical, material or waste whose presence, nature, quantity and/or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment, or the Premises; (ii) regulated or monitored by any governmental authority; or (iii) a basis for potential liability of Landlord to any governmental agency or third party under any applicable statute. Hazardous Substance shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil or any products or by-products thereof. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and (iii) the presence in, on or about the Premises of a Hazardous Substance with respect to which any Applicable HS Requirements (as defined in subparagraph (F) hereinafter) require that a notice be given to persons entering or occupying the Premises or neighboring properties.

        B. TENANT'S USE OF HAZARDOUS SUBSTANCES:

               (1) Notice of Use of Hazardous Substances. Tenant may, without Landlord's prior consent, but upon notice to Landlord and in compliance with all Applicable HS Requirements and all other provisions of this Section 4.7, at Tenant's sole cost and expense, (i) operate a business on the Premises which is substantially similar to the business it is operating at its facilities in Livermore, California as of the Commencement Date, i.e. research, development, design, manufacture (including with clean room facilities), and sale of electronic components and devices relating to the testing and packaging of semiconductor devices and to probing technology, and to wafer-level burn-in and packaging and chip scale packaging of semiconductor devices ("PERMITTED USE"), and (ii) use any ordinary and customary Hazardous Substances reasonably required to be used by Tenant in the normal course of the Permitted Use.

               (2) Tenant's HS Use. Tenant shall have the right to use the Hazardous Substances listed on Exhibit F without Landlord's prior consent and without the requirement of additional insurance. Tenant shall use all such Hazardous Substances in accordance with all Applicable HS Requirements and in compliance with all other provisions of this Section 4.7, specifically including the notice requirements and restrictions set forth below. Tenant's use of the substances referenced in Exhibit F may be referred to herein as "TENANT'S HS USE".

               (3) Control of HS Hazards.

                      (a) Plans for Designated HS Areas. Tenant shall use, store, or otherwise manage HS only in areas designated by Tenant for such use ("DESIGNATED HS AREAS"). Prior to commencement of Tenant's HS Use on the Premises, and prior to modification of or addition to any Designated HS Areas, Tenant shall provide Landlord with written plans (such as architectural or engineering plans) regarding the design and planned operation of the Designated HS Areas. The plans shall include descriptions of the types and quantities of HS that will be used, stored, or otherwise managed in Designated HS Areas, the maximum design capacity of each Designated HS Area and descriptions of all equipment and structures that will be used to control environmental, health, and safety hazards associated with the HS, including, for example, secondary containment structures and air pollution control equipment. Tenant will also provide copies of all permits and other approvals required to be obtained to lawfully operate Tenant's business and Hazardous Substances on the Premises.

                      (b) Commencement of Tenant's HS Use. Tenant shall not commence Tenant's HS Use until Landlord has approved the plans submitted by Tenant pursuant to subparagraph (a) above, which approval shall not be unreasonably withheld or delayed. Landlord may (but without any obligation to do so) condition its approval upon Tenant's taking such measures as Landlord, at its reasonable discretion, deems necessary to protect itself, the public, the Premises, the Center, and the environment against damage, contamination, injury, and/or liability, including, but not limited to the installation (and, at Landlord's option, removal on or before Lease expiration or earlier termination) of reasonably necessary protective equipment, structures, or modifications to the Premises. Tenant's plans shall be deemed approved, however, if Tenant's plans comply with the requirements of subparagraph (a) and the minimum standards set forth on Exhibit F-1.

                      (c) Modification/Expansion of Designated HS Areas. Tenant shall not modify or add to the Designated HS Areas until Landlord has approved the plans submitted by Tenant pursuant to subparagraph (a) above for the modification or addition, which approval shall not be unreasonably withheld or delayed. Tenant's plans shall be deemed approved, however, if Tenant's plans for the modification or addition comply with the requirements of subparagraph (a) and the minimum standards set forth on Exhibit F-1.

               (4) Notice of HS Use. Tenant shall notify the Landlord in writing at least five (5) business days prior to any of the following:

                      (a) the date Tenant first commences Tenant's HS Use on the Premises; or

                      (b) the date Tenant commences to store or use any Hazardous Substance which is not listed on Exhibit F (a "NEW HS"), if the quantity of the New Hazardous Substance exceeds either (i) 55 gallons of liquid, 500 pounds of solid, 200 cubic feet of compressed gas at standard temperature and pressure, or (ii) the applicable Threshold Planning Quantity listed in 40 CFR Part 355.

        After receipt of a notice pursuant to subparagraph (b) above, if Tenant's use of the New HS in the Premises is materially more dangerous than Tenant's use of Hazardous Substances listed on Exhibit F, Landlord may require Tenant to obtain a policy of pollution liability insurance in a commercially reasonable form and amounts and with such insurer as may be reasonably approved by Landlord. For any insurance policy requirement, Landlord shall be named as an additional insured under such policy. Tenant shall deliver a certificate of any insurance required prior to bringing the Hazardous Substance into the Premises and Tenant shall maintain such insurance in effect until the closure requirements set forth in subparagraph (H) below have been satisfied or the New HS use ceases.

               (5) Contents of New HS Notice. Each notice of a New HS shall specify the names and quantities of any New HS that Tenant intends to place on the Premises which exceeds the quantities described in subparagraph 4(b) above together with a copy of all permits and other approvals required to be obtained to lawfully use, store, or otherwise manage the New HS on the Premises. Tenant's notice shall also provide Landlord with information regarding the Designated HS Areas where the New HS will be used, stored, or otherwise managed, the new aggregate quantities of all Hazardous Substances in Designated HS Areas, and the maximum design capacities of the Designated HS Areas (if changed or modified from the Designated HS Areas as initially approved consistent pursuant to Section 4.7(B)(3)(b) above).

               (6) Increase in HS Quantities. If, at any time during the Term, Tenant intends to increase the quantity of existing Hazardous Substances and/or add New HS such that the aggregate quantity of all Hazardous Substances in any Designated HS Area on the Premises exceeds the maximum design capacity for the Designated HS Area, Tenant shall not increase quantities or add New HS until Landlord has consented to the modification of or addition to the Designated HS Areas, pursuant to Section 4.7(B)(3)(c) above.

               (7) Restrictions on Quantity or Use of HS. Notwithstanding any other provision of this Lease, but subject to Tenant's right to engage in a Permitted Use consistent with the standards of Exhibit F-1, Tenant's use of Hazardous Substances at the Premises is subject to the following restrictions:

                (a) Tenant shall not, without Landlord's consent, use any HS in quantities such that Tenant would be subject to requirements for preparation of a Risk Management Plan, as set forth in 40 CFR Part 68 (as such requirements exist on the date of execution of this Lease without regard to amendments which may be enacted after the date hereof) and such HS use is materially more dangerous than the HS use presently being carried on by Tenant.

                (b) Tenant shall not, without Landlord's consent, use any HS which emits odors unless the odors can be controlled to the extent they are not present at objectionable levels in any areas exterior to the Premises that are accessible to other tenants of the Center or the general public. In the absence of any legal thresholds for identifying objectionable odors, other odor standards may be used, provided they are generally accepted as being scientifically valid.

                (c) Tenant shall not, without Landlord's consent, use any HS in a manner that would result in "Significant Emissions". SIGNIFICANT EMISSIONS are defined as air emissions originating from the Premises for which under applicable federal or state law (i) notices or warnings must be given to other occupants of the Center or the general public based upon their proximity to the Building, as opposed to entry therein, or (ii) other occupants of the Center or the general public must receive special training and/or use personal protective equipment.

        C. PLANS/REPORTS: Within ten (10) days after Tenant submits the same to any governmental authority, Tenant shall provide Landlord with copies of all hazardous materials business plans, permits and all other plans, reports and correspondence pertaining to storage/management of Hazardous Substances at the Premises, except waste manifests and routine monitoring reports.

        D. DUTY TO INFORM LANDLORD: If Tenant knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises or Building or Center, other than as previously permitted or consented to by Landlord or there has been a spill, release or discharge of any Hazardous Substances in the Premises (other than discharges permitted, authorized or otherwise approved by the applicable governmental agencies regulating the same), Tenant shall immediately give Landlord written notice thereof, together with a copy of any statement, report, notice, registration, application, permit, business plan, license, claim, action, or proceeding given to, or received from, any governmental authority or third party concerning the presence, spill, release, discharge of, or exposure to, such Hazardous Substance including but not limited to all such documents as may be involved in any Reportable Use involving the Premises. Tenant shall not cause or permit any Hazardous Substance to be spilled or released in, on, under or about the Premises (including, without limitation, through the plumbing, storm, or sanitary sewer system).

        E. INDEMNIFICATION: Tenant shall indemnify, protect, defend and hold Landlord, its agents, employees, lenders, and the Premises and Center, harmless from and against any and all damages, liabilities, judgments, costs, claims, liens, expenses, penalties, loss of permits and attorneys' and consultants' fees arising out of or involving any Hazardous Substance to the extent brought into the Premises and/or Center by or for Tenant, its employees, agents or contractors. Tenant's obligations under this Section 4.7(E) shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Tenant, and, except as otherwise provided in Section 4.7(G), the cost of investigation (including reasonable consultants' and attorneys' fees and testing), removal, remediation, restoration and/or abatement thereof, or of any contamination therein involved, and shall survive the expiration or earlier termination of this Lease. No termination, cancellation or release agreement entered into by Landlord and Tenant shall release Tenant from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Landlord in writing at the time of such agreement.

        F. TENANT'S COMPLIANCE WITH REQUIREMENTS: Tenant shall, at Tenant's sole cost and expense fully, diligently and in a timely manner, comply with all "LEGAL REQUIREMENTS", which term is used in this Lease to mean all laws, rules, regulations, ordinances, directives, covenants, easements and restrictions of record, permits, the requirements of any applicable fire insurance underwriter or rating bureau, relating in any manner to the Premises or Center (including but not limited to matters pertaining to (i) industrial hygiene, (ii) environmental conditions on, in, under or about the Premises, including soil and groundwater conditions, and (iii) the use, generation, manufacture, production, installation, maintenance, removal, transportation, storage, spill or release of any Hazardous Substance, which foregoing (ii) and (iii) Legal Requirements may be referred to as "APPLICABLE HS REQUIREMENTS"), now in effect or which may hereafter come into effect. Tenant shall, within twenty (20) business days after receipt of Landlord's written request made from time to time, provide Landlord with copies of all documents and information, including but not limited to permits, registrations, manifests, applications, reports and certificates, evidencing Tenant's compliance with all Applicable HS Requirements specified by Landlord, and shall within five (5) business days after receipt, notify Landlord in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving failure by Tenant or the Premises to comply with any Legal Requirements. Tenant shall be obligated to disclose to Landlord which Hazardous Substances are used at the Premises and how such Hazardous Substances are being handled (but in no event shall Tenant be required to disclose information regarding formulations or manufacturing processes or procedures related to such Hazardous Substances) notwithstanding that such information may be proprietary information or a trade secret. Landlord agrees to keep as confidential all such proprietary information delivered to Landlord (including, without limitation, Exhibit F) and which Tenant designates in writing as confidential, provided that Landlord may disclose the same when required by law or in litigation between Landlord and Tenant regarding such information or to Landlord's lenders or to prospective purchasers provided such parties have also agreed to keep the same confidential.

        G. COMPLIANCE WITH LAW GOVERNING HAZARDOUS SUBSTANCES: Landlord, Landlord's agents, employees, contractors and designated representatives, and the holders of any mortgages, deeds of trust or ground leases on the Premises ("LENDERS") shall have the right to enter the Premises at any time in case of an emergency, and otherwise at reasonable times (but not more often than annually for inspection of Tenant's "clean room" on the Premises, if any, or more often than quarterly for inspection of other parts of the Premises), and upon no less than 10 days' notice, unless an emergency exists, for the purpose of inspecting the condition of the Premises and for verifying compliance by Tenant with this Lease and all Legal Requirements, and Landlord shall be entitled to employ experts and/or consultants in connection therewith (provided that such experts and/or consultants are not engaged in a business competitive with Tenant, or consult or give advice to any competitor of Tenant listed on Exhibit I) to advise Landlord with respect to Tenant's activities, including but not limited to Tenant's installation, operation, use, monitoring, maintenance, or removal of any Hazardous Substance on or from the Premises ("LANDLORD'S CONSULTANTS"). Prior to engaging any Landlord's Consultants, Landlord shall provide Tenant with written notice of the name of the proposed consultant and Tenant shall have five
(5) business days to object to the engagement based upon Tenant's reasonable belief that engagement of the particular individual as Landlord's Consultant, and the consequent access to Tenant's facilities and proprietary information and trade secrets, could result in competitive injury to Tenant. Landlord shall not engage with a consultant as to whom Tenant has objected. Tenant shall cooperate with Landlord's Consultants inspecting the Premises, including responding to interviews (for a time period not to exceed four (4) hours for the initial site visit and two (2) hours for site visits thereafter).

Landlord's Consultants shall at all times be escorted by Tenant, unless Tenant agrees otherwise. This and all rights to enter except in the event of an emergency are subject to Landlord, Landlord's agents, employees, contractors, designated representatives, prospective purchasers and/or Lenders, as the case may be, executing Tenant' s standard non-disclosure agreement in the form attached hereto as Exhibit H. The costs and expenses of any such inspections shall be paid by the party requesting same and in no event shall be borne by or passed along to Tenant unless requested by Tenant, subject only to the proceeding sentence. If the inspection is performed due to a violation of Applicable HS Requirements, Tenant shall, upon request, reimburse Landlord or Landlord's Lender, as the case may be, as additional rent, for the costs and expenses of such inspections.

        H. CLOSURE REQUIREMENTS: Prior to any termination of the Lease, Tenant, at its sole cost and expense (except as to those costs and expenses arising out of actions undertaken by Landlord or by a third party on behalf of Landlord), shall satisfy the following closure requirements with respect to the Hazardous Substances Tenant has used in the Premises during the Term:

               (1) Comply with all applicable federal, state and local closure requirements with respect to Hazardous Substances;

               (2) Prepare a closure plan (the "CLOSURE PLAN") that specifies the final disposition of all Hazardous Substances and equipment which may be contaminated with Hazardous Substances; cleaning and decontamination activities, and confirmation sampling (e.g. wipe samples, soil/ground water samples and/or indoor air quality samples, to the extent warranted by the site conditions then existing).

               (3) At least sixty (60) days prior to the Lease termination, provide to Landlord a copy of the Closure Plan for review and reasonable approval. Landlord may, after consultation with Tenant, require modification of the Closure Plan to include additional activities, including sampling activities, if the site conditions indicate that there is a reasonable probability that "Significant Residual Contamination" is present. SIGNIFICANT RESIDUAL CONTAMINATION shall mean residual contamination which: (i) exceeds standards or guidance levels typically used by regulatory agencies in California for evaluating potential threats to human health or the environment; or (ii) would result in notification requirements under applicable state law of potential health risks to individuals on the Premises, other tenants of the Center, and/or the general public; or (iii) would result in potential environmental liability to Tenant or Landlord; or (iv) would result in the need for conducting any type of additional decontamination activities prior to leasing the Premises to a new tenant. If Landlord fails to request modification of the Closure Plan within ten (10) business days after its receipt thereof, Tenant's Closure Plan shall be deemed accepted.

               (4) Notify Landlord of closure schedule and allow access to Landlord and/or Landlord's Consultants for inspections prior to commencing and following completion of the cleaning/decontamination activities.

               (5) Notify Landlord of all sample analysis results, if any. Landlord may require additional closure activities if sampling results disclose Significant Residual Contamination.

               (6) Prepare and provide to Landlord closure report documenting closure activities consistent with the Closure Plan and sample results, if any, following completion of all closure activities.

               Closure shall be deemed to be complete upon Landlord's reasonable approval of the closure report and, if applicable, Landlord's receipt of a copy of the written closure approval from the local environmental agency with jurisdiction over the Hazardous Substances at the Premises.

        I. SURVIVAL OF OBLIGATIONS: Tenant's obligations under this Section 4.7 shall survive the termination of this Lease.

               See Addendum A-4.7.

4.8 DECLARATION. Tenant acknowledges and agrees that this Lease shall be subject to and subordinate to a Declaration of Covenants, Conditions and Restrictions which will be recorded prior to the Delivery Date in the

Official Records of Alameda County, California, which, together with all amendments from time to time, are collectively referred to as the "DECLARATION". A true and correct copy of the Declaration is attached hereto as Exhibit G. Tenant agrees to be bound by and comply with all provisions of the Declaration. Upon recordation, Landlord shall deliver a copy of the recorded Declaration to Tenant.

               See Addendum A-4.8.

                  ARTICLE 5. LETTERS OF CREDIT/SECURITY DEPOSIT

        5.1 In order to secure the prompt and faithful performance by Tenant of all of the obligations of this Lease to be kept and performed by Tenant, upon execution of this Lease Tenant shall deliver to Landlord unconditional, clean, irrevocable, standby Letters of Credit (the "LETTER OF CREDIT") in the amounts specified in Paragraph 1(c) above.

        5.2 Following the occurrence of an Event of Default under this Lease by Tenant, Landlord may (but shall not be required to) use, apply or retain all or any part of said Letters of Credit for the payment of any rent or any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of the Event of Default by Tenant, or to compensate Landlord for any other loss or damage which Landlord has suffered or may suffer by reason of Tenant's Event of Default. If any portion of said Letters of Credit is so used, applied or retained, prior to the date that the second payment of monthly rent is due after the date of such application, Tenant shall either increase the Letters of Credit to an amount sufficient to restore each to its original sum or pay to Landlord a cash security deposit in the amount which was applied (e.g. if the Landlord uses the Letter of Credit for payment of an overdue installment in March, Tenant shall restore the Letter of Credit amount or pay the required cash deposit to Landlord prior to May 1). Tenant's failure to do so shall constitute an Event of Default of this Lease, and Landlord may, without any further notice, exercise its remedies specified in
Article 25 hereof.

        5.3 Provided that on the applicable adjustment date no Event of Default exists nor has one occurred during the preceding twelve (12) month period, the Letter of Credit amounts shall be adjusted as follows:

        (a) As of the last day of each of the first five (5) Lease Years, the amount of each Letter of Credit shall be reduced by ten percent (10%) of the original amount of such Letter of Credit,

        (b) As of the last day of the sixth (6th) Lease Year the amount of each Letter of Credit shall be reduced by twenty-five percent (25%) of the original amount of such Letter of Credit,

        (c) As of the first day of the eighth (8th) Lease Year Tenant may substitute for all outstanding Letters of Credit then in effect either a cash security deposit equal to two (2) months of then existing Rent for the Premises or a new Letter of Credit in the amount of two (2) months' Rent. The substitute security shall be retained until the end of the Term. Landlord shall not be required to keep any cash security deposit separate from its general funds and is in no event to be deemed a trustee thereof, and Tenant shall not be entitled to interest on any sums deposited or redeposited under this Article 5 and the same shall be subject to the provisions of Sections 5.2 and 5.5, and

        (d) If the requirements for an adjustment are not met on any adjustment date, that date and each subsequent adjustment date (as the same may be deferred pursuant to this subparagraph (d)) shall be deferred on a month-by-month basis until the requirements are satisfied. (For example if the first adjustment date at the end of the fourth Lease Year was deferred for ninety days, all adjustment dates thereafter would also be deferred for ninety (90) days).

        (e) Notwithstanding and without limiting or affecting the foregoing, at any time during the Term upon Tenant's written request to Landlord, submitted with evidence reasonably satisfactory to Landlord that Tenant has satisfied the financial criteria set forth below for two (2) consecutive calendar years and provided that no Event of Default then exists nor has one occurred during the twelve (12) month period preceding Tenant's request, Tenant may substitute for all outstanding Letters of Credit then in effect a cash security deposit or new letter of credit equal to four (4) months of the then existing Rent for the Premises. The cash deposit shall be held on the terms set forth in subsection
(c) above and as of the eighth (8th) Lease Year shall be subject to reduction as provided in that subsection. Such substitution shall be effective upon written notice to Landlord together with reasonable evidence that the criteria have been satisfied for the required period. The financial criteria referred to above are as follows: (i) Tenant's Net Worth (defined as total assets less total liabilities less unamortized intangible assets less goodwill) shall be at least $90,000,000, (ii) Tenant's Current Ratio (defined as current assets divided by current liabilities) shall be at least 1.5:1, and
(iii) Tenant shall have positive annual earnings before income taxes, depreciation and amortization expenses.

        5.4 All Letters of Credit required herein shall be on the following additional terms and conditions:

        (a) Letters of Credit shall be payable on sight with the bearer's draft issued by and drawn on a major bank or other financial institution which is defined by ICC Publication 500 as empowered to issue Documentary credits and Standby Letters of Credit (the "ISSUING BANK") of Tenant's selection, subject to Landlord's reasonable approval. Landlord hereby approves Imperial Bank as an acceptable issuing bank. Each Letter of Credit shall state that it shall be payable against sight drafts presented by Landlord, accompanied by Landlord's statement that such drawing is in accordance with the terms and conditions of this Lease; no other document or certification from Landlord shall be required to negotiate the Letter of Credit. Landlord may designate any bank as Landlord's advising bank for collection purposes and any sight drafts for the collection of the Letter of Credit may be presented by the advising bank on Landlord's behalf.

        (b) Each Letter of Credit shall be for a term of one (1) year and shall be substantially in the form of Exhibit D attached hereto. The Letter of Credit shall provide for its automatic extension for additional one year periods (subject to any reduction pursuant to Section 5.3 above, if applicable) unless the issuing bank notifies Landlord not less than sixty (60) days prior to its then expiration date that the Letter of Credit will not be extended. However, if the issuing bank notifies Landlord that the Letter of Credit will not be so extended, Landlord shall be entitled to draw against the Letters of Credit in the amount of the entire amount which remains unpaid. The fee for the maintenance of the Letters of Credit shall be at Tenant's sole cost and expense.

        (c) Following the occurrence of an Event of Default by Tenant under this Lease, Landlord shall be entitled to draw against the Letters of Credit in the amount required to cure Tenant's Event of Default.

        (d) If an Event of Default has occurred and remains uncured, Landlord shall not be required to exhaust its remedies against Tenant before having recourse to the Letters of Credit or to any other form of security held by Landlord or to any other remedy available to Landlord at law or in equity. Notwithstanding anything to the contrary herein, Landlord confirms and agrees that it will draw upon the Letter of Credit for any monetary Event of Default prior to taking any action to terminate the Lease by reason of such Event of Default. If the proceeds of Landlord's draw upon the Letter of Credit satisfies the monetary Event of Default and Tenant restores the Letter of Credit amount or pays a cash security deposit to Landlord as required in Section 5.2 above, Landlord shall have no further right to terminate this Lease by reason of such Event of Default.

        (e) Each Letter of Credit shall be transferable. In the event of any sale, assignment or transfer by Landlord of its interest in the Premises or this Lease, Landlord shall have the right to assign or transfer the Letters of Credit to its grantee, assignee or transferee, and thereupon Landlord shall be discharged from any further liability with respect thereto and Tenant shall look solely to such grantee, assignee or transferee for the return of the Letters of Credit. The provisions of the preceding sentence shall likewise apply to any subsequent transferees. The first transfer shall be at no charge to Landlord. Any transfers of the Letters of Credit thereafter shall be at Landlord's expense.

        5.5 If Tenant shall have fully satisfied all of its obligations under this Lease, both of the Letters of Credit shall be returned to Tenant within thirty (30) days after the termination of this Lease. If upon the expiration or termination of this Lease Tenant has not satisfied all of its obligations under this Lease, including but not limited to the requirements of Section 4.7 and
Article 11 herein regarding Tenant's surrender of the Premises, then Landlord may draw down the Letters of Credit and may apply the amounts drawn toward the costs for the cleaning and/or repair and/or restoration of the Premises or the costs associated with Tenant's failure to perform other obligations. In the event Landlord's interest in this Lease is sold or otherwise terminated, Landlord shall have the right to transfer said Letters of Credit to its successor in interest.

                              ARTICLE 6. UTILITIES

        6.1 Tenant, at its own cost and expense, shall pay for all water, gas, heat, electricity, garbage disposal, sewer charges, telephone, and any other utility or service charge related to its occupancy of the Premises, including but not limited to any hook- up charges. Utilities will be separately metered to the Premises. Tenant acknowledges that all water used with respect to the landscaping on Parcel 3 and the electricity for all outdoor lighting on Parcel 3 will be metered through the water and electrical meters for the Premises and billed directly by Tenant. Tenant will not be responsible for such expenses with respect to any other parcels in the Center.

        6.2 Except to the extent arising out of Landlord's negligence or willful misconduct, Landlord shall not be liable in damages, consequential or otherwise, nor shall there be any rent abatement, arising out of any interruption or reduction whatsoever in utility services (i) which is due to fire, accident, strike, governmental authority, acts of God, acts of other tenants or other third parties, or other causes beyond the reasonable control of Landlord or any temporary interruption in such service, and (ii) which is necessary to the making of alterations, repairs, or improvements to the Center, or any part of it (all of which shall be conducted pursuant to Article 9), or (iii) to comply with energy conservation measures mandated by a governmental agency having jurisdiction over the Center.

                         ARTICLE 7. REAL PROPERTY TAXES

        7.1 Tenant shall pay as Additional Rent all "Taxes" (as hereinafter defined) which may be levied, assessed or imposed against or become a lien upon Parcel 3, the tax parcel upon which Building 3 is located, which will be separately assessed. The term "TAXES" shall mean and include real estate taxes, assessments (special or otherwise), including impositions for the purpose of funding special assessment districts, water and sewer rents, rates and charges (including water and sewer charges which are measured by the consumption of the actual user of the item or service for which the charge is made) levies, fees (including license fees) and all other taxes, governmental levies and charges of every kind and nature whatsoever (and whether or not the same presently exist or shall be enacted in the future) which may during the term be levied, assessed, imposed, become a lien upon or due and payable with respect to, out of or for the Parcel 3 or any part thereof, or of any land, building or improvements thereon, or the use, occupancy or possession thereof; and imposed or based upon or measured by the rents receivable by Landlord for the Parcel 3, including gross receipts taxes, business taxes, business and occupation taxes.

        "TAXES" shall also include interest on installment payments and all costs and fees (including reasonable attorney's and appraiser's fees) incurred by Landlord in contesting Taxes and negotiating with public authorities as to the same. Taxes shall not include, however, any franchise, estate, inheritance, corporation, transfer, net income, excess profits tax or any assessments levied by the Association pursuant to the Declaration. Association assessments shall be payable pursuant to the provisions of Section 10.4.

        7.2 Tenant shall pay the Taxes with respect to any tax fiscal year during the term hereof. Landlord's estimate of Tenant's initial tax payment for Parcel 3 is that amount set forth in Paragraph 1(e) above.

        7.3 Commencing with the Commencement Date, Tenant shall pay Landlord monthly, with each payment of monthly Base Rent, the amount computed in accordance with Paragraph 1(e) above as an impound toward the Taxes. Tenant's actual obligation for Taxes shall be determined and computed by Landlord not less often than annually and at the time each such computation is made, Landlord and Tenant shall adjust for any difference between impounded amounts and Tenant's actual share. Tenant shall pay Landlord any deficiency (or Landlord shall pay Tenant any surplus) within thirty (30) days after receipt of Landlord's written statement. At the time of each such computation, Landlord may revise the monthly payment for Taxes set forth in Paragraph 1(e) above by written notification to Tenant. Tenant shall pay its share of Taxes during each year of the Lease Term. Landlord shall furnish Tenant with a copy of the tax bills for the Parcel 3 supporting the amounts charged to Tenant by Landlord.

        7.4 If this Lease shall terminate on any date other than the last day of a tax fiscal year, the amount payable by Tenant during the tax fiscal year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of said tax fiscal year to and including said termination date bears to 365. The obligation of Tenant under this Article 7 shall survive the termination of this Lease.

                     ARTICLE 8. CONSTRUCTION AND ACCEPTANCE

        8.1 Landlord at its sole cost and expense shall construct "LANDLORD'S WORK" as described in Exhibit C attached hereto and incorporated by reference herein. Tenant shall construct "TENANT'S WORK" as specified in Exhibit C and Landlord shall provide a Tenant Improvement Allowance in the amount specified in Paragraph 1(i) to be applied to the cost of the Tenant Improvements constructed by Tenant. If the actual cost of such Tenant Improvements exceeds the Tenant Improvement Allowance, all excess costs shall be at Tenant's sole cost and expense. If the cost is less than the Tenant Improvement Allowance, the balance of the Tenant Improvement Allowance shall be applied to the cost of any Special Tenant Improvements described in Exhibit C, or if none are specified, to the cost of Tenant Improvements under any then existing lease between Landlord and Tenant for other premises in the Center. Landlord agrees to notify Tenant at least ten (10) days prior to the date Landlord anticipates substantial completion of the Base Building portion of Landlord's Work as set forth in Exhibit C ("BASE BUILDING WORK"). The "DELIVERY DATE" for the Premises shall be the date upon which (i) Landlord has substantially completed the Base Building Work, as evidenced by a written certificate of substantial completion issued by Landlord's architect, and (ii) the parking areas on Parcel 3 shall have been substantially completed and all interior roadways designated on the Site Plan which provide ingress and egress to the Premises and to such parking areas shall be paved and accessible from the public roads. The remaining Landlord's Work shall be substantially completed on or before the Rent Commencement Date. As used herein, "SUBSTANTIAL COMPLETION" shall mean completed, except for minor punch list items which do not interfere with Tenant's ability to complete its improvements. The condition of the Premises in compliance with the requirements set forth in items (i) and (ii) above may sometimes be referred to herein as the "DELIVERY CONDITION."

        8.2 Following delivery of the Premises to Tenant in the Delivery Condition, Tenant shall diligently proceed to complete Tenant's Work, including any Special Tenant Improvements and such other work as it may deem necessary for the conduct of its business in the Premises. Prior to commencing Tenant's Work, Tenant shall submit to Landlord for approval plans and specifications prepared by an architect selected by Tenant, which plans shall be subject to Landlord's prior reasonable approval. Once Tenant's plans are approved by Landlord, Tenant's contractors (which shall also be subject to prior reasonable approval by Landlord) shall obtain all necessary permits for the work set forth in the Approved Tenant Plans (the "TENANT'S WORK") and proceed to complete Tenant's Work in compliance with all applicable governmental requirements.

        8.3 Within thirty (30) days following the Delivery Date, and within thirty (30) days following the date of substantial completion of Landlord's Work, Landlord and Tenant shall mutually prepare a punch list of items to be corrected in the Base Building Work and other Landlord's Work, respectively, including any defects or non-conformance in Landlord' s construction. Landlord shall cause its contractors to promptly complete all punch list items. Landlord's Work shall also be under warranty by Landlord's contractors for a period of one (1) year. Landlord hereby assigns to Tenant all warranties and guaranties received by Landlord from its contractors with respect to the Tenant Improvements and Special Tenant Improvements (if any). If Landlord's contractors shall fail to complete any punch list items within the 90-day period following completion of the punchlist, and such failure continues after notice from Tenant and the cure period provided in Article 24, Tenant may at its option (but shall not be obligated to) complete the required work at Landlord's cost. Landlord shall pay to Tenant within thirty (30) days the amount shown on any statement describing the necessary work completed by Tenant accompanied by the invoices for such work.

        8.4 Landlord will cause its contractors to complete the Base Building Work with all commercially reasonable diligence and to deliver the Premises in Delivery Condition on or before October 1, 2001. If the Delivery Date has not occurred by December 1, 2001 due to a Landlord Delay (as defined in Exhibit C), Tenant shall be entitled to a rent credit of one day's Base Rent for each of the first thirty (30) days that Tenant's substantial completion of the Tenant Improvements is delayed beyond June 30, 2002 due to the Landlord Delay, and a rent credit of two day's Base Rent for each of the next thirty (30) days of such delay. Further, if the Delivery Date has not occurred on or before February 1, 2002 due to a Landlord Delay, Tenant shall have the right as its sole remedy to terminate this Lease without penalty by delivering written notice to Landlord within thirty (30) days thereafter and prior to the date the Delivery Date has occurred. In the event of such termination, Landlord shall return to Tenant all amounts paid to Landlord for the Special Tenant Improvements (as defined in Exhibit C), Tenant's project management fees and the cost of any Tenant Improvements and Special Tenant Improvements (if any) constructed by Tenant in the Premises. Pursuant to the terms of Exhibit C, all time periods referenced above with respect to delivering the Premises to Tenant shall be extended by the number of days of any delay due to Tenant's Delay (as defined in Exhibit C) and/or Force Majeure (as defined in
Section 32.8 hereafter).

        8.5 After the Premises has been constructed, Landlord's architect shall measure the gross leasable area of Building 3 and shall certify to Landlord such measurement in writing. The GLA so certified will be deemed to be the GLA of the Premises for all purposes of this Lease. To compute the Premises GLA, Building 3 shall be measured to the drip line. The initial monthly Base Rent, estimated tax and operating expense payments, the Letter of Credit amounts set forth in
Article 1 and the Tenant Improvement Allowance were based on an estimated GLA of 38,087 square feet. In the event that the Premises GLA as determined pursuant this Section 8.4 is different from the estimated GLA (which difference shall be certified by Landlord's architect and approved by Tenant), the Base Rent, estimated payments, Letter of Credit and Tenant Improvement Allowance amounts set forth in Article 1 shall be adjusted accordingly.

        8.6 In the event that Landlord, at its sole option, permits Tenant to take possession of the Premises prior to the Delivery Date for the purpose of constructing its Tenant Improvements, such possession shall be on all the terms and conditions of this Lease except for payment of Rent, specifically including the insurance and indemnity provisions in Articles 14 and 16. In the event that Landlord notifies Tenant that Tenant's early possession is causing a delay in Landlord's Work, Tenant shall promptly cease its construction activities and cause its contractor to remove its personnel, subcontractors and equipment from Premises until the Delivery Date or earlier date acceptable to Landlord.

                       ARTICLE 9. REPAIRS AND MAINTENANCE

        9.1 Landlord, at its sole cost and expense, shall be responsible for the repair, maintenance and, if necessary, replacement of the structural elements, the roof structure, foundation and the structural integrity of floor slabs of Building 3, provided that Tenant shall pay for the cost of any such repairs to the extent occasioned by the negligent act, omission or willful misconduct of Tenant, its agents, employees, invitees, licensees or contractors, or by the construction of Tenant Improvements by Tenant, but only to the extent such cost is in excess of any proceeds received by Landlord from the insurance for Building 3 maintained by Landlord pursuant to Section 14.2.

        9.2 Subject to reimbursement by Tenant as provided in Article 10 hereof, Landlord shall keep and maintain in good repair (including replacement as necessary), the roof covering and the exterior surfaces of the exterior walls and window frames of Building 3 (exclusive of doors, door frames, door checks and other entrances and windows), all Outdoor Areas (defined in Section 10.1) on Parcel 3, all Shared Areas (as defined in the Declaration) for the use of Parcel 3 and all systems (including sewer, gas, electrical and water lines) serving the Premises to the point of connection to Building 3. Tenant shall give Landlord prompt written notice of any damage to the Premises requiring repair by Landlord.

        9.3 Except to the extent of Landlord's obligations provided in Sections
9.1 and 9.2 hereof, Tenant shall, at its expense, keep and maintain the Premises and every part thereof in good order, condition and repair, including, without limiting the generality of the foregoing, all equipment or facilities specifically serving the Premises, such as plumbing, heating, air conditioning, ventilating, electrical, lighting facilities, boilers, fired or unfired pressure vessels, fire hose connections if within the Premises, fixtures, interior walls, interior surfaces of exterior walls, ceilings, floors, windows, doors, plate glass, and skylights. Notwithstanding the foregoing, Tenant shall not be required to make any such repairs to the extent occasioned by the negligent act or omission or willful misconduct of Landlord, its agents, employees, or contractors. Tenant shall keep its sewers and drains open and clear to the perimeter of the Premises, and shall keep the hallways and/or sidewalks and common areas adjacent to the Premises clean and free of debris created by Tenant. Tenant shall reimburse Landlord on demand for the cost of damage to the Premises, Building 3 or Landlord's Parcels caused by Tenant or its employees, agents, customers, suppliers, shippers, contractors, or invitees which is in excess of any proceeds received by Landlord from the insurance for Building 3 maintained by Landlord pursuant to Section 14.2. If Tenant shall fail to comply with the foregoing requirements within ten (10) days after notice from Landlord, Landlord may (but shall not be obligated to) effect such maintenance and repair, and the cost thereof together with interest thereon at the Interest Rate (defined below) shall be due and payable as Additional Rent to Landlord within thirty (30) days following receipt of Landlord's written statement of such costs.

               See Addendum A-9.3.

        9.4 Tenant in keeping the Premises in good order, condition, and repair shall exercise and perform good maintenance practices including obtaining, at its expense, a contract for the repair and maintenance of the air conditioning and heating system, if any, exclusively serving the Premises and provide Landlord with a copy of said contract within thirty (30) days after Tenant takes possession of the Premises. The contract shall be for the benefit of Landlord and Tenant and in a form and placed with a licensed contractor satisfactory to Landlord. Tenant obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, except to the extent of Landlord's obligations expressly set forth in this Lease.

        9.5 Tenant shall not make any exterior or structural alterations, changes or improvements in or to Building 3 or material modifications to any of the Base Building operating systems without first obtaining Landlord's prior written consent (which may be withheld by Landlord in its sole discretion as to exterior alterations, and which shall not be unreasonably withheld or delayed with respect to structural or Base Building system modifications), and all of the same shall be at Tenant's sole cost. Landlord's consent shall not be required for any interior cosmetic alterations or alterations not affecting Base Building exterior, structure or systems as referenced above, or for any alterations, changes, replacements or improvements to any interior nonstructural Special Tenant Improvements or any other elements of Tenant's Work; provided that Tenant shall obtain required permits and comply with all other Legal Requirements and all requirements of Article 8 and Exhibit C regarding construction by Tenant and shall notify Landlord not less than ten (10) days prior to commencing any such alterations to give Landlord an opportunity to post a notice of non-responsibility. Landlord may impose as a condition of its consent (when required) such requirements as Landlord, in its reasonable discretion, may deem necessary, including but not limited to, the requirement that Tenant utilize for such purposes only contractors, materials, mechanics and materialmen approved by Landlord, and that good and sufficient plans and specifications be submitted to Landlord at such times as its consent is requested. Further, Landlord's consent to any alteration which Tenant proposes to make after the Commencement Date shall designate by written notice to Tenant any of the alterations, additions and improvements (collectively, "ALTERATIONS") which Landlord will require Tenant to remove at the expiration or termination of the Lease and those Alterations (if any) which Tenant is not permitted to remove. If Landlord so designates, Tenant shall prior to the expiration of the Term promptly remove the Alterations designated to be removed and repair all damage caused by such removal at its cost and with all due diligence, and shall surrender the Premises with all Alterations which Tenant is required to leave. Unless Landlord designates as a condition to granting its consent to any Alterations that removal by Tenant is required or prohibited, Tenant shall have the right, but not the obligation to remove from the Premises the Alterations for which consent was obtained so long as Tenant promptly repairs any damage resulting from such removal. Except as otherwise expressly provided herein, all Alterations made by Tenant (specifically excluding Tenant's furniture, trade fixtures and equipment) shall become the property of Landlord and a part of the realty and shall be surrendered to Landlord upon the expiration or sooner termination of the Term hereof.

               See Addendum A-9.5.

                   ARTICLE 10. OPERATING AND MAINTENANCE COSTS

        10.1 All Common Areas in the Center shall be operated and maintained by the Association pursuant to the Declaration. The term "COMMON AREAS" as used in this Lease shall include all areas in the Center defined as Common Areas in the Declaration. Landlord agrees to operate and maintain or cause to operated and maintained during the term of this Lease all "Outdoor Areas" on Parcel 3. The term "OUTDOOR AREAS" as used in this Lease shall include all areas on each of Landlord's Parcels which are not Common Areas, or areas covered by buildings ("BUILDING AREAS") and are provided by Landlord for the convenience and exclusive use of tenants of each of Landlord's Parcels, their respective employees, customers, suppliers, shippers, contractors, and invitees.

        10.2 The manner and method of operation, maintenance, service and repair of the Common Areas and the expenditures therefore, shall be determined in accordance with the provisions of the Declaration. The manner and method of operation, maintenance, service and repair of the Outdoor Areas shall be determined by Landlord and at minimum shall be comparable to similar projects in the general vicinity of the Center and shall be in accordance with all Legal Requirements. Except as otherwise expressly provided herein, Landlord reserves the right from time to time to make changes in, additions to and deletions from the Outdoor Areas and/or Common Areas including without limitation changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas, walkways and utility raceways and the purposes to which they are devoted. Notwithstanding the foregoing, in no event shall Landlord make or permit any modifications to Landlord's Parcels which materially and adversely affect Tenant's access to or from Parcel 3 as shown on Exhibit A or which would reduce the number of exclusive parking spaces on Parcel 3 available to Tenant, its agents, employees or contractors.

        10.3 Tenant agrees to comply with such reasonable rules and regulations as the Association may adopt from time to time for the orderly and proper operation of the Common Areas. Tenant further agrees to comply with and observe all reasonable rules and regulations established by Landlord from time to time for use of the Outdoor Areas on Parcel 3, including, without limitation, the removal, storage and disposal of refuse and rubbish. The initial Rules and Regulations for the Center are attached hereto as Exhibit E. All rules and regulations adopted or amended after the date of this Lease shall be reasonable and non-discriminatory and shall be subject to the restrictions set forth in Section A-4.9 of the Addendum.

        10.4 During the Term of this Lease, Tenant shall pay to Landlord, as Additional Rent, at the time and in the manner specified in Section 10.6 below, Tenant's pro rata share of all costs and expenses of every kind and nature paid or incurred by Association and/ or Landlord in operating, policing, protecting, lighting, providing sanitation and sewer and other services to, insuring, repairing, replacing and maintaining in neat, clean, good order and condition, the Common Areas of the Center and all Outdoor Areas on Landlord's Parcels and in operating, insuring and maintaining the Buildings on Landlord's Parcels ("OPERATING AND MAINTENANCE COSTS").

        Subject to the exclusions set forth below, operating and maintenance costs shall include, but shall not be limited to, the following: water, gas and electricity to the Common Areas and Outdoor Areas, and security and guard services; salaries and wages (including employment taxes and so called "fringe benefits") or maintenance contracts of all persons and management personnel to the extent engaged in the regular operation, servicing, repair and maintenance, (specifically including the site coordinator and site superintendent, clerical, and on-site and off-site accounting staff), repair and replacement of roofs of Buildings on Landlord's Parcels, painting and cleaning the exterior surfaces of such Buildings, premiums for liability, property damage and Workers' Compensation insurance (which insurance Landlord, at all times during the Lease term, agrees to maintain with respect to Landlord's Parcels); all costs associated with obtaining such insurance or making any claims under such insurance policies, including the cost of any deductible portion payable with respect to claims (subject to subparagraphs (x) and (xxv)); personal property taxes, if any; charges, excises, surcharges, fees or assessments levied by a governmental agency by virtue of the parking facilities furnished; costs and expenses of planting, replanting and relandscaping; trash disposal, if any; lighting, including exterior building lights; utilities; maintenance and repair of utility lines, sewers and fire detection and suppression systems (including the water used in connection with such systems); sweeping, repairing and resurfacing the blacktop surfaces; repainting and restriping; exterior signs and any tenant directories for the Center as a whole, reserves set aside for maintenance and repair, the cost of any environmental inspections; fees for any licenses and/or permits required for operation of the Common Areas and Outdoor Areas, or any part thereof; equipment rental or purchases, supplies, postage, telephone, service agreements, deliveries, promotion, dues and subscriptions, and reasonable legal fees.

        The following costs shall be excluded from the operating and maintenance costs payable by Tenant:

        (i) the costs of the initial construction of the Center, including the Buildings, roads, parking lots, utility lines and similar improvements shown on Exhibit A;

        (ii) debt service (including, without limitation, principal, interest, late fees, prepayment fees, principal, points, impound payments and all other charges) with respect to any financing relating to

                Landlord's acquisition or initial construction of the Center or any portion thereof or any refinancing of such costs;

        (iii) any fees or other amounts payable with respect to any ground lease now or hereafter affecting any portion of the Center;

        (iv) any costs, fines or penalties incurred as a result of any violation of laws, rules or regulations by Landlord, its agents, employees or contractors;

        (v) the cost of any items for which Landlord is reimbursed (or if Landlord fails to carry the insurance required by Section 14.2, would have been so reimbursed) by insurance proceeds, condemnation awards, other tenants of the Center, or for which Landlord is otherwise actually reimbursed;

        (vi) any real estate brokerage commissions or other costs (including, without limitation, finder's fees, legal fees, space planning fees and review and supervision fees) incurred in connection with the sale, leasing or subleasing of any portion of the Center, including the renewal, extension or modification of leases;

        (vii) any costs representing amounts paid to an entity or person which is an affiliate of Landlord which is in excess of the amount which would have been paid in the absence of the relationship, including, without limitation, any overhead or profit increment paid to subsidiaries or affiliates of Landlord for goods and/or services to any portion of the Center to the extent in excess of the amount which would be paid to unaffiliated third parties on a competitive basis;

        (viii) capital improvements and expenditures shall be amortized over the useful life of the capital item in accordance with GAAP;

        (ix) non-cash items, such as deductions for depreciation or obsolescence of any improvements or equipment within or used in connection with the Center, and reserves for future expenditures (except reserves maintained by the Association pursuant to the Declaration);

        (x) costs incurred by Landlord for the repair of damage to the Center caused by fire, windstorm, earthquake or other casualty, condemnation or eminent domain; provided that an amount equal to the deductible under Landlord's insurance policy may be included, up to a maximum of $5,000 for property damage and $25,000 for liability insurance (collectively the "EXISTING DEDUCTIBLES"), unless otherwise approved by Tenant, and specifically excluding any earthquake insurance deductible;

        (xi) Landlord's general corporate overhead and general administrative expenses (including memberships, travel, recruitment and marketing);

        (xii) any compensation or benefits paid to clerks or attendants for parking operations of the Center, including validated parking for any entity unless the revenues, if any, from such operations are used to reduce the operating and maintenance costs;

        (xiii) electric power, water or other utility costs for which any tenant or occupant of the Center directly contracts with the local public service company or for which any tenant is separately metered or submetered and pays Landlord directly;

        (xiv) penalties, late charges and interest incurred as a result of Landlord's failure or negligence to make payments and/or to file any returns (including tax or other informational returns) when due, unless due to Tenant's failure to timely pay the Rent hereunder;

        (xv) Landlord's charitable or political contributions, membership dues to organizations or expenses related to attendance at or travel to meetings of political, charitable or business organizations;

        (xvi) costs associated with the operation of the business of the corporation, partnership or other entity which constitutes Landlord as the same are distinguished from the costs of operation of the Center, including partnership accounting and legal matters, and costs of selling or mortgaging any of Landlord's interest in the Center;

        (xvii) any expenses for repairs or maintenance to the extent reimbursed through warranties, service contracts or recoveries from vendors;

        (xviii) any costs incurred in connection with the defense of Landlord's title to the Center or any portion thereof;

        (xix) fines and penalties incurred by Landlord due to the violation by Landlord or any tenant of the Center of the terms and conditions of any lease at the Center, or fines or penalties incurred by Landlord due to the violation by Landlord or any tenant of the Center of any law, code, regulation or ordinance;

        (xx)    marketing, advertising and promotional expenditures ;

        (xxi) any bad debt or expense, rent loss or reserves for bad debt or rent loss;

        (xxii) any amounts constituting "Taxes" as defined in and to the extent payable pursuant to Article 7 of this Lease;

        (xxiii) the costs of any building repairs, maintenance, replacement or casualty insurance for any buildings other than Building 3;

        (xxiv) any costs which would duplicate a cost included in the Association charges payable by Tenant with respect to Parcel 3; and

        (xxv) any premiums for any policy of earthquake insurance with respect to the Center or any portion thereof or any deductible amount under such policies.

        10.5 Tenant shall pay its pro-rata share of the operating and maintenance costs described in Section 10.4 above. Tenant's pro-rata share of operating and maintenance costs for the Common Areas of the Center shall be the share of such costs allocated by the Association to Parcel 3 pursuant to the Declaration. Tenant's pro rate share of all other operating and maintenance costs shall be as follows: (i) costs related to repairs, maintenance, replacement and casualty insurance for Building 3 shall be allocated entirely to Tenant; (ii) if Landlord desires to increase the Existing Deductibles described in Section 10.4 (x) above and Tenant does not approve the increase, Landlord may obtain separate policies of property damage and liability insurance for the Outdoor and Common Areas on Parcel 3 to maintain the Existing Deductibles and the premiums for such insurance shall be allocated entirely to Tenant; (iii) costs related to any Shared Areas allocable to Parcel 3 pursuant to the Declaration shall be paid by Tenant in the proportion provided in the Declaration; (iv) costs related to all other Outdoor Areas on Landlord's Parcels shall be the ratio determined by dividing the square footage of Parcel 3 by the total square footage of all of Landlord's Parcels; and (v) notwithstanding the foregoing, operating costs which benefit only one or a portion of all of Landlord's Parcels shall be equitably allocated by Landlord only among the Parcels benefited either by GLA or Parcel square footage, as applicable in Landlord's reasonable business judgment. Landlord's estimate of Tenant's initial pro rata share based on current calculations as outlined above is that amount set forth in Paragraph 1(d) above.

        10.6 As Additional Rent, Tenant shall pay Landlord monthly on the first day of each month, following the Commencement Date and continuing on the first day of each month thereafter during the Term hereof, an operating and maintenance charge in an amount estimated by Landlord to be Tenant's share of the "operating and maintenance costs".

        The initial monthly operating and maintenance charge shall be the amount estimated by Landlord as set forth in Paragraph 1(d). Landlord may adjust said monthly charge at the end of each calendar year thereafter on the basis of Landlord's reasonably anticipated costs for the following calendar year.

        10.7 Within one hundred twenty (120) days after the end of each calendar year, Landlord shall furnish to Tenant a statement showing the total operating and maintenance costs, Tenant's share of such costs, and the total of the monthly payments made by Tenant to Landlord during the calendar year just ended. Landlord shall keep good and accurate books and records concerning the operation, maintenance and management of the Landlord's Parcels, and Tenant and its agents shall have the right, upon twenty (20) days' written notice given within nine (9) months after receipt of the statement for a calendar year, and at Tenant's sole cost and expense to audit, inspect and copy such books and records with respect to such calendar year at the office where the same are located. If such audit discloses that the annual statement has overstated the actual operating and maintenance expenses for the calendar year under review, Landlord shall rebate to Tenant the amount by which Tenant has been overcharged or, at Tenant's election, Tenant may offset such amount against operating and maintenance charges becoming due; and if the audit discloses that Landlord's annual statement has overstated such charges by more than five percent (5%), then, in addition to rebating to Tenant any overcharge, Landlord shall also pay the reasonable costs incurred by Tenant for such audit. If Landlord disputes the results of Tenant's audit, the parties shall submit the dispute for resolution by arbitration in accordance with the procedures set forth in Section 10.4 of the Declaration, which shall be deemed to be incorporated herein by this reference. The decision of the arbitrator shall be binding and conclusive on the parties.

        10.8 If Tenant's share of the operating and maintenance costs for the accounting period exceeds the payments made by Tenant, Tenant shall pay Landlord the deficiency within ten (10) days after the receipt of Landlord's statement. If Tenant's payments made during the accounting period exceed Tenant's pro-rata share of the operating and maintenance costs, Tenant may deduct the amount of the excess from the estimated payments next due to Landlord. If a credit remains at the end of the Lease Term, such credit shall be refunded by Landlord to Tenant within twenty (20) business days thereafter. The obligations of Landlord and Tenant under this Section 10.8 shall survive the termination of this Lease.

                    ARTICLE 11. TRADE FIXTURES AND SURRENDER

        11.1 Upon the expiration or sooner termination of the Term hereof, Tenant shall surrender the Premises including, without limitation, all apparatus and fixtures then upon the Premises, in good condition and repair, reasonable wear and tear excepted, broom clean and free of trash and rubbish, subject, however to the following:

               a. Tenant shall remove all Alterations which Landlord has designated to be removed pursuant to Section 9.5 above and shall leave all Alterations which Landlord has designated pursuant to that Section must remain;

               b. If no consent was required or obtained, Tenant shall either remove or leave all Alterations which Landlord prior to the end of the Term designates in writing to Tenant must be removed or left in place;

               c. Tenant at its election may remove or leave all Alterations with respect to which Landlord has not made a designation as described in (a) or
(b) above.

               d. Tenant shall remove all of Tenant's Personal Property (as defined in Section 11.3 below).

               e. Tenant shall repair all damage caused by removal of its Personal Property and any Alterations Tenant is permitted to remove.

               Notwithstanding anything to the contrary herein, Tenant Improvements and any Special Tenant Improvements shall be the property of Landlord throughout the Term to the extent of the amount of the Tenant Improvement Allowance, and such improvements may not be removed by Tenant without Landlord's prior written consent. To the extent the costs of Tenant Improvements and/or Special Tenant Improvements exceed the Tenant Improvement Allowance, such improvements shall be owned by Tenant throughout the Term. At the end of the Term, all Tenant Improvements and Special Tenant Improvements which Tenant is not required to remove in accordance with the terms hereof shall be surrendered by Tenant without any injury, damage or disturbance thereto, and Tenant shall not be entitled to any payment therefore.

        11.2 Consistent with Section 4.7, Tenant shall notify Landlord in writing of the manner and means in which it will remove any and all Hazardous Substances used in the Premises during its occupancy. Tenant shall also certify in writing upon delivery of Premises to Landlord on the date of the Lease expiration that all Hazardous Substances were removed in accordance with all governmental and regulatory laws.

        11.3 Moveable trade fixtures, furniture and other personal property (collectively, Tenant's "PERSONAL PROPERTY") installed in the Premises by Tenant at its cost shall be Tenant's property unless otherwise provided in Section 11.1 above and Tenant shall remove all of the same prior to the termination of this Lease and at its own cost repair any damage to the Premises and Parcel 3 caused by such removal. If Tenant fails to remove any of such property, Landlord may at its option retain such property as abandoned by Tenant and title thereto shall thereupon vest in Landlord, or Landlord may remove the same and dispose of it in any manner and Tenant shall, upon demand, pay Landlord the actual expense of such removal and disposition plus the cost of repair of any and all damage to said Premises and the building thereto resulting from or caused by such removal.

                        ARTICLE 12. DAMAGE OR DESTRUCTION

        12.1 Except as otherwise provided in Section 12.2 below, if the Premises are damaged and destroyed by any casualty covered by fire and special extended coverage insurance policies which Landlord is required to provide pursuant to
Article 14, Landlord shall repair such damage as soon as reasonably possible, to the extent of the available proceeds, and the Lease shall continue in full force and effect.

        12.2 If the Premises are damaged or destroyed by any casualty covered by Landlord's fire and special extended coverage insurance policies which Landlord is required to provide pursuant to Article 14, to the extent of seventy-five percent (75%) or more of the replacement cost thereof, or to the extent of twenty-five percent (25%) or more of the replacement cost of the Premises if the damage occurs during the last twelve (12) months of the Term, or if the insurance proceeds which are received by Landlord, under the policies Landlord is required to provide, are not sufficient to repair the damage (specifically including any insufficiency due to payment of such proceeds to Landlord's lender, if required), then Landlord may, at Landlord's option, either (i) repair such damage as soon as reasonably possible, in which event this Lease shall continue in full force and effect, or (ii) cancel and terminate this Lease as of the date of the occurrence of such damage. Landlord shall deliver to Tenant written notice of Landlord's election within sixty (60) days after the date of the occurrence of the damage, which notice shall also specify the expected time to restore the Premises if Landlord elects to repair the damages.

               See Addendum A-12.2.

        12.3 If at any time during the Term the Premises are damaged and such damage was caused by a casualty not covered under the insurance policy Landlord is required to carry pursuant to Section 14.2, Landlord may, at its option, either (i) repair such damage as soon as reasonably possible at Landlord's expense, in which event this Lease shall continue in full force and effect, or
(ii) cancel and terminate this Lease as of the date of the occurrence of such damage, by giving Tenant written notice of Landlord's election to do so within thirty (30) days after the date of occurrence of such damage, in which event this Lease shall so terminate unless within thirty (30) days thereafter Tenant agrees to repair the damage at its cost and expense or pay for Landlord's repair of such damage.

        12.4 Notwithstanding anything to the contrary herein, if it is determined that the damage or destruction resulting from a casualty cannot be repaired within twelve (12) months following the date of casualty, Tenant may terminate this Lease by written notice delivered to Landlord within thirty (30) days following Tenant's receipt of Landlord's written notice given under Section
12.2 or 12.3 above.

        12.5 In the event of any damage or destruction the Base Rent and all Additional Rent payable by Tenant hereunder shall be proportionately reduced from the date of casualty until the completion by Landlord of any repair or restoration pursuant to this Article 12 (provided that the abatement period shall not exceed twelve (12) months). Said reduction shall be based upon the extent to which the damage or the making of such repairs or restoration shall interfere with Tenant's business conducted in the Premises.

        12.6 Landlord shall in no event be required or obligated to repair, restore or replace any of Tenant's Personal Property. Landlord shall restore the Tenant Improvements and Special Tenant Improvements (if any) to the extent of insurance proceeds received by Landlord. In the event of a termination of this Lease pursuant to this Article 12, Landlord shall pay to Tenant from the proceeds of the insurance payable to Landlord with respect to the Tenant Improvements and Special Tenant Improvements an amount equal to the unamortized cost of Tenant's ownership interest in the Tenant Improvements and the Special Tenant Improvements.

        12.7 In the event of a dispute by the parties regarding the extent of damage, duration of repair or rights of termination under Article 12 or 13 only of the Lease, either party can request arbitration within ninety (90) days after the date of the damage has occurred. In such event the dispute shall be resolved by arbitration in accordance with the procedures set forth in Section 10.4 of the Declaration. The decision of the arbitrator shall be binding and conclusive on the parties.

                           ARTICLE 13. EMINENT DOMAIN

        13.1 If all or substantially all of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain (or similar law authorizing the involuntary taking of private property, which shall include a sale in lieu thereof to a public body), either party hereto shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority, and Landlord shall be entitled to any and all income, rent, award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant shall have no claim against Landlord for any portion of Landlord's award and shall not make a claim for the value of any unexpired term of this Lease.

        13.2 If only a portion of the Premises is taken such that the Premises are still accessible and usable for the operation of Tenant's business, then this Lease shall continue in full force and effect and the proceeds of the award shall be used by Landlord to restore the remainder of the improvements on the Premises so far as practicable to a complete unit of like quality and condition to that which existed immediately prior to the taking, and all Rent payable by Tenant hereunder shall be reduced in proportion to the floor area of the Premises which is no longer available for Tenant's use. Landlord's restoration work shall not exceed the scope of work done by Landlord in originally constructing the Premises and the cost of such work shall not exceed the amount of the award received by Landlord with respect to the Premises.

        13.3 Nothing hereinbefore contained shall be deemed to deny to Tenant its right to seek a separate award from the condemning authority for the unamortized costs of Tenant's ownership interest in the Tenant Improvements and Special Tenant Improvements, damage to its trade fixtures and personal property, relocation expenses or loss of goodwill.

                              ARTICLE 14. INSURANCE

        14.1 Tenant shall, at all times during the Term hereof, at its expense, carry and maintain insurance policies in the amounts and in the form hereafter provided:

        (a) COMMERCIAL LIABILITY AND PROPERTY DAMAGE: Commercial general liability insurance in an amount not less than One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) in the general aggregate of bodily injury and property damage insuring against liability of the insured with respect to the Premises or arising from the maintenance, use or occupancy thereof. All such insurance shall include contractual liability insurance for the bodily injury, personal injury and property damage liability assumed by Tenant in Article 16 hereof. Said insurance shall provide that Landlord is named as an additional insured and will have a "separation of insureds" clause. Landlord's recovery under Tenant's insurance as an additional insured shall apply to loss or damages resulting from Tenant's negligence and shall not be restricted due to any contributory negligence on the part of Landlord. However, Tenant's insurance shall not be responsible for loss or damage that is determined to be due to the sole negligence of Landlord. The insurance by this policy shall be primary insurance. The liability insurance required to be provided by Tenant shall be applicable to claims incurred by reason of events with respect to the Premises or arising from the maintenance, use or occupancy thereof during the term of this Lease, regardless of when such claims shall be first made against Tenant and/or Landlord. Should any required liability insurance be written on a claims-made basis, Tenant shall continue to provide evidence of such coverage beyond the term of this Lease, for a period mutually agreed upon by Landlord and Tenant at the time of termination, but in no event for a period of less than five years. Not more frequently than once each year, if in the opinion of Landlord's lender or of the insurance consultant retained by Landlord, the amount of liability insurance coverage at that time is not adequate, Tenant shall increase the insurance coverage as either required by Landlord's lender or recommended by Landlord's insurance consultant.

        (b) TENANT PERSONAL PROPERTY: Insurance covering all of Tenant's trade fixtures, merchandise and other personal property from time to time in the Premises in an amount equal to their full replacement cost from time to time, providing protection against the "risks of physical damage" as provided in the ISO Causes of Loss -- Special Form (CP 10 30), or equivalent insurance company form. The proceeds of such insurance shall, so long as this Lease remains in effect, be used to repair or replace the property damaged or destroyed, as determined by Tenant.

        (c) WORKER'S COMPENSATION: Worker's Compensation insurance as required by the State of California.

        (d) POLICY FORM: All insurance to be carried by Tenant hereunder shall be in companies, on forms and with loss payable clauses satisfactory to Landlord. The commercial liability and property damage insurance carried by Tenant pursuant to Section 14.1(a) above shall name Landlord, its managers, their officers, directors, partners, employees and agents as additional insureds. Each policy shall include a notice of cancellation to additional insured on the Additional Insured endorsement providing that no such policy shall be canceled except upon thirty (30) days advance notice to all additional insureds by the issuing company in the event of cancellation. Tenant shall have the right to maintain required insurance under blanket policies provided that Landlord and such parties as Landlord may reasonably designate from time are named therein as additional insureds (as to Tenant's liability policies)and that the coverage afforded Landlord will not be reduced or diminished by reason thereof, including self funded insurance reserves.

        (e) EVIDENCE OF INSURANCE: Concurrent with delivery of possession of the Premises to Tenant, Tenant shall provide Landlord with the following evidence of insurance:

               (i) Certificate evidencing that each of the insurance policies required in subparagraphs (a), (b) and (c) above are in full force and effect, and

               (ii) A copy of the applicable provision or endorsement from each of Tenant's policies specifying that Landlord and the parties designated by Landlord are additional insureds, that the insurer recognizes the waiver of subrogation set forth in Article 15 hereof, and that the insurer agrees not to cancel the policy without the notice to Landlord specified in subparagraph (d) above.

        14.2 Subject to reimbursement by Tenant as provided in Article 10 herein, Landlord shall obtain and keep in force during the term hereof, a policy or policies of insurance covering loss or damage to Building 3 and improvements on Landlord's Parcels. Landlord's insurance shall cover the "risks of physical damage" as provided in the ISO Causes of Loss -- Special Form (CP 10 30), or equivalent insurance company form, together with an endorsement providing for rental income insurance covering all Rent payable by Tenant hereunder for a period of twelve (12) months.

        14.3 Landlord's policy described in Section 14.2 shall also insure all Tenant Improvements and Special Tenant Improvements for one hundred percent of the replacement cost thereof, with an agreed amount endorsement in lieu of coinsurance. Tenant shall pay to Landlord the cost of the insurance covering the Tenant Improvements and Special Tenant Improvements as provided in Article 10 herein. Tenant acknowledges that Landlord's insurance on the Tenant and Special Tenant Improvements will not include earthquake insurance. Upon Tenant's request, Landlord shall obtain such coverage at Tenant's sole cost and expense.

        14.4 If Tenant shall fail to procure and maintain any insurance policy required herein, Landlord may (but shall not be obligated to), after reasonable written notice to Tenant procure the same on Tenant's behalf, and the cost of same shall be payable as Additional Rent within ten (10) business days after written demand therefore by Landlord. Tenant's failure to pay such Additional Rent shall constitute an Event of Default of this Lease, and Landlord may, without any further notice, exercise its remedies specified in Article 25 hereof.

                        ARTICLE 15. WAIVER OF SUBROGATION

        Any fire and special extended coverage insurance and any other property damage insurance carried by either party with respect to Landlord's Parcels, the Common Areas, the Premises and property contained in the Premises or occurrences related to them shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of damage or loss. Each party, notwithstanding any provisions of this Lease to the contrary, waives any right of recovery against the other for injury or loss due to hazards covered by insurance containing such clause or endorsement to the extent that the damage or loss is covered by such insurance.

                        ARTICLE 16. RELEASE AND INDEMNITY

        16.1 Tenant shall indemnify, defend and hold harmless Landlord against and from any and all claims, actions, damages, liability and expenses, including reasonable attorneys' fees, arising from or out of Tenant's use of the Premises or from the conduct of its business or from any activity, work, or other things done, permitted or suffered by the Tenant in or about the Premises or Tenant's reserved parking spaces. Tenant shall further indemnify, defend and hold Landlord harmless from any and all claims arising from any negligent act or omission or willful misconduct of Tenant, or any officer, agent, employee, contractor, guest, or invitee of Tenant, and from all costs, damages, attorneys' fees, and liabilities incurred in defense of any such claim of any action or proceeding brought thereon, including any action or proceeding brought against Landlord by reason of such claim. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons in the Premises, from any cause except to the extent arising out of or resulting from Landlord's (or its agents', employees' or contractors') negligent act or omission or willful misconduct. Tenant shall give prompt notice to Landlord in case of casualty or accidents in the Premises.

        16.2 Landlord shall indemnify, defend and hold harmless Tenant against and from any and all claims, actions, damages, liability and expenses, including reasonable attorneys' fees, arising from or out of any activity, work, or other things done by Landlord, its agents, employees or contractors in or about the Outdoor Areas and Common Areas on Landlord's Parcels. Landlord shall further indemnify, defend and hold Tenant harmless from any and all claims arising from the negligent act or omission or willful misconduct of Landlord, or any officer, agent, employee, or contractor of Landlord while on any of Landlord's Parcels or Buildings, and from all costs, damages, attorneys' fees, and liabilities incurred in defense of any such claim of any action or proceeding brought thereon, including any action or proceeding brought against Tenant by reason of such claim.

        16.3 Except to the extent arising out of or resulting from Landlord's negligent act or omission or willful misconduct, Landlord shall not be liable for injury or damage which may be sustained by the person, goods, wares, merchandise or property of Tenant, its employees, invitees or customers, or by any other person in or about the Premises caused by or resulting from fire, building vibrations or movement of floor slab, steam, electricity, gas, water or rain which may leak or flow from or into any part of the Premises, or from the breakage, leakage, obstruction or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures of the same, whether said damage or injury results from conditions arising upon the Premises or from other sources. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Building. Notwithstanding the foregoing, nothing contained herein shall limit any representations, warranties or covenants of Landlord set forth in this Lease, or any warranties provided with respect to work performed by Landlord's contractors. Further, notwithstanding the foregoing, the terms of Article 12 shall govern with respect to any events of casualty.

                     ARTICLE 17. INSOLVENCY, ETC. OF TENANT

        17.1 The filing of any petition in bankruptcy whether voluntary or involuntary, or the adjudication of Tenant as bankrupt or insolvent, or the appointment of a receiver or trustee to take possession of all or substantially all of Tenant's assets, or an assignment by Tenant for the benefit of its creditors, or any action taken or suffered by Tenant under any State or Federal insolvency or bankruptcy act including, without limitation, the filing of a petition for or in reorganization, or the taking or seizure under levy of execution or attachment of the Premises or any part thereof, shall constitute a breach of this Lease by Tenant, and in any one or more of said events this Lease shall be deemed terminated to the extent such result is permitted by relevant bankruptcy laws and statutes.

        17.2 Landlord shall be entitled, notwithstanding any provision of this Lease to the contrary, upon re-entry of the Premises in case of a breach under this Article, to recover from Tenant as damages, and not as a penalty, such amounts as are specified in Article 25, unless any statute governing the proceeding in which such damages are to be proved shall lawfully limit the amount thereof capable of proof, in which later event Landlord shall be entitled to recover as and for its damages the maximum amount permitted under said statute.

                  ARTICLE 18. PERSONAL PROPERTY AND OTHER TAXES

        18.1 Tenant shall pay, before delinquency, any and all taxes and assessments, sales, use, business, occupation or other taxes, and license fees or other charges whatever levied, assessed or imposed upon its business operations conducted in the Premises. Tenant shall also pay, before delinquency, any and all taxes and assessments levied, assessed or imposed upon its equipment, furniture, furnishings, trade fixtures, merchandise and other personal property in, on or upon the Premises.

        18.2 Tenant shall pay all taxes and assessments levied, assessed or imposed on Tenant's trade fixtures and its leasehold improvements, regardless of whether such improvements were installed and/or paid for by Tenant or by Landlord, and regardless of whether or not the same are deemed to be a part of the Building.

        18.3 Tenant shall pay (or reimburse Landlord therefor forthwith on demand) any excise tax, gross receipts tax, or any other tax however designated, and whether charged to Landlord, or to Tenant, or to either or both of them, which is imposed on or measured by or based on the rentals to be paid under this Lease, or any estate or interest of Tenant, or any occupancy, use or possession of the Premises by Tenant.

        18.4 Nothing hereinabove contained in this Article shall be construed as requiring Tenant to pay any inheritance, estate, succession, transfer, gift, franchise, income or profits tax or taxes imposed upon Landlord.

                                ARTICLE 19. SIGNS

        Tenant shall not place, construct or maintain on the windows, doors or exterior walls or roof of the Premises or any interior portions that may be visible from the exterior of the Premises, any signs, advertisements, names, trademarks or other similar item without Landlord's consent, which consent shall not be unreasonably withheld or delayed so long as the signage Tenant installs complies with all Legal Requirements and the master sign program for the Center. Upon written notice from Landlord specifying the violation in reasonable detail, Tenant shall, at Tenant's cost, remove any item so placed or maintained which does not comply with the provisions of this Section. Landlord agrees that Landlord shall not install or permit the installation of signs or billboards on the exterior walls and/or the roof of the Premises.

               See Addendum 32.25.

                      ARTICLE 20. ASSIGNMENT AND SUBLETTING

        20.1 Subject to the terms of Section 20.4, Tenant shall not voluntarily, involuntarily, or by operation of law assign, transfer, hypothecate, or otherwise encumber this Lease or Tenant's interest therein, and shall not sublet nor permit the use by others of the Premises or any part thereof without first obtaining in each instance Landlord's written consent. If consent is once given by Landlord to any such assignment, transfer, hypothecation or subletting, such consent shall not operate as a waiver of the necessity for obtaining Landlord's consent to any subsequent assignment, transfer, hypothecation or sublease, and no assignment shall release Tenant from any liability hereunder. Any such assignment or transfer without Landlord's consent shall be void and shall, at Landlord's option, constitute an Event of Default of this Lease. This Lease shall not, nor shall any interest therein, be assignable as to Tenant's interest by operation of law, without Landlord's express prior written consent.

        20.2 The consent of Landlord required under Section 20.1 above shall not be unreasonably withheld or delayed. Should Landlord withhold its consent for any of the following reasons, the withholding shall be deemed to be reasonable:

        (a) Conflict of the proposed use with other uses in the Building or Center;

        (b)     Financial inadequacy of the proposed subtenant or assignee;

        (c) A proposed use which would diminish the reputation of the Center or the other businesses located therein;

        (d) A proposed use which would have a detrimental impact on the common facilities or the other tenants in the Center.

        20.3 Each assignee or transferee shall agree to assume and be deemed to have assumed this Lease and shall be and remain liable jointly and severally with Tenant for the payment of all rents due here under, and for the due performance during the term of all the covenants and conditions herein set forth by Tenant to be performed. No assignment or transfer shall be effective or binding on Landlord unless said assignee or transferee shall, concurrently, deliver to Landlord an assumption agreement by said assignee or transferee assuming all obligations of Tenant under this Lease.

        20.4 Notwithstanding anything to the contrary herein, Landlord's consent shall not be required for any assignment, transfer or sublease to any entity which controls, is controlled by or under common control with Tenant, or to any entity resulting from a reorganization, merger or sale of substantially all of the assets of Tenant. The term "CONTROL" shall mean the ownership of at least 50% of the stock or assets of Tenant. Further, Landlord's consent shall not be required for any offering of the stock of Tenant on the public market or any open market transactions involving the stock of Tenant. If Tenant is not a publicly traded corporation, or if Tenant is an unincorporated association or a partnership, the transfer, assignment, or hypothecation or any stock or interest in such corporation, association or partnership in the aggregate of in excess of fifty percent (50%) shall be deemed an assignment within the meaning of this Article, except transfers in connection with Tenant becoming a publicly traded corporation. Tenant shall give Landlord prior written notice of all transfers, whether or not consent is required, and in no event shall Tenant be released from any of its obligations under this Lease.

        20.5 If Tenant intends to assign this Lease and Landlord's consent to such assignment is required, Tenant shall give prior written notice to Landlord of each such proposed assignment or subletting specifying the proposed assignee or subtenant and the terms of such proposed assignment or sublease. Landlord shall, within fifteen (15) business days thereafter, notify Tenant in writing either, that (i) it consents (subject to any conditions of consent that may be imposed by Landlord) or does not consent to such transaction, or (ii) it elects to cancel this Lease in which event the parties would have no further obligations to each other except with respect to obligations which arose prior to the effective date of termination or which otherwise survive the termination of this Lease.

        20.6 In the event of an assignment or subletting which requires Landlord's consent pursuant to this Article 20, Tenant shall assign to Landlord 75% of any and all consideration paid to Tenant directly or indirectly for the assignment by Tenant of its leasehold interest, and 75% of any and all subrentals payable by sublessees to Tenant which are in excess of the Rent payable by Tenant hereunder. Tenant's brokerage fees shall be paid by Tenant and deducted from excess proceeds on a pro rata basis monthly over the term of the sublease.

        20.7 Tenant agrees to reimburse Landlord for Landlord's reasonable costs and attorneys fees' incurred in connection with the processing and documentation of any requested assignment, transfer, hypothecation or subletting of this Lease aforesaid, whether or not such consent is granted, in an amount not to exceed $2500 in each instance.

                     ARTICLE 21. RIGHTS RESERVED BY LANDLORD

        Subject to Tenant's reasonable security and trade secret requirements, upon reasonable prior notice, Landlord or its agents shall have the right to enter the Premises for the purposes of:

        (a) Inspection of the Premises and the equipment therein, not to exceed once per calendar quarter (or not to exceed once per year for inspections of any clean room), except in the event of an emergency or unless a known problem exists or Landlord is responding to a third party complaint involving the Premises;

        (b) Making repairs or improvements to the Premises and/or Building 3 which are the responsibility of Landlord under the terms of this Lease;

        (c) Performing remodeling, construction or other work incidental to any portion of the Building 3, including, without limitation, the premises of another tenant adjacent to, above or below the Premises. Landlord agrees to coordinate the timing and staging of any major construction program with Tenant

        (d) Showing the Premises to persons wishing to purchase or make a mortgage loan upon the same;

        (e)     Posting notice of non-responsibility;

        (f) Posting "For Lease" signs and showing the Premises to persons wishing to rent the Premises during the last six (6) months of the term of this Lease.

                        ARTICLE 22. INTENTIONALLY DELETED

                    ARTICLE 23. RIGHT OF LANDLORD TO PERFORM

        All covenants to be performed by Tenant hereunder shall be performed by Tenant at its sole cost and expense and without any abatement of any rent to be paid hereunder, subject to the terms and conditions set forth in this Lease. If Tenant shall fail to pay any sum, other than rent, required to be paid by it or shall fail to perform any other act on its part to be performed, and such failure shall continue beyond the applicable notice and grace period set forth in Article 25, Landlord may (but shall not be obligated to) and without waiving or releasing Tenant from any of its obligations, make any such payment or perform any such other act on Tenant's part to be made or performed as herein provided. All sums so paid by Landlord and all necessary incidental costs, together with interest at the Interest Rate from the date of such payment by Landlord shall be payable by Tenant as Additional Rent within thirty (30) days after Landlord's written demand therefor. Tenant's failure to pay such Additional Rent shall constitute an Event of Default of this Lease, and Landlord may, without any further notice, exercise its remedies specified in Article 25 hereof.

                          ARTICLE 24. LANDLORD DEFAULT

        24.1 If Landlord shall be in default of any covenant of this Lease to be performed by it, Tenant, prior to exercising any right or remedy it may have against Landlord on account thereof, shall give Landlord a thirty (30) day written notice of such default, specifying the nature of such default. Notwithstanding anything to the contrary elsewhere in this Lease, Tenant agrees that if the default specified in said notice is of such nature that it can be cured by Landlord, but cannot with reasonable diligence be cured within said thirty (30) day period, then such default shall be deemed cured if Landlord within said thirty (30) days period shall have commenced the curing thereof and shall continue thereafter with all due diligence to cause such curing to proceed to completion.

        24.2 If Landlord shall fail to cure a default of any covenant of this Lease to be performed by it within the time period provided in Section 24.1, the same shall be deemed an Event of Default by Landlord and, subject to Section 24.3, Tenant may pursue all remedies available at law or in equity and may recover all costs and expenses incurred by Tenant by reason of such default by Landlord. Notwithstanding the foregoing, if Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied solely out of the right, title and interest of Landlord in the Premises and its underlying realty and out of the rents, or other income from said property receivable by Landlord, or out of the consideration received by Landlord's right, title and interest in said property, but neither Landlord nor any partner or joint venture of Landlord shall be personally liable for any deficiency.

        24.3 Tenant agrees to give any mortgagee and/or trust deed holders ("MORTGAGEE"), by registered mail, a copy of any notice of default served upon the Landlord, provided that prior to such notice Tenant has been notified in writing (by way of Notice of Assignment of Rents and Leases, or otherwise) of the address of such Mortgagee. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee shall have an additional sixty (60) days within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default shall be granted if within such sixty (60) days Mortgagee has commenced and is diligently pursuing the remedies necessary to cure such default (including, but not limited to, commencement of foreclosure proceedings, if necessary to effect such cure), in which event the Lease shall not be terminated while such remedies are being so diligently pursued.

                        ARTICLE 25. DEFAULT AND REMEDIES

        25.1 The occurrence of any of the following shall constitute an "EVENT OF DEFAULT" under this Lease by Tenant:

        (a) Any failure by Tenant to pay when due any of the Rent required to be paid by Tenant hereunder where such failure continues for five (5) business days after Tenant's receipt of written notice that the same is overdue;

        (b) A failure by Tenant to observe and perform any other provision of this Lease to be observed or performed by Tenant where such failure continues for thirty (30) days after written notice thereof from Landlord; provided, that if the nature of such default is such that the same cannot with due diligence be cured within said period, Tenant shall not be deemed to be in default if it shall within said period commence such during and thereafter diligently prosecutes the same to completion;

        (c) Any default by Tenant under any other lease between Landlord and Tenant for other premises in the Center;

        (d) The abandonment or vacation of the Premises, provided that if Tenant has vacated the Premises and is actively seeking a subtenant or assignee, no default shall be deemed to exist under this Lease so long as Tenant is paying the Rent required to be paid hereunder; and

        (e) Any other event herein specified to be an Event of Default under this Lease.

        25.2 In the event of any Event of Default by Tenant as aforesaid, in addition to any and all other remedies available to Landlord at law or in equity, Landlord shall have the right to immediately terminate this Lease and all rights of Tenant hereunder by giving written notice to Tenant of its election to do so. If Landlord shall elect to terminate this Lease, then it may recover from Tenant:

        (a) The worth at the time of the award of the unpaid rent payable hereunder which had been earned at the date of such termination; plus

        (b) The worth at the time of the award of the amount by which the unpaid rent which would have been earned after termination and until the time of the award exceeds the amount of such rental loss which Tenant proves could have been reasonably avoided; plus

        (c) The worth at the time of the award of the amount by which the unpaid rent for the balance of the term after the time of the award exceeds the amount of such rental loss which Tenant proves could be reasonably avoided; plus

        (d) Any other amounts necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform its obligations hereunder or which, in the ordinary course of affairs, would likely result therefrom; and

        (e) At Landlord's election, such other amounts in addition to or in lieu of the foregoing as may be permitted by applicable California law from time to time.

        25.3 As used in subparagraphs (a) and (b) above, the "worth at the time of the award" is computed by allowing interest at the rate of twelve (12%) percent per annum (the "INTEREST RATE"). As used in subparagraph (c) above, the "worth at the time of the award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one (1%) percent.

        25.4 Following the occurrence of an Event of Default by Tenant, Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all property and persons therefrom, and any such property may be removed and stored in a public warehouse or elsewhere at the cost and for the account of Tenant, all in accordance with all Legal Requirements.

        25.5 If Landlord (in accordance with California Civil Code Section 1951.4) shall elect to re-enter as above provided or shall take possession of the Premises pursuant to legal proceedings or pursuant to any notice provided by law, and if Landlord has not elected to terminate this Lease, Landlord may continue this Lease and may either recover all rental as it becomes due or relet the Premises or any part or parts thereof for such term or terms and upon such provisions as Landlord, in its sole judgment, may deem advisable and shall have the right to make repairs to and alterations of the Premises.

        25.6 If Landlord shall elect to relet as aforesaid, then rentals received by Landlord therefrom shall be applied as follows:

        (a) to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder from Tenant;

        (b) to the payment of all costs and expenses incurred by Landlord in connection with such reletting;

        (c) to the payment of the cost of any alterations of and repairs to the Premises; and

        (d) to the payment of rent due and unpaid hereunder and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder.

        In no event shall Tenant be entitled to any excess rental received by Landlord over and above that which Tenant is obligated to pay hereunder. Should that portion of such rentals received from such reletting during any month, which is applied to the payment of rent hereunder, be less than the rent payable hereunder during that month by Tenant, then Tenant shall pay such deficiency to Landlord forthwith upon demand, and said deficiency shall be calculated and paid monthly. Tenant shall also pay Landlord as soon as ascertained and upon demand, all costs and expenses incurred by Landlord in connection with such reletting and in making any such alterations and repairs which are not covered by the rentals received from such reletting.

        25.7 No re-entry or taking possession of the Premises by Landlord under this Article shall be construed as an election to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof be adjudged by a court of competent jurisdiction. Notwithstanding any reletting without termination by Landlord because of Tenant's default, Landlord may at any time after such reletting elect to terminate this Lease because of such default.

        25.8 Nothing contained in this Article shall constitute a waiver of Landlord's right to recover damages by reason of Landlord's efforts to mitigate the damages to it caused by Tenant's default; nor shall anything in this Article adversely affect Landlord's right, as in this Lease elsewhere provided, to indemnification against liability for injury or damage to persons or property occurring prior to a termination of this Lease.

        25.9 Subject only to Article 31, if Landlord shall retain an attorney for the purpose of collecting any rental due from Tenant or enforcing any other covenant of this Lease, Tenant shall pay the reasonable fees of such attorney for his services regardless of the fact that no legal proceeding or action may have been filed or commenced.

        25.10 Any unpaid rent and any other sums due and payable hereunder by Tenant shall bear interest at the maximum lawful rate per annum from the due date and until payment thereof.

        25.11 The terms "RENT," "RENT" and "RENTAL" as used herein and elsewhere in this Lease shall be deemed to be and mean the Base Rent, all Additional Rent, rental adjustments and any and all other sums, however designated, required to be paid by Tenant hereunder.

        25.12 Tenant acknowledges that late payment by Tenant to Landlord of rent will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of rent due from Tenant is not received by Landlord when due more than once in any calendar year during the Term, Tenant shall pay to Landlord as additional rent an additional sum of six percent (6%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, nor prevent Landlord from exercising any of the other rights and remedies available to Landlord.

        25.13 If Landlord shall retain a collection agency for the purpose of collecting any moneys due from Tenant arising out of an Event of Default hereunder, Tenant shall pay all fees of such collection agency for their services.

             ARTICLE 26. PRIORITY OF LEASE AND ESTOPPEL CERTIFICATE

        26.1 At Landlord's election, this Lease shall be either superior to or subordinate to any and all trust deeds, mortgages, or other security instruments, ground leases, or leaseback financing arrangements now existing or which may hereafter be executed covering the Premises and/or the land underlying the same or any part or parts of either thereof, and for the full amount of all advances made or to be made thereunder together with interest thereon, and subject to all the provisions thereof, all without the necessity of having further instruments executed by Tenant to effectuate the same. Tenant agrees to execute, acknowledge and deliver upon request by Landlord any and all documents or instruments which are or may be deemed necessary or proper by Landlord to more fully and certainly assure the superiority or the subordination of this Lease and to any such trust deeds, mortgages or other security instruments, ground leases, or leasebacks provided that as a condition to any such subordination and if this Lease shall be made subordinate to any future security instrument, any person or persons purchasing or otherwise acquiring any interest at a foreclosure sale under said trust deed, mortgages or other security instruments, or by termination of said ground leases or leasebacks, shall continue this Lease in full force and effect in the same manner as if such person or persons had been named as Landlord herein and this Lease shall continue in full force and effect as aforesaid, and Tenant shall automatically become the tenant of Landlord's successor in interest and shall attorn to said successor in interest. The words "PERSON" and "PERSONS" as used herein or elsewhere in this Lease shall mean individuals, partnerships, firms, associations and corporations.

               See Addendum A-26.1.

        26.2 Landlord and Tenant shall at any time and from time to time execute, acknowledge and deliver to the other party hereto, within ten (10) business days after such party's written request therefor, a written statement certifying as follows:

        (a) that this Lease is unmodified and in full force (or if there has been modification thereof, that the same is in full force as modified and stating the nature thereof);

        (b) that to the best of its knowledge, there are no uncured defaults or matters which, upon the passage of time and the giving of notice, or both, would constitute a default or breach by Tenant or Landlord, as applicable (or if such exist, the specific nature and extent);

        (c) that no claims or defenses exist on the part of the certifying party and no events exist that would constitute a basis for such claim or defense (or if such exist, the specific nature and extent);

        (d) the date to which any rents and other charges have been paid in advance, if any;

        (e) such other matters which are reasonably requested by the requesting party with respect to the Lease and its status, including status of construction; and

        (f) in the case of Tenant's certificate, that Tenant will not enter into any agreements or modification of the Lease without the prior written consent of the lender specified by Landlord, provided such consent would not be unreasonably withheld.

        If Landlord or Tenant shall fail to execute and deliver any such statement to the requesting party within ten (10) business days, the requesting party may deliver a second written notice requesting the statement. If the party required to deliver the statement fails to make such delivery within five (5) business days following such second notice, the failure shall constitute an Event of Default hereunder entitling the requesting party to pursue available remedies as set forth in this Lease.

        26.3 At Landlord's election, this Lease shall be subordinate to any and all encumbrances, covenants, restrictions, conditions and easements of record now existing or which hereafter may be executed ("RECORD MATTERS") covering the Premises and/or the land underlying the same or any parts thereof without the necessity of having further instruments executed by Tenant to effectuate the same, provided that any future encumbrances shall be subject to the provision of
Section 26.1 above and any other Record Matters recorded after the date of this Lease shall not materially and adversely affect Tenant's use of the Premises. Landlord hereby confirms that it has no present knowledge of the existence of any encumbrances, covenants, restrictions, conditions or easements of record which now exist, or which will be recorded in the future with respect to Parcel 3, that would materially and adversely affect Tenant's use of the Premises other than those shown in the title report for Center attached hereto as Exhibit H.

                            ARTICLE 27. HOLDING OVER

        If, without the execution of a new lease or written extension of this Lease, and with the consent of Landlord, Tenant shall hold over after the expiration of the Term of this Lease, Tenant shall be deemed to be occupying the Premises as a tenant from month-to-month, which tenancy may be terminated as provided by law. During said tenancy, the Base Rent payable to Landlord by Tenant shall be one hundred fifty percent (150%) of the Base Rent set forth in
Article 3 of this Lease which is payable immediately preceding the date of expiration of this Lease, and upon all of the other terms, covenants and conditions set forth in this Lease so far as the same are applicable.

        If Tenant shall holdover and fail to surrender the Premises upon the termination of this Lease without Landlord's consent, in addition to any other liabilities to Landlord arising therefrom, Tenant shall and does hereby agree to indemnify and hold Landlord harmless from loss or liability resulting from such failure including, but not limited to, claims made by any succeeding tenant founded on such failure.

                               ARTICLE 28. NOTICES

        All notices, approvals, demands, consents or other communications required or permitted under this Lease shall be in writing and shall be deemed to have been given when personally served or received by certified mail, postage prepaid, or on the next business day sent by telefax, Express Mail, Federal Express or similar reputable overnight delivery service, addressed to the appropriate party at the address indicated next to each party's signature below. Notwithstanding the foregoing, notices during the initial construction of the Premises relating to construction matters shall be governed by the provisions of Exhibit C.

                                ARTICLE 29. LIENS

        29.1 Tenant shall pay all costs for work done by it or caused to be done by it in the Premises and Tenant shall keep the Premises and the Center free and clear of all mechanics' liens and other liens of account or work done for Tenant or persons claiming under it. Notwithstanding the foregoing, Tenant shall have no responsibility or liability with respect to liens filed with respect to the Base Building, and Tenant Improvements or any other work performed by Landlord pursuant to Article 8, Exhibit C or otherwise. Tenant agrees to and shall indemnify and hold Landlord harmless against liability, loss, damage, costs, attorneys' fees, and any other expenses on account of claims of liens of laborers or materialmen for work performed or materials or supplies furnished for Tenant or persons claiming under it. If any such lien shall attach to the Premises or the Center by reason of any work performed by Tenant, Tenant shall promptly, and in any event within twenty (20) days thereafter, discharge it as a matter of record or bond over it. If necessary to accomplish same, Tenant shall furnish and record a bond to insure the protection of Landlord, the Premises, and the Center (including all buildings located thereon or of which they form a part) from loss by virtue of any such lien.

        29.2 Any bond furnished by Tenant pursuant to the provisions of Section
29.1 above shall be a lien release bond issued by a corporation authorized to issue surety bonds in the State of California in an amount equal to one and one-half the amount of such claim of lien. The bond shall meet the requirements of Civil Code Section 3143 and shall provide for the payment of any sum that the claimant may recover on the claim, together with said lien claimant's costs of suit if he recovers therein.

        29.3 If a mechanics' lien which is Tenant's responsibility pursuant to
Section 29.1 above has been filed, and Tenant shall not have discharged same of record within the time permitted by that Section, Landlord may (but shall not be obligated to) pay said claim and any costs, and the amount so paid, together with reasonable attorneys' fees incurred in connection therewith shall be payable by Tenant to Landlord as Additional Rent within five (5) days after written demand therefor. Tenant's failure to pay such Additional Rent shall constitute an Event of Default of this Lease, and Landlord may, without any further notice, exercise its remedies specified in Article 25 hereof.

        29.4 Tenant shall, at least ten (10) days prior to commencing any work which might result in a lien as aforesaid, give Landlord written notice of its intention to commence such work, to enable Landlord to post, file and record a legally effective notice of non-responsibility. Landlord or its representatives shall have the right to enter into the Premises and inspect the same at all reasonable times, and shall have the right to post and keep posted thereon said notices of non-responsibility and such other notices as Landlord may deem proper to protect its interest therein.

                           ARTICLE 30. QUIET ENJOYMENT

        Landlord agrees that Tenant, upon payment of the Base Rent, Additional Rent, and all other sums and charges required to be paid by Tenant hereunder, and the due and punctual performance of all of Tenant's other covenants and obligations under this Lease, shall have the quiet and undisturbed possession of the Premises.

                           ARTICLE 31. ATTORNEYS' FEES

        Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages or for declaratory or other relief hereunder, the prevailing party shall be entitled to receive from the losing party, in addition to court costs, such amount as the court may adjudge to be reasonable as attorneys' fees for services rendered to said prevailing party, and said amount may be made a part of the judgment against the losing party.

                            ARTICLE 32. MISCELLANEOUS

        32.1 Nothing contained in this Lease shall be deemed or construed as creating a partnership or joint venture between Landlord and Tenant or between Landlord and any other party, or cause Landlord to be in any manner responsible for the debts or obligations of Tenant, or any other party. The covenants in this Lease are made between the parties to the Lease and shall not be deemed or construed as creating any rights in any other party claiming to be a third party beneficiary of this agreement.

        32.2 If any provision of this Lease shall be determined to be void or voidable by any court of competent jurisdiction, such determination shall not affect any other provision of this Lease and all such other provisions shall remain in effect. It is the intention of the parties hereto that if any provision of this Lease is capable of two constructions, one of which would render the provision void or voidable and the other of which would render the provision valid, then the provision shall have the meaning which renders it valid.

        32.3 If Tenant hereunder is a corporation or partnership, the parties executing this Lease on behalf of Tenant represent and warrant to Landlord that: they are authorized to enter into this Lease; this Lease is executed in the usual course of business of Tenant and that neither the corporate Articles nor Bylaws of Tenant or any partnership agreement of Tenant, as the case may be, require the consent of its shareholders or partners, as applicable, thereto; Tenant is a valid and existing corporation or partnership, as applicable; all things necessary to qualify Tenant to do business in California have been accomplished prior to the date of this Lease; all franchise and other taxes have been paid to the date of this Lease; all forms, reports, fees, and taxes required to be filed or paid by Tenant in compliance with all Legal Requirements will be filed and paid when due.

        32.4 The entire agreement between the parties hereto is set forth in this Lease, and any agreement hereafter made shall be ineffective to change, modify, alter or discharge it in whole or in part unless such agreement is in writing and signed by both parties hereto. It is further understood that there are no oral agreements between the parties hereto affecting this Lease, and that this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter of this Lease, and none of the same shall be available to interpret or construe this Lease. All negotiations and oral agreements acceptable to both parties hereto have been merged into and are included in this Lease.

        32.5 Landlord reserves the absolute right to effect such other tenancies in the Center. Tenant does not rely on the fact nor does Landlord represent that any specific tenant or number of tenants shall during the term of this Lease occupy any space in any Building.

        32.6 The laws of the State of California shall govern the validity, performance and enforcement of this Lease. Should either party institute legal suit or action for enforcement of any obligation herein, it is agreed that the venue of such suit or action shall be in Alameda County, California, and Tenant expressly consents to Landlord's designating Alameda County as the venue of any such suit or action.

        32.7 A waiver of any breach or default shall not be a waiver of any other breach or default. Landlord's consent to or approval of, any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent similar act by Tenant. The acceptance by Landlord of any rental or other payments due hereunder with knowledge of the breach of any of the covenants of this Lease by Tenant shall not be construed as a waiver of any such breach. The acceptance at any time or times by Landlord of any sum less than that which is required to be paid by Tenant shall, unless Landlord specifically agrees otherwise in writing, be deemed to have been received only on account of the obligation for which it is paid, and shall not be deemed an accord and satisfaction notwithstanding any provisions to the contrary written on any check or contained in a letter of transmittal.

        32.8 Any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefore, failure of power, governmental restrictions, regulations or controls, enemy or hostile governmental action, riot, civil commotion, fire or other casualty, inclement weather beyond seasonal norm and other causes of a like nature beyond the reasonable control of the party obligated to perform (any such event being "FORCE MAJEURE"), shall excuse the performance by such party for a period equal to any such prevention, delay or stoppage, except that Tenant's obligations to pay Rent and any other sums or charges specifically due and payable pursuant to this Lease shall not be affected thereby.

        32.9 The term "LANDLORD" as used in this Lease, so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the Premises, and in the event of any transfer or transfers of title thereto, Landlord herein named (and in case of any subsequent transfers or conveyances, the then grantor) shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations hereunder of the part of Landlord to be performed thereafter.

        32.10 The voluntary or other surrender of this Lease by Tenant, or a mutual cancellation thereof, shall not work a merger, and shall, at the option of the Landlord terminate all or any existing subleases and subtenancies, or may, at Landlord's option, operate as an assignment to it of any or all such subleases or subtenancies.

        32.11 Although the printed provisions of this Lease were prepared and drawn by Landlord, this Lease shall not be construed either for or against Landlord or Tenant, but its construction shall be at all times in accord with the general tenor of the language so as to reach a fair and equitable result.

        32.12 Except as otherwise expressly provided in this Lease, any and all "approvals", "consents" and "permissions" that either party is obligated or required to provide under this Lease shall not be unreasonably withheld or delayed.

        32.13 Upon Landlord's written request not more often than once per year, Tenant shall promptly furnish to Landlord, from time to time, financial statements reflecting Tenant's current financial condition. If Tenant is a publicly held company, Tenant may furnish to Landlord Tenant's most recent publicly filed annual or quarterly report to satisfy this request.

        32.14 Time is of the essence with respect to the performance of each of the covenants and agreements of this Lease.

        32.15 Each and all of the provisions of this Lease shall be binding upon and inure to the benefit of the parties hereto and (except as set forth in Section 32.9 above and as otherwise specifically provided elsewhere in this Lease), their respective personal representatives, successors and assigns, subject at all times to all provisions and restrictions elsewhere in this Lease respecting the assignment, transfer, encumbering or subletting of all or any part of the Premises or Tenant's interest in this Lease.

               See Addendum A-32.15.

        32.16 Submission of this instrument by or on behalf of Landlord for examination or execution by Tenant does not constitute a reservation of or option for lease, and this instrument shall not be effective as a lease or otherwise until executed and delivered by both Landlord and Tenant.

        32.17 The captions shown in this Lease are for convenience or reference only, and shall not, in any manner, be utilized to construe the scope or the intent of any provisions thereof.

        32.18 This Lease shall not be recorded, but Tenant may record a short form Memorandum of this Lease at its expense and Landlord agrees to execute such a memorandum in a form reasonably approved by Landlord upon Tenant's request. In such event, upon Landlord's written request Tenant agrees to execute a quitclaim deed at the end of the term relinquishing any interest in the Premises.

        32.19 Intentionally Deleted.

        32.20 All agreements herein by Tenant, whether expressed as covenants or conditions, shall be deemed to be conditions for the purpose of this Lease.

        32.21 The parties represent and warrant to each other that each has not dealt with any real estate agent other than Colliers International, as to Landlord, and The Staubach Company as to Tenant. Each agrees to indemnify and hold the other harmless from and against all loss, cost and expenses incurred by reason of the breach of such representation and warranty. Landlord shall be responsible for paying all commissions due, in accordance with the terms of a separate written agreement.

        32.22 The terms of this Lease are confidential and constitute proprietary information of the parties. Neither party, nor its respective employees or agents, shall disclose the terms of this Lease to any other person without the prior written consent of the other party hereto, which consent may be withheld in such party's sole discretion. However, either party may disclose the terms of this Lease to its lenders, accountants and prospective transferees, provided that such lenders, accountants, and prospective transferees have a reasonable bona fide need to know such terms, and provided that the disclosing party ensures that such lenders, accountants and prospective transferees maintain the confidentiality of such terms. In addition, either party may disclose the terms of this Lease in litigation or other dispute resolution proceeding between Landlord and Tenant with respect to the Lease subject to the Lease being filed under seal if the filing of the document would otherwise make it publicly available and if the court approves of filing under seal, and: (i) pursuant to an order of a court of competent jurisdiction, provided that the disclosing party promptly notifies the other party of any motion to compel such disclosure and the disclosure order, and/or (ii) in order to comply with any applicable Securities Exchange Commission laws, rules or regulations, provided that the disclosing party notifies the other party of the fact that such disclosure will take place, subject, however, to the disclosing party in each of
(i) and (ii), using commercially reasonable best efforts to limit the scope and extent of the disclosure.

        32.23 The Addendum attached hereto is hereby made a part of this Lease.

               See Addendum A-32.24-32.27.


        WITNESS the signatures of the parties hereto, the day and year first above written.

LANDLORD:                                    TENANT:


GREENVILLE INVESTORS, L.P.                   FORMFACTOR, INC.,
By:  Greenville Ventures, Inc.               a Delaware corporation
Title:  General Partner


 By: /s/ William A. Drummond                 By: /s/ Jens Meyerhoff
     ---------------------------------           ------------------------------
     William A. Drummond
Its: Vice President                          Its: CFO
                                                  -----------------------------

ADDRESS: 675 Hartz Avenue, Suite 300         ADDRESS: 2020 Research Drive
         Danville, CA  94526                          Livermore, CA  94550

                                ADDENDUM TO LEASE

        A-2.1 OPTIONS TO RENEW. Provided that no Event of Default by Tenant under this Lease exists as of the date of exercise of the applicable option or at the expiration of the initial term or preceding Option Term, and provided further that Tenant has not assigned this Lease, Tenant shall have the option to extend the initial lease term for four (4) additional, successive terms of five
(5) years each (each, an "OPTION TERM"). Tenant shall exercise the option, if at all, by delivering to Landlord written notice of the exercise no sooner than fifteen (15) months nor later than twelve (12) months prior to the expiration of the initial Lease Term or preceding Option Term, as applicable. Tenant's right to exercise each option shall be conditioned upon Tenant delivering to Landlord with Tenant's notice of exercise, current financial reports which evidence that Tenant's financial condition on the date of exercise is equal to or better than Tenant's financial condition on the date of execution of this Lease. If Tenant's financial condition has declined in Landlord's business judgment, Landlord may refuse to accept Tenant's exercise unless Tenant agrees to provide a new Letter(s) of Credit with terms and amounts acceptable to Landlord in its business judgment to secure Tenant's obligations during the applicable Option Term.

        All terms, provisions, conditions and covenants of this Lease shall remain in full force and effect during the Option Terms, provided that Tenant shall have no additional option periods and the Base Rent payable during the first Lease Year of each Option Term (and for increases during the Option Term, as applicable) shall be the market rate then prevailing as projected for the commencement of the applicable Option Term, for premises comparable in size, quality and location in comparable class R&D/Office buildings throughout the Tri-Valley/Livermore area taking into account all relevant factors (the "MARKET RENT"). Base Rent for the Option Term shall be determined prior to the commencement of the applicable Option Term in the following manner:

        If Landlord and Tenant are unable to agree on the market rent within sixty (60) days after Tenant gives notice of its exercise of the Option Term, then Tenant shall have the right to revoke its exercise of the option by delivering written notice within ten (10) days following the expiration of such 60-day period. In the event of such revocation, Tenant shall forfeit all rights to thereafter exercise any option under this Lease and the Lease shall terminate at the end of the initial term, or then Option Term, as applicable. If Tenant does not revoke its exercise and elects to proceed with the determination of market rent, then the monthly Base Rent and Additional Rent payable during the Option Term shall be determined by appraisal in the following manner:

        If Landlord and Tenant can agree on a single appraiser, then the rate set by such appraiser as set forth below shall be the Base Rent for the Option Term. If the parties cannot agree on a single appraiser, then each party, by giving written notice to the other party, shall appoint as an appraiser an experienced commercial real estate agent in the area in which the Premises are located. Said appointment shall be made within ten (10) days following the expiration of the sixty (60) day period aforesaid, and if one of the parties does not appoint an appraiser within that time, the single appraiser named shall be the sole appraiser and shall set the monthly Base Rent for the Option Term.

        If the two appraisers are appointed as provided herein, each shall independently prepare an estimate of the market rent within sixty (60) days. If the higher of the two estimates so determined is within ten percent (10%) of the lower estimate, then the monthly Base Rent to be paid by Tenant during the Option Term shall be the average of the amounts determined by the appraisers. If the difference between the two estimates exceeds ten percent (10%) of the lower one, the two appraisers shall select a third appraiser meeting the qualifications set forth hereinabove within ten (10) days thereafter who will likewise independently estimate the market rate within sixty (60) days after the appointment. The average of the two closest appraisals shall be set as the monthly Base Rent.

        Each party shall pay the fees of the appraiser appointed by such party and the parties will share equally the fees of any third appraiser appointed pursuant to this Section A-2.1.

        Notwithstanding the above, the Base Rent payable by Tenant during each Option Term shall be in addition to all Additional Rent and other sums and charges payable by Tenant under the terms of this Lease.

        Tenant acknowledges that the options granted herein are personal to Tenant and may not be assigned with an assignment of this Lease except in connection with an assignment to an entity which controls, is controlled by or is under common control with Tenant (as defined in Article 20 of this Lease) or which is a successor to Tenant by merger, consolidation or sale of substantially all of Tenant's assets with Landlord's prior written consent, not to be unreasonably withheld.

A-4.7.HAZARDOUS SUBSTANCES. Landlord hereby represents that it has, prior to the date of this Lease, provided to Tenant copies of all environmental reports in its possession, regarding the presence of Hazardous Substances at the Center or upon, around or under Parcel 3. Except as specifically disclosed in the reports delivered to Tenant, Landlord represents and warrants that to its actual knowledge, Landlord does not know of any Hazardous Substances in the Center. Landlord shall indemnify, defend and hold Tenant harmless for any claims, costs or liabilities (collectively, "Claims") arising out of or relating to any breach or misrepresentation by Landlord of the foregoing representation and warranty. Landlord's confidentiality obligations under Section 4.7 and its indemnity obligations pursuant to this Section A-4.7 shall survive the termination of this Lease.

A-4.8 DECLARATION. Notwithstanding the provisions of Section 4.8, Landlord shall not amend the Declaration in a manner which (i) reduces the number of Tenant's exclusive parking spaces on Parcel 3, (ii) restricts Tenant 's permitted use described in Article 4, (iii) adversely and materially affects Tenant's access to or from Parcel 3 and Lawrence Road or South Front Road or (iv) increases the share of Common Area Costs assessed against Parcel 3 or Parcel 3's proportionate share of Shared Maintenance Costs, without the prior written consent of Tenant which shall not be unreasonably withheld or delayed.

A-9.3 REPAIRS BY TENANT. Notwithstanding the provisions of Section 9.4, except to the extent necessary due to damage caused by the negligence of Tenant, its employees, agents or contractors, Tenant shall have no obligation to replace the HVAC system or any other essential building system serving Building 3 (specifically excluding any special HVAC system for Tenant's operations in the Premises, such as the HVAC serving any "clean room", the replacement of which shall be at Tenant's sole cost and expense) within the last eighteen (18) months of the Term. If any such replacement is necessary, Landlord and Tenant shall mutually agree on the type of equipment to be installed and a commercially reasonable cost sharing arrangement which will take into account the number of years of the useful life of such equipment or system which will occur following the expiration of the Term. If Tenant subsequently exercises an option to extend the Lease, however, the replacement shall be at Tenant's sole option, cost and expense and within thirty (30) days after Tenant's exercise of the option, Tenant shall reimburse Landlord for all amounts previously paid by Landlord for the system replaced.

A-9.5.TENANT EQUIPMENT/IMPROVEMENTS. The equipment Tenant initially intends to install in the Premises is described on Exhibit C attached hereto. If landlord wishes to require removal of any Tenant Improvements, Landlord shall designate as a part of its approval pursuant to the terms of Exhibit C of the plans for Tenant's Work, any Tenant Improvements and/or Special Tenant Improvements (if any) or equipment which Landlord will require Tenant to remove at the expiration of the Term. In connection with any such required removal by Tenant, Tenant shall repair all damage caused by such removal.

        A-12.2. DAMAGE OR DESTRUCTION. If the Premises is damaged to an extent greater than 75% of its replacement cost, and Landlord has given Tenant notice of its election to terminate the Lease pursuant to Section 12.2, this Lease shall terminate upon the expiration of thirty (30) days after receipt by Tenant of such notice unless Tenant shall elect, by notice to Landlord within such 30-day period, to repair or restore the Premises. If Tenant so elects, this Lease shall continue in full force and effect and Tenant shall proceed to make repairs and restoration as soon as reasonably possible and the rent shall be abated as provided in Section 12.5 of the Lease. Subject to the rights of Landlord's lender, the proceeds of Landlord's insurance allocable to Building 3 and available for rebuilding shall be deposited into a construction escrow for the purpose of rebuilding and periodically disbursed to Tenant pursuant to procedures mutually agreed to by Tenant, Landlord and Landlord's lender. All costs in excess of the escrowed insurance proceeds shall be paid by Tenant. Notwithstanding the foregoing, Tenant shall not have the right to elect to rebuild unless there are at least five (5) full Lease Years remaining on the term of its Lease.

A-26.1. NON-DISTURBANCE AGREEMENT. Landlord shall use commercially reasonable efforts to obtain an agreement from Landlord's existing construction lender prior to the Delivery date to not disturb Tenant's possession under this Lease so long as Tenant is not in default of its obligations hereunder.

        A-32.15. RESTRICTION ON SALE. Notwithstanding the provisions of Section
32.15 of the Lease, during the term of this Lease and provided that Tenant is not then in default of this Lease beyond any applicable cure period, Landlord shall not sell Parcel 3 or Building 3 to an entity on Tenant's competitor list which is attached hereto as Exhibit I without Tenant's prior written consent, which may be withheld in Tenant's sole discretion.

        A-32.24. BUILDING SALE NOTICE RIGHTS. Landlord shall provide written notice to Tenant the first time Landlord responds in writing to a new interested third party to purchase Building 3, provided that Tenant is not then in default of this Lease beyond any applicable cure period. Landlord shall only be required to notify Tenant of third party interest one time with respect to the Building. Tenant shall have five (5) days to indicate its interest in negotiating a sale. Landlord may negotiate concurrently with Tenant and interested third party(ies). Landlord's obligation to notify Tenant as described herein shall in no way obligate Landlord to sell Building 3 to Tenant. Tenant's notice rights shall expire upon Landlord's execution of a sale agreement with a third party.

        A- 32.25. PARKING. Parcel 3 has been allocated 117 parking stalls assuming that roll-up doors are not required by Tenant. Throughout the Term of the Lease, all parking on Parcel 3 shall be for Tenant's exclusive use. Tenant is also leasing from Landlord the buildings designated as "Building 1", "Building 2" and "Building 5" on Exhibit A. So long as Tenant's lease of Building 1 is in effect, Tenant may use a portion of the parking spaces on Parcel 1 in connection with its use of Building 3, so long as the Tenant's lease of Building 2 is in effect, Tenant may use a portion of the parking spaces on Parcel 2 in connection with its use of Building 3 and so long as the Tenant's lease of Building 5 is in effect, Tenant may use a portion of the parking spaces on Parcel 5 in connection with its use of Building 3.

        A-32.26 SIGNAGE. All of Tenant' s signage at the Premises and Parcel 1 must be in accordance with the City-approved master sign program for the Center. The program provides 2' x 16' signage areas at each entry structure and a 2'6" x 5'0" signage area on a monument at the street in front of each building. Tenant's corporate logo and trade style are permitted to be used in accordance with the parameters of the sign program. Any additional signage outside the scope of the master signage program shall be subject to the approval of the Landlord (which shall not be unreasonably withheld) and the City of Livermore. Subject to City and Landlord's approval, Landlord shall permit Tenant to install a temporary sign or banner in the Center, in a location approved by Landlord, announcing the Center as Tenant's new headquarters location.

        A-32.27 USE OF ROOF. Tenant acknowledges that Landlord has reserved the right to use the roof of Building 3, including the right to lease or license its use. Tenant and no employee or invitee of Tenant shall go upon the roof of the Building, except as otherwise expressly provided herein.

        Tenant shall have the exclusive right to use 50% of the total area of the roof, in location(s) designated by Landlord and reasonably approved by Tenant, to install a satellite dish or cluster of dishes and ancillary telecommunications equipment in connection with Tenant's business operations. Tenant's roof use shall be on the following terms and conditions set forth herein. Subject to Applicable Laws, Tenant shall have the right to install or cause to be installed rooftop equipment ("ROOFTOP EQUIPMENT") pursuant to plans and specifications which shall be subject to Landlord's prior written approval, which shall not be unreasonably withheld or delayed on the roof of the Building, in a location as Landlord and Tenant may mutually agree. There shall be no additional charge payable by Tenant to Landlord for the use of such area or for the installation of the Rooftop Equipment. If the Rooftop Equipment is to be installed on the roof, Tenant shall notify Landlord in writing that the Rooftop Equipment is to be installed on the roof. Tenant shall be solely responsible for complying with (or causing its vendor to comply with) the requirements of such roof warranty or roof bond in connection with the installation, maintenance, repair, replacement or removal of the Rooftop Equipment. Tenant shall repair any damage to the roof caused by the installation, maintenance, repair, replacement or removal of the Rooftop Equipment. Landlord shall permit Tenant reasonable access to the designated area as reasonably necessary to install, maintain and remove the Rooftop Equipment, and Tenant shall indemnify Landlord and be solely responsible, at Tenant's cost and expense, for the maintenance and repair of the Rooftop Equipment, and Landlord shall have no responsibility with respect thereto unless the same was made necessary by the negligence or willful act of Landlord or Landlord's Agents. Tenant hereby agrees to defend, indemnify and hold Landlord harmless form any mechanics or materialmen's liens upon the Premises or the Center which result from work associated with the installation of the Rooftop Equipment. Tenant shall obtain all licenses or approvals required to install and operate the Rooftop Equipment. The Rooftop Equipment shall remain the property of Tenant and upon expiration of the Lease, Tenant shall remove the Rooftop Equipment and repair the Premises and any damage to the area upon which the Rooftop Equipment was located to the original condition, normal wear and tear excepted. Landlord shall have the right to request that Tenant relocate the Rooftop Equipment, if necessary, at Landlord's sole cost and expense to facilitate Landlord's use of the roof. Tenant covenants that the Rooftop Equipment will be installed, maintained and removed in accordance with all Applicable Requirements. Tenant shall be responsible for all damage caused by the installation, maintenance, repair and/or removal of Tenant's Rooftop Equipment. Tenant's access to the roof to exercise its rights hereunder shall be subject to Landlord's prior approval, which shall not be unreasonably withheld, provided that Tenant exercises such access rights in a manner that does not void any roof warranty. Tenant's Rooftop Equipment shall not interfere with the operation of any existing roof top equipment which has been installed on the portion of the roof used by Landlord. Landlord shall not install or permit the installation of any rooftop equipment which will interfere with any Rooftop Equipment for which Tenant has submitted installation plans to Landlord or which Tenant has previously installed on the portion of the roof for Tenant's use.

                                    EXHIBIT A

                                    SITE PLAN

                                    EXHIBIT B

                      CENTER LEGAL DESCRIPTION AND PLAT MAP

REAL PROPERTY IN THE City of Livermore, County of Alameda, State of California, described as follows:

Parcels 1 through 8 as shown on Parcel Map No. 7624, filed December 12, 2000, in Book 254 of Maps at Pages 73 through 82, Alameda County Records.

                                    EXHIBIT C

                                   WORK LETTER

        This Work Letter sets forth the terms and conditions relating to the construction of the Premises.

                                    SECTION 1

              INITIAL CONSTRUCTION OF THE BUILDING AND THE PREMISES

1.1 BASE BUILDING. Landlord shall construct the "Base Building" at Landlord's sole cost and expense; provided that any modifications to the Base Building required by the Tenant Improvement Work described below shall be deemed to be Tenant Improvements. The Base Building shall be constructed in accordance with the plans for such improvements listed on the plan list attached as Schedule 1 to this Exhibit C (the "Plan List") provided that Landlord, shall not be responsible to install the 2000 amp, 480/277 volt, 3 phase electrical service with main switch in the electrical room described in such plans. The electrical service work for the Building will be performed by Tenant in accordance with the Approved Tenant Improvement Plans. The Base Building shall include, without limitation:

        a) Fully enclosed tilt-up concrete building(s) with 5" thick concrete slab and grade doors as shown on the construction drawings listed in the Plan List;

        b) Water and gas service stubbed into the Building;

        c) A sanitary sewer gut line as shown on the construction drawings;

        d) Four (4) 4" telephone conduits and 8' x 8' plywood terminal board in the electrical room; and

        e) Fire sprinklers at roof to meet Legal Requirements for the Building shell.

1.2 SPECIAL TENANT IMPROVEMENTS. In addition to the Base Building, Landlord shall also obtain all necessary permits and approvals for and shall construct those improvements specifically described in Architect's Bulletin No. 4 dated February 2, 2001 (the "BULLETIN") and prepared by Ware Malcomb Architects, which Bulletin has been approved by Landlord and is attached hereto (the "SPECIAL TENANT IMPROVEMENTS"). Prior to the date hereof Tenant has paid to Landlord $135,000 representing the estimated cost of the Special Tenant Improvements. In the event the actual cost of completing the Special Tenant Improvements exceeds $135,000 the remainder shall be charged against the Tenant Improvement Allowance. If the actual cost is less than $135,000, the remainder shall be promptly refunded to Tenant.

1.3 PARCEL 3 IMPROVEMENTS. Landlord shall construct the site improvements on Parcel 3 at Landlord's sole cost and expense in accordance with the plans for such improvements listed on the Plan List. The site improvements shall include, without limitation, site concrete, asphalt paving, striping, exterior lighting, site utilities and landscaping.

1.4 LANDLORD'S WORK. "LANDLORD'S WORK" shall mean all work to be constructed by Landlord described in Sections 1.1, 1.2 and 1.3 above.

1.5 TENANT'S WORK. "TENANT'S WORK" will include designing, providing and installing all Tenant Improvements (defined hereafter) and providing the required furnishings, fixtures and equipment for Tenant's use of the Premises. As used in this Lease, the term "TENANT IMPROVEMENTS" shall mean all improvements set forth in the Approved Tenant Improvement Plans. Tenant shall obtain all necessary permits and approvals for and shall construct the "TENANT IMPROVEMENTS" in accordance with the Approved Tenant Improvement Plans (as defined in Section 2.4 below). Landlord will disburse the Tenant Improvement Allowance described in Section 4 below to pay for Tenant Improvement Costs (defined hereafter). All such costs of completing Tenant's Work which are in excess of the Tenant Improvement

Allowance shall be paid by Tenant pursuant to the terms of the Lease and this Work Letter.

                                    SECTION 2

                            TENANT IMPROVEMENT PLANS

2.1 ARCHITECT/CONSTRUCTION PLANS. Tenant has retained CAS Architects, Inc. (the "Architect") to prepare the construction plans for all Tenant Improvements and Special Tenant Improvements. Tenant shall retain engineering consultants (the "Engineers") approved by Landlord (which approval shall not be unreasonably withheld or delayed) to prepare all plans and engineering working drawings relating to the Tenant Improvements, including without limitation, all structural, HVAC, electrical, plumbing, life safety, and sprinkler work in the Premises which is not part of the Base Building. The final working plans and drawings to be prepared by Architect and the Engineers hereunder shall be known collectively as the "Tenant Improvement Plans". The scope, form and content of all plans and drawings shall be discussed in reasonable detail at each of the weekly meetings held pursuant to the terms of Section 3.2.6 below. All Tenant Improvement Plans shall be in a form suitable for bidding and construction by qualified contractors, shall meet the requirements of the City of Livermore, and shall be subject to Landlord's approval, which shall not be unreasonably withheld or delayed. Tenant and Architect shall verify, in the field, the dimensions and conditions as shown on the relevant portions of the Base Building plans, and Tenant and Architect shall be solely responsible for the same, and Landlord shall have no responsibility in connection therewith. Landlord's review of the Tenant Improvement Plans as set forth in this Section 2, shall be for its sole purpose and shall not obligate Landlord to review the same, for quality, design, code compliance or other like matters. Accordingly, notwithstanding that any Tenant Improvement Plans are reviewed by Landlord or its architect, engineers and consultants, and notwithstanding any advice or assistance which may be rendered to Tenant by Landlord or Landlord's space planner, architect, engineers, and consultants, Landlord shall have no liability whatsoever in connection therewith and shall not be responsible for any omissions or errors contained in the Tenant Improvement Plans, and Tenant's waiver and indemnity set forth in Section 16 of this Lease shall specifically apply to the Tenant Improvement Plans.

2.2 FINAL DESIGN DRAWINGS. Tenant and the Architect shall prepare the final design drawings and specifications for Tenant Improvements in the Premises (collectively, the "Final Design Drawings") and shall deliver the same to Landlord for Landlord's approval. The Final Design Drawings shall include a layout and designation of all offices, rooms and other partitioning. Landlord may request clarification or more specific drawings for special use items not included in the Final Design Drawings. Landlord shall advise Tenant within five
(5) business days after Landlord's receipt of the Final Design Drawings for the Premises if the same are unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Design Drawings to be revised to correct any deficiencies or other matters Landlord may reasonably require.

2.3 FINAL WORKING DRAWINGS. After the Final Design Drawings have been approved by Landlord, Tenant shall promptly cause the Architect and the Engineers to complete the architectural and engineering drawings for the Premises, and Architect shall compile a fully coordinated set of architectural, structural, mechanical, electrical and plumbing working drawings in a form which is sufficiently complete to allow subcontractors with a reasonable level of competence and experience in the industry to bid on the work and to obtain all permits required for the construction of the Tenant Improvements (the "PERMITS") and shall submit the same (collectively, the "FINAL WORKING DRAWINGS") to Landlord for Landlord's approval, which approval shall not be unreasonably withheld or delayed. Tenant shall supply Landlord with three (3) copies signed by Tenant of such Final Working Drawings. Landlord shall advise Tenant within five (5) business days after Landlord's receipt of the Final Working Drawings for the Premises if the same are unsatisfactory or incomplete in any respect. If Tenant is so advised, Tenant shall promptly cause the Final Working Drawings to be revised in accordance with such review and any disapproval of Landlord in connection therewith.

2.4 APPROVED TENANT IMPROVEMENT PLANS. The Final Working Drawings shall be approved by Landlord (the "Approved Tenant Improvement Plans") prior to the commencement of construction of the Tenant Improvements by Tenant. In order to expedite the permitting process, however, prior to Landlord's approval pursuant to Section 2.3 above, Tenant may submit the Final Working Drawings to the appropriate municipal authorities for all Permits necessary to allow Landlord's contractor to commence and fully complete the construction of the Tenant Improvements. Notwithstanding the foregoing, Tenant acknowledges that Landlord does not waive the right to approve the Final Working Drawings and by electing to submit the Final Working Drawings for permit prior to Landlord's approval, Tenant is assuming the risk that Landlord may require changes in such drawings after the same have been submitted for permits. Tenant hereby agrees that neither Landlord nor Landlord's consultants shall be responsible for obtaining any of the Permits or a certificate of occupancy for the Premises and that obtaining the same shall be Tenant's responsibility; provided, however, that Landlord shall cooperate with Tenant in executing permit applications and performing other ministerial acts reasonably necessary to enable Tenant to obtain any such permit or certificate of occupancy. No changes, modifications or alterations in the Approved Tenant Improvement Plans may be made without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, provided that if a proposed change would directly or indirectly delay the "SUBSTANTIAL COMPLETION" of Landlord's Work as that term is defined in Article 8 of the Lease, Landlord may proceed to establish a Tenant Delay pursuant to Section 5 hereof.

                                    SECTION 3

                       CONSTRUCTION OF TENANT IMPROVEMENTS

3.1     TENANT'S SELECTION OF CONTRACTORS.

        3.1.1 TENANT'S CONTRACTOR. A general contractor shall be retained by Tenant to construct the Tenant Improvements. Such general contractor ("TENANT'S CONTRACTOR") shall be subject to Landlord's prior approval, which approval shall not be unreasonably withheld or delayed.

        3.1.2 TENANT'S AGENTS. All subcontractors, laborers, materialmen, and suppliers used by Tenant (such subcontractors, laborers, materialmen, and suppliers, and Tenant's Contractor to be known collectively as "TENANT'S AGENTS") must be approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. If Landlord does not approve any of Tenant's proposed subcontractors, laborers, materialmen or suppliers, Tenant shall submit other proposed subcontractors, laborers, materialmen or suppliers for Landlord's written approval. Notwithstanding the foregoing, Tenant shall retain subcontractors designated or reasonably approved by Landlord in connection with any structural, mechanical, electrical, plumbing or heating, air-conditioning or ventilation work to be performed in the Premises. Further Landlord's approval shall not be required for any of Tenant's Agents performing work or providing materials costing less than $10,000.

3.2     CONSTRUCTION OF TENANT IMPROVEMENTS BY TENANT'S AGENTS.

        3.2.1 TENANT'S CONSTRUCTION CONTRACT; COST BUDGET. Prior to Tenant's execution of the construction contract and general conditions with Tenant's Contractor ("TENANT'S CONSTRUCTION Contract"), Tenant shall submit Tenant's Construction Contract to Landlord for its approval, which approval shall not be unreasonably withheld or delayed. Prior to the commencement of the construction of the Tenant Improvements, and after Tenant has accepted all bids for the Tenant Improvements, Tenant shall provide Landlord with a detailed breakdown, by trade, of the final costs to be incurred or which have been incurred in connection with the design and construction of the Tenant Improvements to be performed by or at the direction of Tenant or Tenant's Contractor, which costs form a basis for the amount of Tenant's Construction Contract (the "Final Costs"). If the costs of the Tenant Improvements exceed the Tenant Improvement Allowance, Tenant shall also provide Landlord with its computation of percentage that the Tenant Improvement Allowance bears to the total costs of the Tenant Improvements (the "ALLOWANCE PERCENTAGE")

        3.2.2 TENANT'S AGENTS.

               A. Landlord's General Terms for Tenant's Agents and Tenant Improvement Work. Tenant's and Tenant's Agent's construction of the Tenant Improvements shall comply with the following:

(i) the Tenant Improvements shall be constructed in accordance with the Approved Tenant Improvement Plans; (ii) Tenant's Agents shall submit schedules of all work relating to the Tenant Improvements to Tenant's Contractor and Tenant's Contractor shall, within five (5) business days of receipt thereof, inform Tenant's Agents of any changes which are necessary thereto, and Tenant's Agents shall adhere to such corrected schedule; and (iii) Tenant shall abide by all rules made by Landlord with respect to storage of materials, coordination of work with the contractors of other tenants and Landlord, and any other matter in connection with this Work Letter, including, without limitation, the construction of the Tenant Improvements.

               B. Indemnity. Tenant's indemnity of Landlord as set forth in
Section 16.1 of this Lease shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to any act or omission of Tenant or Tenant's Agents, or anyone directly or indirectly employed by any of them, or in connection with Tenant's non-payment of any amount arising out of the Tenant Improvements and/or Tenant's disapproval of all or any portion of any request for payment. Such indemnity by Tenant, as set forth in Section
16.1 of this Lease, shall also apply with respect to any and all costs, losses, damages, injuries and liabilities related in any way to Landlord's performance of any ministerial acts reasonably necessary (i) to permit Tenant to complete the Tenant Improvements, and (ii) to enable Tenant to obtain any building permit or certificate of occupancy for the Premises.

               C. Requirements of Tenant's Agents. Each of Tenant's Agents shall guarantee to Tenant and for the benefit of Landlord that the portion of the Tenant Improvements for which it is responsible shall be free from any defects in workmanship and materials for a period of not less than one (1) year from the date of completion thereof. Each of Tenant's Agents shall be responsible for the replacement or repair, without additional charge, of all work done or furnished in accordance with its contract that shall become defective within one (1) year after the later to occur of (i) completion of the work performed by such contractor or subcontractors and (ii) the Lease Commencement Date. The correction of such work shall include, without additional charge, all additional expenses and damages incurred in connection with such removal or replacement of all or any part of the Tenant Improvements, and/or the Building and/or common areas that may be damaged or disturbed thereby. All such warranties or guarantees as to materials or workmanship of or with respect to the Tenant Improvements shall be contained in the Contract or subcontract and shall be written such that such guarantees or warranties shall inure to the benefit of both Landlord and Tenant, as their respective interests may appear, and can be directly enforced by either. Tenant covenants to give to Landlord any assignment or other assurances which may be necessary to effect such right of direct enforcement.

               D. Insurance Requirements.

                      1. General Coverages. All of Tenant's Agents shall carry worker's compensation insurance covering all of their respective employees, and shall also carry public liability insurance, including property damage, all with limits, in form and with companies as are required to be carried by Tenant as set forth in Article 14 of this Lease.

                      2. Special Coverages. Tenant shall carry "Builder's All Risk" insurance in an amount approved by Landlord covering the construction of the Tenant Improvements, and such other insurance as Landlord may require, it being understood and agreed that the Tenant Improvements shall be insured by Landlord pursuant to Article 14 of this Lease upon completion thereof. Tenant's policy of Builder's All Risk insurance shall be in amounts and shall include such extended coverage endorsements as may be reasonably required by Landlord including, but not limited to, the requirement that all of Tenant's Agents shall carry Excess Liability and Products and Completed Operation Coverage insurance, each in amounts not less than $1,000,000 per incident, $2,000,000 in aggregate, and in form and with companies as are required to be carried by Tenant as set forth in Article 14 of this Lease.

                      3. General Terms. Certificates for all insurance carried pursuant to this Section 3.2.2(D) shall be delivered to Landlord before the commencement of construction of the Tenant Improvements and before the equipment of Tenant's Contractor is moved onto the site. All such policies of insurance must contain a provision that the company writing said policy will give Landlord thirty (30) days' prior written notice of any cancellation or lapse of the effective date or any reduction in the amounts of such insurance. In the event that the Tenant Improvements are damaged by any cause during the course of the construction thereof, Tenant shall immediately repair the same at Tenant's sole cost and expense. Tenant's Agents shall maintain all of the foregoing insurance coverage in force until the Tenant Improvements are fully completed and accepted by Landlord, except for any Products and Completed Operation Coverage insurance required by Landlord, which is to be maintained for ten (10) years following completion of the work and acceptance by Landlord and Tenant. All policies carried under this Section 3.2.2(D) shall insure Landlord and Tenant, as their interests may appear, as well as Tenant's Contractor and Tenant's Agents. All insurance, except Workers' Compensation, maintained by Tenant's Agents shall preclude subrogation claims by the insurer against anyone insured thereunder. Such insurance shall provide that it is primary insurance as respects the Landlord and that any other insurance maintained by Landlord is excess and noncontributing with the insurance required hereunder. The requirements for the foregoing insurance shall not derogate from the provisions for indemnification of Landlord by Tenant under Section 3.2.2(B) of this Work Letter.

        3.2.3 GOVERNMENTAL COMPLIANCE. The Tenant Improvements shall comply in all respects with the following: (i) all building codes and other state, federal, city or quasi-governmental laws, codes, ordinances and regulations, as each may apply according to the rulings of the controlling public official, agent or other person; (ii) applicable standards of the American Insurance Association (formerly, the National Board of Fire Underwriters) and the National Electrical Code; and (iii) building material manufacturer's specifications.

        3.2.4 MECHANIC'S LIENS. Tenant shall keep the Premises and the Center free and clear of mechanics' liens arising out of its construction of Tenant's Work as provided in Article 29. All provisions of Article 29 shall apply to Tenant's Work as if fully set forth into this Work Letter.

        3.2.5 INSPECTION BY LANDLORD. Landlord shall have the right to inspect the Tenant Improvements at all times, provided however, that Landlord's failure to inspect the Tenant Improvements shall in no event constitute a waiver of any of Landlord's rights hereunder nor shall Landlord's inspection of the Tenant Improvements constitute Landlord's approval of the same. Should Landlord reasonably disapprove any portion of the Tenant Improvements, Landlord shall notify Tenant in writing of such disapproval and shall specify the items disapproved. Any material defects or deviations in, and/or disapproval by Landlord of, the Tenant Improvements shall be rectified by Tenant at no expense to Landlord, provided however, that in the event Landlord determines that a defect or deviation exists or disapproves of any matter in connection with any portion of the Tenant Improvements and such defect, deviation or matter might adversely affect the mechanical, electrical, plumbing, heating, ventilating and air-conditioning or life-safety systems of the Building, the structure or exterior appearance of the Building or any other tenant's use of such other tenant's leased premises, Landlord after giving Tenant at least three (3) business days advance written notice and an opportunity to cure or otherwise demonstrate compliance, may take such action as Landlord deems necessary, at Tenant's expense and without incurring any liability on Landlord's part, to correct any such defect, deviation and/or matter, including, without limitation, causing the cessation of performance of the construction of the Tenant Improvements until such time as the defect, deviation and/or matter is corrected to Landlord's satisfaction.

        3.2.6 MEETINGS. Commencing upon the execution of this Lease, Tenant shall hold weekly meetings at a reasonable time, with the Architect and the Tenant's Contractor regarding the progress of the preparation of the Tenant Improvement Plans and the construction of the Tenant Improvements, and Landlord and/or its agents shall receive prior notice of, and shall have the right to attend, all such meetings, and, upon Landlord's request, certain of Tenant's Agents shall attend such meetings. Such meetings shall include a detailed review of the plans, drawings and specifications prepared to date and all participants in the meeting shall make a good faith effort to raise any issues or concerns they may have regarding the scope, form or content of any plan submitted.

3.3 NOTICE OF COMPLETION; COPY OF RECORD SET OF PLANS. Within ten (10) days after completion of construction of the Tenant Improvements, Tenant shall cause a Notice of Completion with respect to the Tenant Improvements to be recorded in the office of the Recorder of the County of Alameda in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and shall furnish a copy thereof to Landlord upon such recordation. If Tenant fails to do so, Landlord may execute and file the same on behalf of Tenant as Tenant's agent for such purpose, at Tenant's sole cost and expense. At the conclusion of construction, (i) Tenant shall cause the Architect and Tenant's Contractor (A) to update the Approved Working Drawings as necessary to reflect all changes made to the Approved Working Drawings during the course of construction, (B) to certify to the best of their knowledge that the "record-set" of mylar as-built drawings are true and correct, which certification shall survive the expiration or termination of this Lease, and (C) to deliver to Landlord two (2) sets of copies of such record set of drawings within ninety (90) days following issuance of a certificate of occupancy for the Premises, and (ii) Tenant shall deliver to Landlord a copy of all warranties, guaranties, and operating manuals and information relating to the improvements, equipment, and systems in the Premises.

                                    SECTION 4

                TENANT IMPROVEMENT ALLOWANCE; CONSTRUCTION COSTS

4.1 TENANT IMPROVEMENT ALLOWANCE. Tenant shall be entitled to a one-time tenant improvement allowance (the "Tenant Improvement Allowance") in the amount of $25.00 per square foot of the Premises GLA for the costs relating to the initial design and construction of the Tenant Improvements. In no event shall Landlord be obligated to make disbursements pursuant to this Work Letter in a total amount which exceeds the Tenant Improvement Allowance.

4.2 DISBURSEMENT OF THE TENANT IMPROVEMENT ALLOWANCE.

        4.2.1 TENANT IMPROVEMENT ALLOWANCE ITEMS. Except as otherwise set forth in this Work Letter, the Tenant Improvement Allowance shall be disbursed by Landlord only for the following items and costs (collectively the "Tenant Improvement Allowance Items"):

               A. Payment of the fees of the Architect and the Engineers

               B. The payment of plan check, permit and license fees relating to construction of the Tenant Improvements;

               C. The cost of construction of the Tenant Improvements, including, without limitation, testing and inspection costs, utility usage, trash removal costs, and contractors' fees and general conditions;

               D. The cost of any changes in the Base Building when such changes are required by the Tenant Improvement Plans, such cost to include all direct architectural and/or engineering fees and expenses incurred in connection therewith;

               E. The cost of any changes to the Tenant Improvement Plans or Tenant Improvements required by Code; and

               F. A Landlord coordination fee for Building 3 of Twenty Two Thousand ($22,000).

        4.2.2 DISBURSEMENT OF TENANT IMPROVEMENT ALLOWANCE. During the construction of the Tenant Improvements, Landlord shall make monthly disbursements of the Tenant Improvement Allowance for Tenant Improvement Allowance Items:

               A. Monthly Disbursements. No more frequently than monthly, during the construction of the Tenant Improvements (or such other date as Landlord may designate), Tenant shall deliver to Landlord: (i) a request for payment of Tenant's Contractor, approved by Tenant, in a form to be provided by Landlord, showing the schedule, by trade, of percentage of completion of the Tenant

Improvements in the Premises, detailing the portion of the work completed and the portion not completed; (ii) invoices from all of Tenant's Agents, for labor rendered and materials delivered to the Premises; (iii) executed mechanic's lien releases from all of Tenant's Agents which shall comply with the appropriate provisions, as reasonably determined by Landlord, of California Civil Code
Section 3262(d); and (iv) all other information reasonably requested by Landlord. Tenant's request for payment shall be deemed Tenant's approval of the work furnished and/or the materials supplied as set forth in Tenant's payment request. After receipt of the foregoing and provided that Landlord does not dispute any request for payment based on non-compliance of any work with the Approved Tenant Improvement Plans, or due to any substandard work, or for any other reason, Landlord shall deliver a check to Tenant in an amount equal to the lesser of: (a) the Allowance Percentage of the Tenant Improvement costs for which payment is so requested less a ten percent (10%) retention (the aggregate amount of such retentions to be known as the "Final Retention"), or (b) the balance of the undisbursed Tenant Improvement Allowance (excluding the Final Retention). Landlord's payment of such amounts shall not be deemed Landlord's approval or acceptance of the work furnished or materials supplied as set forth in Tenant's payment request.

               B. Final Retention. Subject to the provisions of this Work Letter, a check for the Final Retention shall be delivered by Landlord to Tenant within fifteen (15) days after all the following conditions have been satisfied:
(i) Tenant delivers to Landlord a properly executed unconditional waiver and lien release from Tenant's Contractor in compliance with applicable sections of the California Civil Code, (ii) Landlord has determined that no substandard work exists, (iii) Architect delivers to Landlord a certificate, in a form reasonably acceptable to Landlord, certifying that the construction of the Tenant Improvements in the Premises has been substantially completed, (iv) Tenant has recorded a Notice of Completion with respect to Tenant's Work and thirty (30) days has expired from the date of such recording with no liens having been filed during such thirty day period, and (v) there is no existing Event of Default by Tenant under the Lease nor has Landlord notified Tenant of any default which would become an Event of Default under the Lease with the passage of time if not cured.

               C. Other Terms. Landlord shall only be obligated to make disbursements from the Tenant Improvement Allowance to the extent costs are incurred by Tenant for Tenant Improvement Allowance Items. No disbursements shall be made to pay for Special Improvements unless the Tenant Improvement Allowance exceeds the costs of all other Tenant Improvements. All costs of completing Tenant's Work in excess of the Tenant Improvement Allowance shall be at Tenant's sole cost and expense.

               D. Other Landlord Costs. Tenant shall also be responsible for the payment of (i) the fees incurred by Landlord for Landlord's consultants in connection with design drawing review and routine construction support related to the Tenant Improvements, (ii) the cost of documents and materials supplied by Landlord and Landlord's consultants, and (iii) all other verifiable, directly related costs, such as blueprint costs and delivery, fax and copy charges incurred by Landlord and Landlord's consultants related to the design/routine construction support of the Tenant Improvements. When the Tenant Improvement Plans have been approved by Landlord, Landlord shall submit to Tenant Landlord's estimate of the foregoing costs. The Tenant Improvement Allowance will not be used to pay the foregoing costs. Tenant shall pay such costs to Landlord from time to time within ten (10) days after receipt from Landlord of statements of such expenses.

                                    SECTION 5

                               CONSTRUCTION DELAYS

5.1 TENANT DELAYS. As used in this Lease, the term "TENANT DELAY" shall mean the period of an actual delay or delays in the Substantial Completion of Landlord's Work or in the occurrence of any of the other conditions precedent to the Delivery Date, as set forth in Article 8 of the Lease, to the extent resulting from:

        a. Tenant's failure to approve any matter requiring Tenant's approval within the time period specifically provided in this Work Letter for such approval;

        b. A breach by Tenant of the terms of this Work Letter or the Lease;

        c. Changes to the Base Building work described in the Plan List required by the Approved Tenant Improvement Drawings or requested in writing by Tenant; or

        d. Any other acts or omissions of Tenant, or its agents, or employees,

(each a "TENANT DELAY"). Landlord shall provide prompt (within 48 hours of becoming aware of any such delay) written notice to Tenant ("DELAY NOTICE") specifying the action or inaction which Landlord contends constitutes a Tenant Delay hereunder. The period of delay, however, shall commence to run on the date of the action or inaction and not on the date of the Delay Notice. To the extent an action or inaction by Tenant specified in any Delay Notice constitutes a Tenant Delay as defined above and actually results in a delay in the Substantial Completion of the Premises (after taking into account any delays resulting from Landlord Delays and/or Force Majeure Delays described below), a Tenant Delay shall be deemed to have been established.

5.2 TENANT'S LEASE DEFAULT. Notwithstanding any provision to the contrary contained in this Lease: (i) if an Event of Default as described in Article 25 of the Lease has occurred; or (ii) a default by Tenant under this Work Letter has occurred at any time on or before the substantial completion of Landlord's Work and Tenant fails to remedy the default within such 48 hours after written notice from Landlord, then Landlord may thereafter: (x) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Tenant Improvement Allowance and/or Landlord may cause Contractor to cease the construction of the Premises (in which case, Tenant shall be responsible for any Tenant Delay resulting from such work stoppage as set forth in Section 4.1 above of this Work Letter), and (y) all other obligations of Landlord under the terms of this Work Letter shall be deferred until such time as such default is cured pursuant to the terms of the Lease.

5.3 LANDLORD DELAY. As used herein, "LANDLORD DELAY" shall mean: (i) any actual delay in the completion of the work Tenant is required to perform hereunder which results from any failure of Landlord to act or provide approvals within five (5) business days or (ii) the actual delay in the Substantial Completion of Landlord's Work due to any failure of Landlord, its agents, employees or contractors to perform the Base Building work or other work required to be provided by Landlord hereunder in compliance with the terms hereof and in compliance with applicable laws, rules and regulations or any other acts or omissions of Landlord, or its agents, or employees. Tenant shall provide prompt (within 48 hours of becoming aware of any such delay) written notice to Landlord ("Delay Notice") specifying the action or inaction which Tenant contends constitutes a Landlord Delay hereunder. The period of delay, however, shall commence to run on the date of the action or inaction and not on the date of the Delay Notice.

5.4 FORCE MAJEURE DELAYS. The term "FORCE MAJEURE DELAYS" shall mean delays caused by any event of force majeure described in Section 32.8 of the Lease.

5.5 SUBSTANTIAL COMPLETION. The date set forth in Section 8.4 of the Lease for Landlord's Substantial Completion of the Base Building work shall be extended for the period of any Tenant Delays and Force Majeure Delays.

                                    SECTION 6

                                  MISCELLANEOUS

6.1 TENANT'S REPRESENTATIVE. Tenant has designated Greg Gehlen and Dennis Rhett as its sole representatives with respect to the matters set forth in this Work Letter, each of whom, until further notice to Landlord, shall have full authority and responsibility to act on behalf of the Tenant as required in this Work Letter.

6.2 LANDLORD'S REPRESENTATIVE. Landlord has designated William Drummond as its sole representative with respect to the matters set forth in this Work Letter, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Work Letter.

6.3 TIME OF THE ESSENCE IN THIS WORK LETTER. Unless otherwise indicated, all references herein to a "number of days" shall mean and refer to calendar days. In all instances where Tenant is required to approve or deliver an item, if no written notice of approval is given or the item is not delivered within the stated time period, at Landlord's sole option, at the end of such period the item shall automatically be deemed approved or delivered by Tenant and the next succeeding time period shall commence.

                                   SCHEDULE 1

                             PLAN LIST -- BUILDING 3

ARCHITECTURAL - ALL DRAWINGS DATED 9-14-00 CONSTRUCTION SET

A0.1    Title Sheet
A0.2    Title 24 ADA Notes
A0.3    General Notes
A1.1    Overall Site Plan
A1.2    Enlarged Site Plan
A2.2    Building Three:  Floor Plan
A3.2    Building Three:  Roof Plan
A4.2    Building Three:  Exterior Elevations
A5.1    Building Sections
A5.2    Wall Sections
A5.3    Wall Sections
A6.1    Enlarged Floor Plans and Exterior Elevations
A8.1    Door Schedule
A9.1    Details
A9.2    Details
A9.3    Details
A9.4    Details

STRUCTURAL - DRAWINGS DATED 8-31-00 4TH PLAN CHECK SUBMITTAL, UNLESS OTHERWISE NOTED

SD-0    General Notes
SD-1    Foundation Plan
SD-2    Panel at Footing Details
SD-3    Panel Details
SD-4    Roof Details                7-28-00        2nd Plan Check Submittal
SD-5    Chevron Brace Details       7-28-00        2nd Plan Check Submittal
SD-6    Miscellaneous Details       7-28-00        2nd Plan Check Submittal
2S-1    Foundation Plan             6-16-00        Addendum 1
2S-2    Roof Framing Plan
2S-3    Nailing Diagram
2S-4.1  Panel Elevations
2S-4.2  Panel Elevations

PLUMBING - ALL DRAWINGS DATED 6-16-00              ADDENDUM 1

P0.1    Legend Notes & Schedule
P2.03   Building Three Floor Plan
P2.33   Building Three Roof Plan

ELECTRICAL

E0.1    Legend Notes & Schedule        6-16-00       Addendum 1
E1.0    Site Plan Utilities           11-02-00       Addendum 6
E1.1    Site Plan Exterior Lighting    9-27-00       Addendum 5
E2.03   Building 3 Floor Plan          7-28-00       2nd Plan Check Submittal

LANDSCAPE - ALL DRAWINGS DATED 2-7-01              MISCELLANEOUS REVISIONS

L-1     Layout and Mounding Plan
L-2     Irrigation Plan

L-3     Planting Plan
L-4     Legend and Notes
L-5     Details

CIVIL - ALL DRAWINGS DATED 11-13-00                BULLETIN 2

C-1     Cover Sheet
C-2     Topographic Survey
C-3     Grading and Drainage Plan -- Phase I
C-4     Utility Plan -- Phase I
C-5     Driveway and Entry Details
C-6     Sections and Standard Details
C-7     City Standard Details
C-8     Erosion Control Plan -- Phase I
C-9     Phase 2 Borrow Area

                                    EXHIBIT D

                                LETTER OF CREDIT

LETTER OF CREDIT NO.
IRREVOCABLE STANDBY LETTER OF CREDIT

PLACE AND DATE OF ISSUE:

ACCOUNT PARTY: FORMFACTOR, INC., 2020 RESEARCH DRIVE, LIVERMORE, CALIFORNIA
94550

BENEFICIARY: GREENVILLE INVESTORS, L.P., 675 HARTZ AVENUE, SUITE 300, DANVILLE, CALIFORNIA 94526

AMOUNT: $__________

EXPIRY DATE AND PLACE FOR PRESENTATION OF DOCUMENTS: [12 MONTHS FROM ISSUE DATE] IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2nd FLR., REDONDO BEACH, CA 90278

CREDIT IS AVAILABLE WITH IMPERIAL BANK INTERNATIONAL DIVISION AGAINST PAYMENT OF DRAFTS DRAWN AT SIGHT ON IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2nd FLR., REDONDO BEACH, CA 90278

DOCUMENTS REQUIRED:

1. THE ORIGINAL OF THIS STANDBY LETTER OF CREDIT AND AMENDMENTS) IF ANY.

2. BENEFICIARY'S STATEMENT DATED AND PURPORTEDLY SIGNED BY AN AUTHORIZED REPRESENTATIVE CERTIFYING THAT A DEFAULT HAS OCCURRED UNDER ONE OR MORE OF THE TERMS OF THAT CERTAIN LEASE AGREEMENT DATED ________ 2001 THAT EXISTS BETWEEN FORMFACTOR, INC. AND BENEFICIARY (THE "LEASE") AND ANY APPLICABLE CURE PERIOD HAS LAPSED WITHOUT REMEDY.

SPECIAL CONDITIONS:

ALL INFORMATION REQUIRED WHETHER INDICATED BY BLANKS, BRACKETS OR OTHERWISE, MUST BE COMPLETED AT THE TIME OF DRAWING.

ALL SIGNATURES MUST BE MANUALLY EXECUTED ORIGINALS.

UPON RECEIPT OF THE DOCUMENTATION REQUIRED, WE WILL HONOR BENEFICIARY'S DRAWS AGAINST THIS IRREVOCABLE STANDBY LETTER OF CREDIT WITHOUT INQUIRY INTO THE ACCURACY OF BENEFICIARY'S SIGNED STATEMENT AND REGARDLESS OF WHETHER ACCOUNT PARTY DISPUTES THE CONTENT OF THAT STATEMENT.

PARTIAL DRAWINGS MAY BE MADE UNDER THIS LETTER OF CREDIT, PROVIDED, HOWEVER, THAT EACH SUCH DEMAND THAT IS PAID BY US SHALL REDUCE THE AMOUNT AVAILABLE UNDER THIS LETTER OF CREDIT.

IT IS A CONDITION OF THIS STANDBY LETTER OF CREDIT THAT IT SHALL BE DEEMED AUTOMATICALLY EXTENDED WITHOUT AMENDMENT FOR ONE YEAR PERIODS FROM

THE PRESENT EXPIRATION DATE HEREOF, UNLESS AT LEAST SIXTY (60) DAYS PRIOR TO ANY SUCH DATE, WE SHALL NOTIFY YOU IN WRITING BY CERTIFIED MAIL OR COURIER SERVICE AT THE ABOVE LISTED ADDRESS THAT WE ELECT NOT TO CONSIDER THIS IRREVOCABLE LETTER OF CREDIT EXTENDED FOR ANY SUCH ADDITIONAL PERIOD. UPON RECEIPT BY YOU OF SUCH NOTICE, YOU MAY DRAW HEREUNDER BY MEANS OF YOUR DRAFTS) ON US AT SIGHT ACCOMPANIED BY YOUR ORIGINAL SIGNED STATEMENT WORDED AS FOLLOWS: [BENEFICIARY] HAS RECEIVED NOTICE FROM IMPERIAL BANK THAT THE EXPIRATION DATE OF LETTER OF CREDIT NO. [INSERT L/C NO.] WILL NOT BE EXTENDED FOR AN ADDITIONAL PERIOD. AS OF THE DATE OF THIS DRAWING, [BENEFICIARY] HAS NOT RECEIVED A SUBSTITUTE LETTER OF CREDIT OR OTHER INSTRUMENT ACCEPTABLE TO [BENEFICIARY] AS SUBSTITUTE FOR IMPERIAL BANK LETTER OF CREDIT NO. [INSERT L/C NO.] AND THE PROCEEDS OF THIS DRAWING WILL BE APPLIED AND HELD AS A CASH SECURITY DEPOSIT PURSUANT TO THE TERMS OF THE LEASE.

NOTWITHSTANDING THE ABOVE, THE FINAL EXPIRATION DATE SHALL BE [SPECIFY DATE SIXTY (60) DAYS AFTER EXPIRATION DATE OF INITIAL TERM]

THIS LETTER OF CREDIT IS TRANSFERABLE SUCCESSIVELY IN WHOLE ONLY UP TO THE THEN AVAILABLE AMOUNT IN FAVOR OF ANY NOMINATED TRANSFEREE THAT IS THE SUCCESSOR IN INTEREST TO BENEFICIARY OR IS THE NEW OWNER OF CERTAIN STATED PROPERTY ("TRANSFEREE"), ASSUMING SUCH TRANSFER TO SUCH TRANSFEREE IS IN COMPLIANCE WITH THE THEN APPLICABLE LAW AND REGULATIONS, AT THE TIME OF TRANSFER, THE ORIGINAL STANDBY L/C AND AMENDMENTS, IF ANY, MUST BE SURRENDERED TO US TOGETHER WITH OUR TRANSFER FORM AS PER ANNEX "A" ATTACHED HERETO, WHICH FORMS AN INTEGRAL PART OF THIS LETTER OF CREDIT AND PAYMENT OF OUR TRANSFER COMMISSION.

APPLICANT WILL PAY THE TRANSFER FEES FOR THE FIRST TRANSFER ONLY.

ALL DRAFTS AND DOCUMENTS REQUIRED UNDER THIS LETTER OF CREDIT MUST BE MARKED:
"DRAWN UNDER IMPERIAL BANK LETTER OF CREDIT NO. [INSERT L/C NO.]."

ALL DOCUMENTS ARE TO BE DISPATCHED IN ONE LOT BY COURIER SERVICE TO IMPERIAL BANK INTERNATIONAL DIVISION, 2015 MANHATTAN BEACH BLVD., 2nd FLR., REDONDO BEACH, CA 90278.

THIS LETTER OF CREDIT SETS FORTH IN FULL THE TERMS OF OUR UNDERTAKING AND SUCH UNDERTAKING SHALL NOT BE IN ANY WAY MODIFIED, AMENDED OR AMPLIFIED BY REFERENCE TO ANY DOCUMENT, INSTRUMENT OR AGREEMENT REFERRED TO HEREIN OR IN WHICH THIS LETTER OF CREDIT IS REFERRED TO OR TO WHICH THIS LETTER OF CREDIT RELATES, AND ANY SUCH REFERENCE SHALL NOT BE DEEMED TO INCORPORATE HEREIN BY REFERENCE ANY DOCUMENT, INSTRUMENT OR AGREEMENT.

WE HEREBY ENGAGE WITH YOU THAT ALL DRAFTS DRAWN UNDER AND IN COMPLIANCE WITH THE TERMS OF THIS CREDIT WILL BE DULY HONORED IF DRAWN AND PRESENTED FOR PAYMENT AT THIS OFFICE ON OR BEFORE THE EXPIRATION DATE OF THIS CREDIT.

EXCEPT SO FAR AS OTHERWISE EXPRESSLY STATED HEREIN, TI [IS CREDIT IS SUBJECT TO THE "UNIFORM CUSTOMS AND PRACTICE FOR DOCUMENTARY CREDITS"(1993 REVISION) INTERNATIONAL CHAMBER OF COMMERCE (PUBLICATION NO. 500).

                             TRANSFER FORM ANNEX "A"
     WHICH FORMS AN INTEGRAL PART TO IMPERIAL BANK STANDBY LETTER OF CREDIT
                              NO. [INSERT L/C NO.].


TO:  IMPERIAL BANK
     ____________________
     ____________________                          DATE: ____________________

FOR VALUE RECEIVED, THE UNDERSIGNED BENEFICIARY HEREBY IRREVOCABLY TRANSFERS ALL RIGHTS UNDER THE ABOVE MENTIONED LETTER OF CREDIT TO:

          ____________________________________________________________
                              (NAME OF TRANSFEREE)

          ____________________________________________________________
                             (ADDRESS OF TRANSFEREE)

WE HEREBY CERTIFY THAT THE TRANSFEREE IS (CHECK ONE):
_____THE SUCCESSOR IN INTEREST TO THE BENEFICIARY;
_____THE NEW OWNER OF A CERTAIN STATED BUILDING LOCATED AT

          ____________________________________________________________


BY THIS TRANSFER, ALL RIGHTS OF THE UNDERSIGNED BENEFICIARY IN IMPERIAL BANK LETTER OF CREDIT NO. [INSERT L/C NO.] ARE TRANSFERRED IN ITS ENTIRETY TO THE TRANSFEREE AND THE TRANSFEREE SHALL HAVE THE SOLE RIGHTS AS BENEFICIARY THEREOF, INCLUDING SOLE RIGHTS RELATING TO ANY AMENDMENTS, WHETHER NOW EXISTING OR HEREAFTER MADE. ALL AMENDMENTS ARE TO BE ADVISED DIRECTLY TO THE TRANSFEREE WITHOUT NECESSITY OF ANY CONSENT OF OR NOTICE TO THE UNDERSIGNED BENEFICIARY.

THE ORIGINAL LETTER OF CREDIT NO. [INSERT L/C NO.] PLUS ALL ORIGINAL AMENDMENTS, IF ANY, ARE ENCLOSED HERETO AND WE ASK YOU TO ENTER THE TRANSFER ON THE REVERSE SIDE OF THE ORIGINAL LETTER OF CREDIT AND FORWARD IT TOGETHER WITH THE AMENDMENTS, IF ANY, DIRECTLY TO THE TRANSFEREE WITH YOUR CUSTOMARY NOTICE OF TRANSFER.

OUR CHECK IN THE AMOUNT OF $_____ COVERING THE TRANSFER FEE IS ENCLOSED HERETO AND WE AGREE TO PAY YOU ON DEMAND ANY EXPENSES WHICH MAY BE INCURRED BY YOU IN CONNECTION WITH THIS TRANSFER.

                                                  VERY TRULY YOURS,

SIGNATURE AUTHENTICATED

__________________________________         ____________________________________
                                           SIGNATURE OF BENEFICIARY
                                           BENEFICIARY'S NAME:_________________

__________________________________
(AUTHORIZED SIGNATURE)

                                    EXHIBIT E

                              RULES AND REGULATIONS

        1. The sidewalks, passages, exits and entrances of the Building (the "Building") shall not be obstructed by Tenant or used by it for any purpose other than for ingress and egress from the Premises. The passages, exits, entrances, elevators and stairways are not for the use of the general public, and Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of the Landlord would be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities. Tenant shall not go upon the roof of the building except as permitted to install and operate rooftop equipment pursuant to the Lease.

        2. The Premises shall not be used for lodging or sleeping, and unless ancillary to a food service or cafeteria use for Tenant's employees and invitees permitted under the terms of the Lease, no cooking shall be done or permitted by Tenant on the Premises, except that the preparation of coffee, tea, hot chocolate and similar items for Tenant and its employees shall be permitted. Tenant shall not cause or permit any unusual or objectionable odors to be produced on the Premises.

        3. Unless specifically provided for in the Lease, all janitorial work and light bulb replacement for the Premises shall be paid for by the Tenant.

        4. Intentionally Deleted.

        5. Tenant shall not use or keep in the Premises or the Building any kerosene, gasoline or flammable or combustible fluid or materials or use any method of heating or air conditioning except as permitted under the terms of the Lease. Tenant shall not use, keep or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other tenants or those having business in the building.

        6. Nothing shall be placed on the outside of the Building, including the exterior windowsills or projections.

        7. Tenant must, upon Lease termination, leave the doors and windows in the demised Premises in the condition required under the terms of the Lease.

        8. Tenant shall not permit any animals, including but not limited to, any household pets to be brought or kept in or about the Premises, the Building or the Center or any of the Common Areas of the foregoing, except seeing eye dogs.

        9. In case of invasion, mob, riot, public excitement or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of same by such action as Landlord may deem appropriate, including closing entrances to the Building.

        10. Tenant shall only allow its employees to park in such areas as designated by Landlord. Vehicles of Tenant and their employees may be required to have identifying stickers provided by Landlord. Tenant agrees to assist Landlord in enforcing parking restrictions and foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting t same from Tenant misuse shall be paid for by Tenant.

        11. Tenant shall see that the doors of the Premises are closed and securely locked at such time as Tenant's employees leave the Premises.

        12. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose or in any other manner other than that for which they were constructed, no foreign substance of any kind whatsoever shall be deposited therein, and any damage resulting to same from Tenant misuse shall be paid for by Tenant.

        13. Except with the prior consent of Landlord, Tenant shall not sell, or permit the sale from the Premises or use or permit the use of any sidewalk area adjacent to the Premises for the sale of newspapers, magazines, periodicals, theater tickets or any other goods, merchandise or service, or for any business or activity other than that specifically provided for in Tenant's lease.

        14. Except with the prior consent of Landlord, no sales of merchandise, storage or any other business operation will be allowed in any of the Common Areas or outside of Tenant's premises.

        15. Tenant shall not install any radio or television antenna, loudspeaker or other device on the roof or exterior walls of the Building except as otherwise expressly permitted under the terms of the Lease.

        16. All wires used by Tenant must be clearly tagged at the distributing boards and junction-boxes and elsewhere in the Building, with the number of the office to which said wires lead, and the purpose for which said wires respectively are used, together with the name of the company operating same. The attaching of wires to the outside of the Building is absolutely prohibited.

        17. Tenant shall not use or allow any of its vendors to use in any space, or in the common areas of the Building, any hand trucks, carts, dollies or bins except those equipped with rubber tires and wall protecting side guards. No other vehicles of any kind shall be brought by Tenant into the Building or kept in or about the Premises. Further, all repair costs of any damage resulting from deliveries to the Premises shall be at Tenant's sole cost and expense. Forklifts must be equipped with pneumatic (soft) tires only. Any other mobile weight handling equipment shall have the Landlord's written approval before use in the building.

        18. Tenant shall store all its trash and garbage within designated trash enclosures. Any trash not disposed of in the manner above and determined and identified as being Tenant's will be properly disposed of by Landlord, and such Tenant shall be responsible for all costs for time, materials and labor involved. Absolutely no household items such as mattresses, garden clippings, furniture, tires, automobile batteries, etc. shall be disposed of in the Building. No hazardous material shall be placed in Building's trash boxes or receptacles or any other materials if Such material is of such nature that it may not be disposed of in the ordinary customary manner of removing and disposing of trash and garbage in the City of Livermore without being in violation of any law or ordinance governing such disposal or any requirement or regulation.

        19. Canvassing, soliciting, peddling or distribution of handbills or any other written material in the Center is prohibited and Tenant shall cooperate to prevent same.

        20. Intentionally Deleted

        21. Subject to the terms of the Lease with respect to signage, Landlord reserves the right to select the name of the Center and the buildings therein and to make such change or changes of name as it may deem appropriate from time to time, and Tenant shall not refer to the Center and the buildings therein by any name other than; (i) the names as selected by Landlord (as same may be changed from time to time) or (ii) the postal address, approved by the United States Post Office. Tenant shall not use the name of the Center and the buildings therein in any respect other than as an address of its operation in the Center and in marketing efforts with respect to a proposed sublease without the prior written consent of Landlord.

        22. At all times during the term of this Lease, Tenant shall not conduct any going-out-of-business, fire, bankruptcy, sidewalk or distress sale on or about the Premises without Landlord's prior written consent.

        23. Intentionally deleted.

        24. The requirements of Tenant will be attended to only upon application at such office location designated by Landlord. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless special written instructions have been given by Landlord to the employee.

        25. Tenant shall not disturb, solicit, or canvass any occupant of the Building or Center and shall cooperate with Landlord or Agent of Landlord to prevent same.

        26. Tenant is required per the City of Livermore Fire Code to have a fully serviced fire extinguisher(s) in the Premises in good working order, including a current inspection certificate.

        27. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of the Rules and Regulations in favor of any other tenant or tenants, or prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants in the Center or Landlord's Parcels.

        28. Wherever the word "Tenant" occurs in these Rules and Regulations, it is understood and agreed that it shall mean Tenant's associates, agents, clerks, employees and visitors. Wherever the word "Landlord" occurs in the Rules and Regulations, it is understood and agreed that it shall mean Landlord's assigns, agents, clerks, and employees.

        29. These Rules and Regulations are in addition to, and shall not be construed in any way to modify, alter or amend, in whole or part, the terms, covenants, agreements and conditions of any lease of Premises in the Center. In the event of any express conflict between the terms of the Lease and the terms of this Exhibit E, the terms of the Lease shall control.

        30. Landlord reserves the right to make such other reasonable rules and regulations as in its judgment may from time to time be needed to for safety, care and cleanliness of the Center, and for the preservation of good order herein.

        31. Tenant shall not exceed the maximum occupancy of the Premises as determined by the City of Livermore Fire Marshall.

        32. Intentionally Deleted.

        33. All window coverings installed by Tenant and visible from the outside of the Building require the prior written approval of Landlord, which shall not be unreasonably withheld or delayed.

        34. Tenant shall park motor vehicles in those general parking areas as designated by landlord except for loading and unloading. During those periods of loading and unloading, Tenant shall not unreasonably interfere with the traffic flow within the Center and loading and unloading areas of other tenants.

        35. Business machines and mechanical equipment belonging to Tenant which causes noise or vibration that may be transmitted to the structure of the Building to such a degree as to be objectionable to Landlord or other Building tenants, shall be placed and maintained by Tenant at Tenant's expense on vibration eliminators or other devices sufficient to eliminate noise or vibration.

        36. All goods, including material used to store goods, delivered to the Premises of Tenant shall be immediately moved into the Premises and shall not be left in the parking or receiving areas overnight.

        37. Tractor trailers which must be unhooked or parked with dolly wheels on asphalt paving must use steel plates or wood blocks under the dolly wheels to prevent damage to the asphalt paving surfaces. No parking or storing of such trailers shall be permitted in the auto parking areas of the Center or on the streets adjacent thereto.

        38. Forklifts which operate on asphalt paving areas shall not have solid rubber tires and shall only use tires that do not damage the asphalt.

        39. Tenant shall not permit any motor vehicles to be washed on any portion of the premises or in the Common Areas of the Center not shall Tenant permit mechanical work or maintenance of motor vehicles, to be performed on any portion of the premises or in the Common Areas of the Center.

                                    EXHIBIT F

                          LIST OF HAZARDOUS SUBSTANCES

-------------------------------------------------------------------------------
205 Fast Hardener                                 Nitrogen Trifluoride
-------------------------------------------------------------------------------
* * *                                             * * *
-------------------------------------------------------------------------------
Acetone                                           Oxygen
-------------------------------------------------------------------------------
Acetylene                                         Palladium AA Standards
-------------------------------------------------------------------------------
ACR Auxillary Salts                               * * *
-------------------------------------------------------------------------------
* * *                                             * * *
-------------------------------------------------------------------------------
* * *                                             Potassium Cyanide
-------------------------------------------------------------------------------
* * *                                             Potassium Hydroxide
-------------------------------------------------------------------------------
Ammonium Hydroxide                                * * *
-------------------------------------------------------------------------------
Ardox 4025, D Film Resist Stripper                * * *
-------------------------------------------------------------------------------
Argon                                             * * *
-------------------------------------------------------------------------------
Aubel (2M)                                        Sodium Hydroxide
-------------------------------------------------------------------------------
* * *                                             Sodium Hypochlorite
-------------------------------------------------------------------------------
* * *                                             Sodium Persulfate
-------------------------------------------------------------------------------
* * *                                             Sodium Sulfite
-------------------------------------------------------------------------------
* * *                                             Sulfamic Acid
-------------------------------------------------------------------------------
Bath: copper sulfate & sulfuric acid solution     Sulfuric Acid 10%
-------------------------------------------------------------------------------
Bath: sulfuric acid & sodium hydroxide, acetic    * * *
-------------------------------------------------------------------------------
Bath: sulfuric acid solution                      Texmet Polishing Cloth
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Boric Acid
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Butyl Acetate
-------------------------------------------------------------------------------
Carbon Dioxide
-------------------------------------------------------------------------------
Chloroform
-------------------------------------------------------------------------------
Copper AA Standard
-------------------------------------------------------------------------------
Cyanide Gold Reclaim
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Epoxide Hardener
-------------------------------------------------------------------------------
Gold Solution
-------------------------------------------------------------------------------
Helium, Compressed
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Hydrochloric Acid
-------------------------------------------------------------------------------
Hydrofluoric Acid
-------------------------------------------------------------------------------
Hydrogen Peroxide Solution 50%
-------------------------------------------------------------------------------
Isopropyl Alcohol
-------------------------------------------------------------------------------
Lead AA Standard
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Liquid Nitrogen
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Miscellaneous Acid Waste
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
* * *
-------------------------------------------------------------------------------
Nitric Acid 70%
-------------------------------------------------------------------------------
Nitric Acid 70% Redistilled 99.999%
-------------------------------------------------------------------------------
Nitrogen
-------------------------------------------------------------------------------
Nitrogen Hydrogen Gas
-------------------------------------------------------------------------------

------------

* * * Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as *****. A complete version of this exhibit has been filed separately.

                                   EXHIBIT F-1

       MINIMUM STANDARDS FOR HAZARDOUS SUBSTANCE USE AND/OR STORAGE AREAS

All areas where hazardous substances are used and/or stored will be designed, constructed, and operated to meet the minimum standards specified below.

Legal and Other Applicable Standards

All structures and equipment where hazardous substances are used and/or stored will, at a minimum, meet the standards specified in applicable federal, state, and local laws, regulations, codes, or standards.

Secondary Containment

Secondary containment must be provided for all liquid hazardous substances used and/or stored in indoor and outdoor areas. Containment capacity must be equal to or exceed the volume of the largest container or 10 percent of the total aggregate volume of all containers within the containment structure. Containment structures must be designed to ensure that contents of containers will not be released if containers tip over. The surfaces of the containment structures must be compatible with the hazardous substances used and/or stored, such that any hazardous substances released within the containment structure will not deteriorate or penetrate the containment structure. A building or interior room will not be considered a secondary containment structure unless the entire building or room meets the above specifications and entryways are designed to contain releases.

Container Storage

No hazardous substance container will be placed directly on top of any other container (i.e., no stacking), unless it can be demonstrated that such configuration could not result in releases of liquid hazardous substances. Containers will be stored in a manner such that exterior surfaces are readily accessible for visible inspection at all times. If hazardous substances are stored in drums or other large containers, any rows of such containers will be no more than two containers wide, with minimum aisle space between the rows of 24 inches.

Outdoor Areas

All solid hazardous substances stored in outdoor areas will be provided with secondary containment. All outdoor areas where hazardous substances are used and/or stored will be designed to prevent run-off or discharge of storm water that has been in contact with any hazardous substances or equipment.

Ancillary Equipment

All ancillary equipment (i.e., piping, pumps, valves, fittings, etc.) will be provided with secondary containment and will be constructed of materials compatible with the hazardous substances that contact the equipment.

Segregation of Incompatible Hazardous Substances

All incompatible hazardous substances will be segregated by secondary containment structures such that releases of incompatible hazardous substances cannot intermingle.

Ventilation

All areas where hazardous substance are used and/or stored will be adequately ventilated to prevent accumulation of flammable or explosive vapors. Ventilation systems will be provided with appropriate air pollution control equipment in accordance with federal, state, and local regulations.

                                    EXHIBIT G

                                 COPY OF CENTER

                      COVENANTS, CONDITIONS & RESTRICTIONS

---------------------
RECORDING REQUESTED
BY
CHICAGO TITLE COMPANY
---------------------

--------------------------------------------------------------------------------
RECORDED AT THE REQUEST OF:              CERTIFIED TO BE A TRUE COPY OF DOCUMENT
                                         RECORDED 8-3-01 IN BOOK __
WHEN RECORDED RETURN TO:                 SERIES 2001-281501 OF OFFICIAL RECORDS
Pacific Union Commercial Development
675 Hartz Avenue, #300                   CHICAGO TITLE INS. CO
Danville, CA  94526                      BY_______________________________

Attention Bill Drummond
--------------------------------------------------------------------------------


                     DECLARATION OF COVENANTS CONDITIONS AND
                                 RESTRICTIONS OF
                            PACIFIC CORPORATE CENTER

                          A Common Interest Development

                                      INDEX
                            DECLARATION OF COVENANTS,
                         CONDITIONS AND RESTRICTIONS OF
                            PACIFIC CORPORATE CENTER
                          A Common Interest Development

I       INTENTION OF DECLARATION.........................................................  1
        1.1    FACTS.....................................................................  1
               1.1.1  Property Owned by Declarant........................................  1
               1.1.2  Nature of Project..................................................  1
               1.2    APPLICABILITY OF RESTRICTIONS......................................  1

II      DEFINITIONS......................................................................  2
        2.1    ADDITIONAL CHARGES........................................................  2
        2.2    ALTERATION................................................................  2
        2.3    ARTICLES..................................................................  2
        2.4    ASSOCIATION...............................................................  2
        2.5    ASSOCIATION LANDSCAPE AREA................................................  2
        2.6    ASSOCIATION PRIVATE DRIVE.................................................  2
        2.7    BOARD.....................................................................  2
        2.8    BUDGET....................................................................  2
        2.9    BUILDING..................................................................  2
        2.10   BYLAWS....................................................................  2
        2.11   CITY......................................................................  2
        2.12   COMMON AREA...............................................................  2
        2.13   COUNTY....................................................................  2
        2.14   DECLARANT.................................................................  2
        2.15   DECLARATION...............................................................  3
        2.16   FIRST MORTGAGE............................................................  3
        2.17   FIRST MORTGAGEE...........................................................  3
        2.18   IMPROVEMENTS..............................................................  3
        2.19   INVITEE...................................................................  3
        2.20   MAINTENANCE PLAT..........................................................  3
        2.21   MAP.......................................................................  3
        2.22   MEMBER....................................................................  3
        2.23   MORTGAGE..................................................................  3
        2.24   MORTGAGEE.................................................................  3
        2.25   NOTICE AND HEARING........................................................  3
        2.26   OWNER.....................................................................  3
        2.27   PARCEL....................................................................  4
        2.28   PROJECT...................................................................  4
        2.29   PROJECT DOCUMENTS.........................................................  4
        2.30   RULES.....................................................................  4
        2.31   SHARED LANDSCAPE AREA.....................................................  4
        2.32   SHARED PRIVATE DRIVE......................................................  4

III     OWNERSHIP AND EASEMENTS..........................................................  4
        3.1    NON-SEVERABILITY..........................................................  4

        3.2    OWNERSHIP OF PARCELS......................................................  4
        3.3    OWNERSHIP OF COMMON AREA..................................................  4
        3.4    EASEMENTS.................................................................  4
               3.4.1  Additional Easements...............................................  4
               3.4.2  Association .......................................................  5
               3.4.3  Common Area........................................................  5
               3.4.4  Governmental Entities..............................................  5
               3.4.5  Map................................................................  5
               3.4.6  Shared Landscape Area..............................................  5
               3.4.7  Shared Private Drive...............................................  5
               3.4.8  Storm Drains.......................................................  5
               3.4.9  Support, Maintenance and Repair....................................  5
               3.4.10 Utilities..........................................................  5

IV      USE RESTRICTIONS.................................................................  6
        4.1    ALTERATIONS...............................................................  6
        4.2    ANIMALS...................................................................  6
        4.3    ANTENNAS AND SATELLITE DISHES.............................................  6
        4.4    EXTERIOR LIGHTING.........................................................  6
        4.5    INVITEES..................................................................  6
        4.6    PARKING...................................................................  6
        4.7    RENTAL OF PARCELS.........................................................  6
        4.8    RULES.....................................................................  6
        4.9    SIGNS.....................................................................  6
        4.10   STORAGE OF WASTE MATERIALS................................................  7
        4.11   TAXES.....................................................................  7
        4.12   USE OF BUILDINGS..........................................................  7
        4.13   USE OF COMMON AREA........................................................  7

V       IMPROVEMENTS.....................................................................  7
        5.1    MAINTENANCE OF COMMON AREA AND IMPROVEMENTS...............................  7
        5.2    ALTERATIONS TO COMMON AREA................................................  8
               5.2.1  Approval...........................................................  8
               5.2.2  Funding............................................................  8
        5.3    MAINTENANCE OF PARCELS AND BUILDINGS......................................  8
               5.3.1  Generally..........................................................  8
               5.3.2  Utility Lines......................................................  8
               5.3.3  Storm Water Improvements...........................................  8
        5.4    LIMITATIONS...............................................................  8
               5.4.1  Architectural Committee Approval...................................  8
               5.4.2  Loading Docks......................................................  8
               5.4.3  Fences.............................................................  8
        5.5    LANDSCAPING...............................................................  8
               5.5.1  Common Area........................................................  9
               5.5.2  Parcels............................................................  9
        5.6    SHARED MAINTENANCE........................................................  9
        5.7    RIGHT OF MAINTENANCE AND ENTRY BY ASSOCIATION.............................  9
        5.8    DAMAGE AND DESTRUCTION -- ASSOCIATION..................................... 10
               5.8.1  Bids............................................................... 10
               5.8.2  Proceeds........................................................... 10
        5.9    DAMAGE OR DESTRUCTION..................................................... 10

        5.10   CONDEMNATION OF COMMON AREA............................................... 10

VI      FUNDS AND ASSESSMENTS............................................................ 10
        6.1    COVENANTS TO PAY.......................................................... 11
               6.1.1  Liability for Payment.............................................. 11
               6.1.2  Funds Held in Trust................................................ 11
               6.1.3  Offsets............................................................ 11
        6.2    REGULAR ASSESSMENTS....................................................... 11
               6.2.1  Payment of Regular Assessments..................................... 11
               6.2.2  Allocation of Regular Assessments.................................. 11
               6.2.3  Non-Waiver of Assessments.......................................... 11
        6.3    SPECIAL ASSESSMENTS....................................................... 11
        6.4    REIMBURSEMENT ASSESSMENTS................................................. 12
        6.5    ACCOUNTS.................................................................. 12
               6.5.1  Types of Accounts.................................................. 12
               6.5.2  Reserve Account.................................................... 12
               6.5.3  Current Operation Account.......................................... 12
        6.6    BUDGET, FINANCIAL STATEMENTS, REPORTS AND STUDIES......................... 12
               6.6.1  Preparation and Distribution of Budget............................. 12
               6.6.2  Annual Report...................................................... 12
               6.6.3  Notice of Increased Assessments.................................... 12
               6.6.4  Statement of Outstanding Charges................................... 12
        6.7    ENFORCEMENT OF ASSESSMENTS................................................ 12
               6.7.1  Procedures......................................................... 12
               6.7.2  Additional Charges................................................. 13
               6.7.3  Satisfaction of Lien............................................... 13
               6.7.4  Lien Eliminated By Foreclosure..................................... 13
        6.8    SUBORDINATION OF LIEN..................................................... 14

VII     MEMBERSHIP IN AND DUTIES OF THE ASSOCIATION...................................... 14
        7.1    THE ORGANIZATION.......................................................... 14
        7.2    MEMBERSHIP................................................................ 14
        7.3    VOTING.................................................................... 14
        7.4    RULES..................................................................... 14
        7.5    TRANSFERS OF COMMON AREA.................................................. 14
        7.6    INSURANCE................................................................. 14
               7.6.1  General Provisions and Limitations................................. 15
               7.6.2  Types of Coverage.................................................. 15
               7.6.3  Annual Review...................................................... 16

VIII    DEVELOPMENT RIGHTS............................................................... 16
        8.1    LIMITATIONS OF RESTRICTIONS............................................... 16
        8.2    RIGHTS OF ACCESS AND COMPLETION OF CONSTRUCTION........................... 16
        8.3    APPEARANCE OF PROJECT..................................................... 17
        8.4    MARKETING RIGHTS.......................................................... 17
        8.5    AMENDMENT................................................................. 17

IX      RIGHTS OF MORTGAGEES............................................................. 17
        9.1    CONFLICT.................................................................. 17

        9.2    INSPECTION OF BOOKS AND RECORDS........................................... 17
        9.3    FINANCIAL STATEMENTS FOR MORTGAGEES....................................... 17
        9.4    MORTGAGE PROTECTION....................................................... 17

X       AMENDMENT AND ENFORCEMENT........................................................ 17
        10.1   AMENDMENTS................................................................ 17
        10.2   ENFORCEMENT............................................................... 18
               10.2.1 Rights to Enforce.................................................. 18
               10.2.2 Violation of Law................................................... 18
               10.2.3 Remedies Cumulative................................................ 18
               10.2.4 Nonwaiver.......................................................... 18
        10.3   DISPUTES BETWEEN OWNERS AND DECLARANT..................................... 18
        10.4   MANDATORY BINDING ARBITRATION............................................. 19
               10.4.1 Selection and Timing............................................... 19
               10.4.2 Discovery.......................................................... 19
               10.4.3 Full Disclosure.................................................... 19
               10.4.4 Hearing............................................................ 20
               10.4.5 Decision........................................................... 20
               10.4.6 Fees and Costs..................................................... 20
               10.4.7 Judicial Reference Alternative..................................... 20

XI      ARCHITECTURAL AND LANDSCAPING CONTROL............................................ 21
        11.1   APPLICABILITY............................................................. 21
               11.1.1 Generally.......................................................... 21
               11.1.2 Exceptions......................................................... 21
               11.1.3 Declarant Exemption................................................ 21
               11.1.4 Relationship to Governmental Approvals............................. 21
        11.2   MEMBERS AND VOTING........................................................ 21
               11.2.1 Initial Committee.................................................. 21
               11.2.2 Appointment by Owners.............................................. 21
        11.3   DUTIES AND POWERS......................................................... 21
               11.3.1 Duties............................................................. 21
               11.3.2 Architectural Standards............................................ 22
               11.3.3 Powers............................................................. 22
               11.3.4 Consultants........................................................ 22
        11.4   APPLICATION FOR APPROVAL OF IMPROVEMENTS.................................. 22
        11.5   BASIS FOR APPROVAL OF IMPROVEMENTS........................................ 22
        11.6   FORM OF APPROVALS, CONDITIONAL APPROVALS
               AND DENIALS............................................................... 22
        11.7   WORK...................................................................... 22
        11.8   DETERMINATION............................................................. 22
               11.8.1 Notice of Completion............................................... 22
               11.8.2 Inspection......................................................... 23
        11.9   FAILURE TO REMEDY THE NON-COMPLIANCE...................................... 23
        11.10  WAIVER.................................................................... 23
        11.11  APPEAL OF DECISION OF COMMITTEE........................................... 23
        11.12  NO LIABILITY.............................................................. 23
        11.13  EVIDENCE OF APPROVAL OR DISAPPROVAL....................................... 23

XII     MISCELLANEOUS PROVISIONS......................................................... 24
               12.1   TERM OF DECLARATION................................................ 24

               12.2   CONSTRUCTION OF PROVISIONS......................................... 24
               12.3   BINDING............................................................ 24
               12.4   SEVERABILITY AND PROVISIONS........................................ 24
               12.5   GENDER, NUMBER AND CAPTIONS........................................ 24
               12.6   REDISTRIBUTION OF PROJECT DOCUMENTS................................ 24
               12.7   EXHIBITS........................................................... 24
               12.8   REQUIRED ACTIONS OF ASSOCIATION.................................... 24
               12.9   SUCCESSOR STATUTES................................................. 24
               12.10  CONFLICT........................................................... 24

              DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS
                                       OF
                            PACIFIC CORPORATE CENTER
                          A COMMON INTEREST DEVELOPMENT

THIS DECLARATION OF COVENANTS, CONDITIONS AND RESTRICTIONS OF PACIFIC CORPORATE CENTER ("Declaration") is made by GREENVILLE INVESTORS, L.P., a California limited partnership ("Declarant").

--------------------------------------------------------------------------------
                                    ARTICLE I
                            INTENTION OF DECLARATION
--------------------------------------------------------------------------------

        1.1 FACTS: This Declaration is made with reference to the following facts:

                1.1.1 Property Owned by Declarant: Declarant is the owner of all the real property and Improvements thereon located in the City of Livermore, County of Alameda, State of California, described as follows:

                Parcels 1 through 8, inclusive, as shown on Parcel Map 7624, filed for record on December 12, 2000, in Book 254 of Maps at Pages 73 through 82, inclusive, in the Official Records of the County of Alameda, State of California.

                1.1.2 Nature of Project: Declarant intends to develop the Project as a Common Interest Development which shall be a planned development as defined in California Civil Code Section 1351(k). The Project is intended to be created in conformity with the provisions of the Davis-Stirling Common Interest Development Act (California Civil Code, Section 1350 et seq.). To establish the Project, Declarant desires to impose on the Project these mutually beneficial restrictions, easements, assessments and liens under a comprehensive general plan of improvement and development for the benefit of all of the Owners, the Parcels and Common Area within the Project.

        1.2 APPLICABILITY OF RESTRICTIONS: Pursuant to California Civil Code Sections 1353 and 1354, Declarant hereby declares that the Project and all Improvements thereon are subject to the provisions of this Declaration. The Project shall be held, conveyed, hypothecated, encumbered, leased, rented, used, occupied and improved subject to the covenants, conditions and restrictions stated in this Declaration. All such covenants, conditions and restrictions are declared to be in furtherance of the plan for the subdivision, development and management of the Project as a Common Interest Development. All of the limitations, easements, uses, obligations, covenants, conditions, and restrictions stated in this Declaration shall run with the Project and shall inure to the benefit of and be binding on all Owners and all other parties having or acquiring any right, title or interest in any part of the Project.

--------------------------------------------------------------------------------
                                   ARTICLE II
                                   DEFINITIONS
--------------------------------------------------------------------------------

Unless otherwise defined or unless the context clearly requires a different meaning, the terms used in this Declaration, the Map and any grant deed to a Parcel shall have the meanings specified in this Article.

        2.1 ADDITIONAL CHARGES: The term "Additional Charges" shall mean costs, fees, charges and expenditures, including without limitation, attorneys' fees, late charges, interest and recording and filing fees actually incurred by the Association in collecting and/or enforcing payment of assessments, fines and/or penalties.

        2.2 ALTERATION: The term "Alteration" shall mean constructing, performing, installing, remodeling, repairing, replacing, demolishing, and/or changing the color or shade of any Improvement.

        2.3 ARTICLES: The term "Articles" shall mean the Articles of Incorporation of Pacific Corporate Center Owners Association, which are or shall be filed in the Office of the Secretary of State of the State of California.

        2.4 ASSOCIATION: The term "Association" shall mean Pacific Corporate Center Owners Association, its successors and assigns, a nonprofit mutual benefit corporation incorporated under the laws of the State of California.

        2.5 ASSOCIATION LANDSCAPE AREA: The term "Association Landscape Area" shall mean the landscape strips, medians and areas situated within an Association Maintained Area as shown on the Maintenance Plat.

        2.6 ASSOCIATION PRIVATE DRIVE: The term "Association Private Drive" shall mean the roadways, driveways and parking areas situated within an Association Maintained Area as shown on the Maintenance Plat.

        2.7 BOARD: The term "Board" shall mean the Board of Directors of the Association.

        2.8 BUDGET: The term "Budget" shall mean a pro forma operating budget prepared by the Board in accordance with Section 6.6.1 of this Declaration.

        2.9 BUILDING: The term "Building" shall mean each of the buildings constructed on the Parcels approximately as shown on the Maintenance Plat.

        2.10 BYLAWS: The term "Bylaws" shall mean the Bylaws of the Association and any amendments thereto.

        2.11 CITY: The term "City" shall mean the City of Livermore, California.

        2.12 COMMON AREA: The term "Common Area" shall mean easements under, over, upon and across the Association Landscape Areas and Association Private Drives, for the purposes described in Section 3.4.3. Common Area includes all Improvements situated thereon or therein.

        2.13 COUNTY: The term "County" shall mean the County of Alameda, State of California.

        2.14 DECLARANT: The term "Declarant" shall mean GREENVILLE INVESTORS, L.P., a California limited partnership. The term "Declarant" shall also mean any person or entity if (i) a notice signed by Declarant and such person or entity has been recorded in the County in which such person or entity assumes the rights and duties of Declarant to some portion of the Project, or (ii) such person or entity acquires all of the Project then owned by a Declarant which must be more than one (1) Parcel. There may be more than one Declarant at any given time.

        2.15 DECLARATION: The term "Declaration" shall mean this Declaration of Covenants, Conditions and Restrictions of Pacific Corporate Center and includes any subsequently recorded amendments.

        2.16 FIRST MORTGAGE: The term "First Mortgage" shall mean a Mortgage which has priority under the recording statutes of the State of California over all other Mortgages encumbering a specific Parcel.

        2.17 FIRST MORTGAGEE: The term "First Mortgagee" shall mean the Mortgagee of a First Mortgage. The term "First Mortgagee" shall also include an insurer or governmental guarantor of a First Mortgage including, without limitation, the Federal Housing Authority and the Department of Veteran's Affairs.

        2.18 IMPROVEMENTS: The term "Improvements" shall mean everything constructed, installed or planted on real property, including without limitation, buildings, streets, fences, walls, paving, pipes, wires, grading, landscaping and other works of improvement as defined in Section 3106 of the California Civil Code, excluding only those Improvements or portions thereof which are dedicated to the public or a public or quasi-public entity or utility company, and accepted for maintenance by the public, such entity or utility company.

        2.19 INVITEE: The term "Invitee" shall mean any person whose presence within the Project is approved by or is at the request of the Association or a particular Owner, including, but not limited to, lessees, tenants, and the family, guests, employees, licensees, patrons, customers, or invitees of Owners, tenants or lessees.

        2.20 MAINTENANCE PLAT: The term "Maintenance Plat" shall mean the drawing attached hereto as Exhibit "A," "B-1" and "B-2."

        2.21 MAP: The term "Map" shall mean Parcel Map 7624, recorded on December 12, 2000, in Book 254 of Maps at Pages 73 through 82, inclusive, in the Official Records of the County, including any subsequently recorded amended final maps, parcel maps, certificates of correction, lot line adjustments and/or records of survey.

        2.22 MEMBER: The term "Member" shall mean an Owner.

        2.23 MORTGAGE: The term "Mortgage" shall mean any duly recorded mortgage or deed of trust encumbering a Parcel.

        2.24 MORTGAGEE: The term "Mortgagee" shall mean a Mortgagee under a Mortgage as well as a beneficiary under a deed of trust.

        2.25 NOTICE AND HEARING: The term "Notice and Hearing" shall mean the procedure which gives an Owner notice of an alleged violation of the Project Documents and the opportunity for a hearing before the Board.

        2.26 OWNER: The term "Owner" shall mean the holder of record fee title to a Parcel, including Declarant as to each Parcel owned by Declarant. If more than one person owns a single Parcel, the term "Owner" shall mean all owners of that Parcel. The term "Owner" shall also mean a contract purchaser (vendee) under an installment land contract but shall exclude the contract vendor and any person having an interest in a Parcel merely as security for performance of an obligation.

        2.27 PARCEL: The term "Parcel" refers to a Separate Interest as defined in California Civil Code Section 1351(1) and shall mean Parcels 1 through 8, inclusive, as shown on the Map. Parcel includes all Improvements situated thereon or therein.

        2.28 PROJECT: The term "Project" shall mean Parcels 1 through 8, inclusive, as shown on the Map and all Improvements thereon.

        2.29 PROJECT DOCUMENTS: The term "Project Documents" shall mean the Articles, Bylaws, this Declaration and the Rules.

        2.30 RULES: The term "Rules" shall mean the rules adopted by the Board, including architectural guidelines, restrictions and procedures.

        2.31 SHARED LANDSCAPE AREA: The term "Shared Landscape Area" shall mean the landscape strips, medians and areas situated within a Shared Maintenance Area as shown on the Maintenance Plat.

        2.32 SHARED PRIVATE DRIVE: The term "Shared Private Drive" shall mean the roadways, driveways and parking areas situated within a Shared Maintenance Area as shown on the Maintenance Plat.

--------------------------------------------------------------------------------
                                   ARTICLE III
                             OWNERSHIP AND EASEMENTS
--------------------------------------------------------------------------------

        3.1 NON-SEVERABILITY: The interest of each Owner in the use and benefit of the Common Area shall be appurtenant to the Parcel owned by the Owner. Any conveyance of any Parcel shall automatically transfer the right to use the Common Area without the necessity of express reference in the instrument of conveyance. The ownership interests in the Common Area and Parcels described in this Article are subject to the easements described, granted and reserved in this Declaration. Each of the easements described, granted or reserved herein shall be established upon the recordation of this Declaration and shall be enforceable as equitable servitudes and covenants running with the land for the use and benefit of the Owners and their Parcels superior to all other encumbrances applied against or in favor of any portion of the Project.

        3.2 OWNERSHIP OF PARCELS: Title to each Parcel in the Project shall be conveyed in fee to an Owner, subject to the easement in the Common Area and any other easements described in Section 3.4, below.

        3.3 OWNERSHIP OF COMMON AREA: An easement in the Colmon Area shall be conveyed to the Association prior to or concurrently with the conveyance of the first-Parcel to an Owner. The Association shall be deemed to have accepted the Common Area conveyed to it when (i) a grant deed of easement conveying the Common Area has been recorded in the Official Records of the County and (ii) assessments have commenced.

        3.4 EASEMENTS: The easements and rights specified in this Article are hereby created and shall exist whether or not they are also set forth in individual grant deeds to Parcels. By reference to this Declaration, each grant deed to a Parcel shall be deemed to be conveyed with the benefit of and subject to all applicable easements set forth in this Section.

                3.4.1 Additional Easements: Notwithstanding anything expressed or implied to the contrary, this Declaration shall be subject to all easements granted by Declarant for the installation and maintenance of utilities and drainage facilities necessary for the development of the Project.

                3.4.2 Association: The Association and its duly authorized agents and representatives shall have a non-exclusive right and easement as is necessary to perform the duties and obligations of the Association set forth in the Project Documents, including the right to enter upon Parcels, subject to the limitations contained in this Declaration.

                3.4.3 Common Area: There is hereby reserved from the conveyance of each Parcel and granted to the Association an easement for ingress, egress, utilities and landscaping purposes over, under and through the Common Area. Every Owner shall have a non-exclusive right and easement for the ingress, egress, use and enjoyment of the Common Area which shall be appurtenant to and shall pass with the title to every Parcel, subject to exceptions, limitations or restrictions set forth in the deed which conveys the Common Area to the Association.

                3.4.4 Governmental Entities: All governmental and quasi-governmental entities, agencies and utilities and their agents shall have a non-exclusive easement over the Common Area for the purposes of performing their duties within the Project.

                3.4.5 Man: The Common Area and Parcels are subject to all easements and rights of way shown on the Map.

                3.4.6 Shared Landscape Area: There is hereby reserved from the conveyance of each of Parcels 1 through 6, inclusive, an easement for the installation, maintenance, repair and replacement of landscaping, irrigation and ancillary purposes, over, under and through the portions of these Parcels which are a "Shared Landscape Area." The Owners of Parcels 1 through 6, inclusive, shall each have a non-exclusive right and easement for installation, maintenance, repair and replacement of landscaping, irrigation and ancillary purposes, under, over, upon and across any "Shared Landscape Area" which serves their Parcel, as indicated on the Maintenance Plat.

                3.4.7 Shared Private Drive: There is hereby reserved from the conveyance of each of Parcels 1 through 6, inclusive, an easement for ingress, egress, and utilities purposes over, under and through the portions of these Parcels which are a "Shared Private Drive." The Owners of Parcels 1 through 6, inclusive, shall each have a non-exclusive right and easement for ingress, egress, utilities purposes, under, over, upon and across any "Shared Private Drive" which serves their Parcel, as indicated on the Maintenance Plat.

                3.4.8 Storm Drains: There are reserved and granted for the benefit of each Parcel and the Common Area, over, under, across and through the Project, except the Buildings, non-exclusive easements for surface and subsurface storm drains and the flow of water in accordance with natural drainage patterns and the drainage patterns and Improvements installed or constructed by Declarant. Additionally, this Declaration and each Parcel and the Common Areas shall be subject to all easements granted by Declarant for the installation and maintenance of drainage Improvements necessary for the development of the Project.

                3.4.9 Support, Maintenance and Repair: The Association and each Owner shall have a non-exclusive right and easement appurtenant to the Common Area and to all Parcels through each Parcel and the Common Area for the support, maintenance and repair of the Common Area and all Parcels.

                3.4.10 Utilities: Each Owner shall have a non-exclusive right and easement over, under, across and through the Project, except for portions of the Project on which a structure is situated, for utility lines, pipes, wires and conduits installed by Declarant. Additionally, this Declaration and each Parcel and the Common Areas shall be subject to all easements granted by Declarant for the installation and maintenance of utilities necessary for the development of the Project.

--------------------------------------------------------------------------------
                                   ARTICLE IV
                                USE RESTRICTIONS
--------------------------------------------------------------------------------

        4.1 ALTERATIONS: Except as otherwise specifically provided in this Declaration, no Alteration may be made to any Improvement until plans have been submitted and approved pursuant to Article XI.

        4.2 ANIMALS: The Board shall have the right to prohibit the maintenance of any pet which, after Notice and Hearing, is found to be a nuisance to other Owners. No dog shall be allowed outside of a Building unless it is under the control of a responsible person by leash.

        4.3 ANTENNAS AND SATELLITE DISHES: No outside television antenna, microwave or satellite dish, aerial, or other such device (collectively "Video Antennas") with a diameter or diagonal measurement in excess of one (1) meter shall be erected, constructed or placed on any Common Area or Parcel without the approval of the Architectural Committee. Video antennas with a diameter or diagonal measurement of one (1) meter or less may be installed only if they conform to the Architectural Standards and, if then required by the Architectural Standards, any necessary approval is obtained in accordance with the provisions of Article XI. Reasonable restrictions which do not significantly increase the cost of the Video Antenna system or significantly decrease its efficiency or performance may be imposed.

        4.4 EXTERIOR LIGHTING: No Owner shall remove, damage or disable any exterior photo cell light fixture which is installed by Declarant. The Owner of the Parcel on which such exterior photo cell light fixture is situated shall at all times maintain the fixture in good working condition, including maintenance of the light bulb and shall pay all electric charges required to operate the fixture. Notwithstanding the foregoing, the Association shall maintain any exterior photo cell light fixtures, if any, which are connected to the Association's electric service.

        4.5 INVITEES: Each Owner shall be responsible for compliance with the provisions of the Project Documents by that Owner's Invitees. An Owner shall promptly pay any Reimbursement Assessment levied and/or any fine or penalty imposed against an Owner for violations committed by that Owner's Invitees.

        4.6 PARKING: No dilapidated or inoperable vehicle shall be parked or stored where visible from adjacent Parcels or the public streets adjacent to the Project. As long as applicable ordinances and laws are observed, including the requirements of Section 22658.2 of the California Vehicle Code, any vehicle which is in violation of this Declaration may be removed.

        4.7 RENTAL OF PARCELS: An Owner shall be entitled to rent or lease a Parcel, if: (i) there is a written rental or lease agreement specifying that the tenant shall be subject to all provisions of the Project Documents and a failure to comply with any provision of the Project Documents shall constitute a default under the agreement; (ii) the period of the rental or lease is not less than thirty (30) days; (iii) the Owner gives notice of the tenancy to the Board and has otherwise complied with the terms of the Project Documents; and (iv) the Owner gives each tenant a copy of the Project Documents.

        4.8 RULES: The Board may promulgate reasonable Rules relating to the use of the Project by Owners and their Invitees. Neither an Owner nor its Invitees shall violate any provision of this Declaration, the Bylaws or the Rules as the same may be amended from time to time.

        4.9 SIGNS: All signs displayed in the Project shall be attractive and compatible with the design of the Project and shall comply with all applicable local ordinances. The Board may establish uniform Rules to govern the location, size and appearance of signs; provided, however, any sign which is installed consistent with the current Rules at the time of the installation, including a substantially similar replacement sign, if necessary, may remain in place (provided that it is properly maintained in good aesthetic condition consistent with any applicable Rules governing the maintenance of signs) notwithstanding any subsequent change to the Rules.

        4.10 STORAGE OF WASTE MATERIALS: All garbage, trash and accumulated waste material shall be placed in appropriate covered containers.

        4.11 TAXES: Each Owner shall be obligated to pay any taxes or assessments assessed by the County Assessor against that Owner's Parcel and personal property. Until such time as real property taxes have been segregated by the County Assessor, they shall be paid by the respective Owners. The proportionate share of the taxes for a particular Parcel shall be determined by dividing the initial Parcel sales price or, in the case of unsold Parcels, the price the Parcel is then being offered for sale by Declarant ("Offered Price"), by the total initial sales prices and Offered Prices of all Parcels. If an Owner fails to pay that Owner's proportionate share in accordance with the preceding sentence, the Association shall collect such share, including that Owner's interest and penalties, from the delinquent Owner.

        4.12 USE OF BUILDINGS: Each Parcel and Building may be used for the following purposes which are presently permitted by local ordinance within the I-2 light industrial district: (a) manufacturing, assembling, processing, storage or packaging of products, except (1) manufacturing, processing, storage or packaging of chemicals, petroleum, and heavy agricultural products or other hazardous materials (this limitation should not be interpreted to prohibit the storage of reasonable quantities of hazardous materials in compliance with all applicable laws, rules and regulations) and (2) vehicle dismantling yards, scrap and waste yards; (b) warehousing and distribution facilities; (c) research and development facilities; (d) professional and administrative offices and (e) restaurants, except fast food facilities. Other uses which are permitted by local ordinance within the I-2 light industrial district are not permitted unless, however, the use is expressly approved by Declarant. Additional uses permitted by local ordinance within the I-3 zoning district are not permitted, even for any Parcel within the I-3 zoning district, unless, however, the use is expressly approved by Declarant. No Parcel or Building may be used for residential purposes. No Owner may permit or cause anything to be done or kept upon or in a Parcel which the Board reasonably determines either obstructs or interfere with the rights of other Owners or is noxious, harmful or unreasonably offensive to other Owners. Each Owner shall comply with all of the requirements of all federal, state and local governmental authorities, and all laws, ordinances, rules and regulations applicable to the Owner's Parcel.

        4.13 USE OF COMMON AREA: All use of Common Area is subject to the Rules. There shall be no obstruction of any part of the Common Area. Nothing shall be stored or kept in the Common Area without the prior consent of the Board. Nothing shall be done or kept in the Common Area which will increase the rate of insurance on the Common Area without the prior consent of the Board. No Owner shall permit anything to be physically done or kept in the Common Area or any other part of the Project which might result in the cancellation of insurance on any part of the-Common Area, which would interfere with rights of other Owners, or which the Board determines is a nuisance, noxious, harmful or unreasonably offensive to other Owners. No waste shall be committed in the Common Area. The provisions of this Declaration concerning use, maintenance and management of the Common Area are subject to any rights or limitations established by any easements or other encumbrances which encumber the Common Area.

--------------------------------------------------------------------------------
                                    ARTICLE V
                                  IMPROVEMENTS
--------------------------------------------------------------------------------

        5.1 MAINTENANCE OF COMMON AREA AND IMPROVEMENTS: Except as otherwise specifically provided in this Declaration, the Association shall be responsible for the maintenance, repair, replacement, management, operation, painting and upkeep of Common Area. The Association shall keep the Common Area in good condition and repair, provide for all necessary services and cause all acts to be done which may be necessary or proper to assure the maintenance of the Common Area in first class condition.

        5.2 ALTERATIONS TO COMMON AREA:

                5.2.1 Approval: Alterations to any Improvements situated in, upon or under the Common Area may be made only by the Association. A proposal for an Alteration to an Improvement may be made at any meeting. A proposal may be adopted by the Board, subject to the limitations contained in the Bylaws.

                5.2.2 Funding: Expenditures for maintenance, repair or replacement of an existing capital Improvement for which reserves have been collected may be made from the Reserve Account. The Board may levy a Special Assessment to fund any Alteration of an Improvement for which no reserve has been collected.

        5.3 MAINTENANCE OF PARCELS AND BUILDINGS:

                5.3.1 Generally: Except as otherwise specifically provided in this Declaration, each Owner shall maintain and care for the Owner's Parcel, including the Building and other Improvements located thereon, but excluding the Common Area, in a manner consistent with the standards established by the Project Documents and other well maintained areas in the vicinity of the Project and in compliance with the Architectural Standards.

                5.3.2 Utility Lines: Each Owner shall maintain, repair and replace those portions of all electric, gas, sewer, water and other utility lines, pipes wires and conduits which (i) are not maintained by a public or quasi-public entity or utility company and (ii) serve only that Owner's Parcel, irrespective of whether the utility line is located on Common Area, or another Parcel. The Association shall maintain, repair and replace those portions of all electric, gas, sewer, water and other utility lines, pipes wires and conduits situated within Common Area which (i) are not maintained by a public or quasi-public entity or utility company and (ii) serve more than one (1) Parcel.

                5.3.3 Storm Water Improvements: Each Owner shall maintain, repair and replace those portions of all storm water pipes and other storm water Improvements situated on their Parcel, excluding Common Area (which shall be maintained by the Association) or Shared Maintenance Areas as shown on the Maintenance Plat (which shall be maintained in accordance with Section 5.6, below).

        5.4 LIMITATIONS:

                5.4.1 Architectural Committee Approval: Alterations may be made to the interior of a Building if the Owner complies with all laws and ordinances regarding alterations and remodeling. Any proposals for Alterations to the exteriors of a Building or to the portions of a Parcel not covered by a Building shall be made in accordance with the provisions of Article XI.

                5.4.2 Loading Docks: No loading docks are permitted within the Project without the approval of Declarant, except (i) on Parcel 7 along the southern elevation of the Building constructed on this Parcel and (ii) on Parcel 8 along the western elevation of the Building constructed on this Parcel.

                5.4.3 Fences: Unless otherwise approved by Declarant, no fence may be constructed within the Project except along the boundary of the Project on Parcels 7 and 8. The construction of any fence is subject to the approval of the Architectural Committee.

        5.5 LANDSCAPING: All landscaping in the Project shall be maintained and cared for in a manner consistent with the standards of design and quality as originally established by Declarant and in a condition comparable to that of other well maintained areas in the vicinity of the Project. All landscaping shall be maintained in a neat and orderly condition. Any weeds shall be removed and any diseased or dead lawn, trees, ground cover or shrubbery shall be removed and replaced. All lawn areas shall be neatly mowed and trees and shrubs shall be neatly trimmed. Other specific restrictions on landscaping may be established in the Rules. Irrigation systems, if any, shall be fully maintained in good working condition to ensure continued regular watering of landscape areas, and health and vitality of landscape materials.

                5.5.1 Common Area: The Association shall maintain all landscaping located on Common Area.

                5.5.2 Parcels: Each Owner shall maintain all landscaping located within the Owner's Parcel, excluding the Common Area.

        5.6 SHARED MAINTENANCE: The provisions of this Section 5.6 shall be individually applied to each Shared Landscape Area and Shared Private Drive which serves a group of Parcels, as indicated on the Maintenance Plat. The term "Obligated Owner," as used in this Section 5.6, shall refer to Parcels designated on the Maintenance Plat as having the obligation to maintain a particular Shared Landscape Area or Shared Private Drive.

                5.6.1 Maintenance Standards: The term "Maintenance," as used in this Section 5.6 shall in the case of Shared Landscape Area, refer to all work required to maintain the landscaping within the Shared Landscape Area to the standards provided in Section 5.5, above. The term "Maintenance," as used in this Section 5.6 shall in the case of Shared Private Drive, refer to all work required to maintain, repair and, when necessary, replace and reconstruct the paved surface located on the Shared Private Drive and all storm drainage Improvements within the Shared Private Drive which serve more than one (1) Parcel. At all times the Shared Private Drives shall be maintained in a good, safe and usable condition, in good repair, and in compliance with all applicable state, county and local ordinances.

                5.6.2 When Maintenance Required: Maintenance shall be required when determined by a majority of the Obligated Owners. The preceding sentence shall not extend to any Maintenance required as a result of the willful or negligent act of an Owner, or its family, contract purchasers, lessees, or tenants, or their licensees, guests, invitees or contractors and/or workmen providing services for individual Owners. Rather, any Maintenance required as a result of such negligence or willful action shall be the responsibility of the Owner to whom the willful or negligent act is attributed. In the event that the Obligated Owners cannot agree with respect to the necessity for or standard of Maintenance, the contractors to be engaged to perform any Maintenance, or any other matters pertaining to the use or Maintenance of the Shared Landscape Area or Shared Private Drive, the dispute shall be submitted to the Board for arbitration and the decision of the Board shall be final.

                5.6.3 Allocation of Costs: The costs of performing the Maintenance shall be shared by the Obligated Owners in accordance with the percentages set forth in the Maintenance Plat.

                5.6.4 Indemnity and Right of Contribution: Each Obligated Owner shall be liable for an equal share of all costs, damages, attorneys' fees, expenses and liabilities arising from injury to person or property occurring on the Shared Private Drive for which (i) any Owner is held liable by virtue of the fact that it is the Owner of the Private Drive or the fact that the Obligated Owners failed to adequately perform Maintenance, or (ii) all Obligated Owners are held liable by virtue of their ownership of an easement or the fact that the Obligated Owners failed to adequately perform Maintenance. Any Obligated Owner who pays greater than their share of such costs, damages, attorneys' fees, expenses and liabilities shall have a right of contribution against any Obligated Owner who has paid less than their share of such costs, damages, attorneys' fees, expenses and liabilities.

        5.7 RIGHT OF MAINTENANCE AND ENTRY BY ASSOCIATION: If an Owner fails to perform maintenance and/or repair which that Owner is obligated to perform pursuant to this Declaration, and if the Association determines, after Notice and Hearing given pursuant to the provisions of the Bylaws, that such maintenance and/or repair is necessary to preserve the attractiveness, quality, nature and/or value of the Project, the Association may cause such maintenance and/or repair to be performed. The costs of such maintenance and/or repair shall be charged to the Owner of the Parcel as a Reimbursement Assessment. In order to effectuate the provisions of this Declaration, the Association may enter any Parcel whenever entry is necessary in connection with the performance of any maintenance or construction which the Association is authorized to undertake. Entry within a Parcel shall be made with as little inconvenience to an Owner as practicable and only after reasonable advance written notice of not less than forty-eight (48) hours, except in emergency situations.

        5.8 DAMAGE AND DESTRUCTION -- ASSOCIATION: The term "restore" shall mean repairing, rebuilding or reconstructing a damaged Improvement to substantially the same condition and appearance in which it existed prior to fire or other casualty damage. If fire or other casualty damage extends to any Improvement which is insured under an insurance policy held by the Association, the Association shall proceed with the filing and adjustment of all claims arising under the existing insurance policies. The insurance proceeds shall be paid to and held by the Association.

                5.8.1 Bids: Whenever restoration is to be performed pursuant to this Section, the Board shall obtain such bids from responsible licensed contractors to restore the damaged Improvement as the Board deems reasonable; and the Board, on behalf of the Association, shall contract with the contractor whose bid the Board deems to be the most reasonable.

                5.8.2 Proceeds: The costs of restoration of the damaged Improvement shall be funded pursuant to the provisions and in the priority established by this Section 5.8.2. A lower priority procedure shall be utilized only if the aggregate amount of funds then available pursuant to the procedures of higher priority are insufficient to restore the damaged Improvement. The following funds and procedures shall be utilized:

        1. The first priority shall be any insurance proceeds paid to the Association under existing insurance policies.

        2. The second priority shall be all Reserve Account funds designated for the repair or replacement of the capital Improvement(s) which has been damaged.

        3. The third priority shall be funds raised by a Special Assessment against all Owners levied by the Board.

        5.9 DAMAGE OR DESTRUCTION: If all or any portion of a Building or Parcel, other than Common Area, is damaged by fire or other casualty, the Owner of the Improvement shall either (i) restore the damaged Improvements or (ii) remove all damaged Improvements, including foundations, and leave the Parcel in a clean and safe condition. Any restoration under clause (i) preceding must be performed so that the Improvements are in substantially the same condition in which they existed prior to the damage, unless the Owner complies with the provisions of Article XI. Unless extended by the Board, the Owner must commence such work within one hundred eighty (180) days after the damage occurs and must complete the work within one (1) year thereafter.

        5.10 CONDEMNATION OF COMMON AREA: If all or any portion of the Common Area is taken for any public or quasi-public use under any statute, by right of eminent domain or by purchase in lieu of eminent domain, the entire award shall be deposited into the Current Operation Account until distributed. The Association shall distribute such funds equally to all Owners and shall represent the interests of all Owners.

--------------------------------------------------------------------------------
                                   ARTICLE VI
                              FUNDS AND ASSESSMENTS
--------------------------------------------------------------------------------

        6.1 COVENANTS TO PAY: Declarant and each Owner covenant and agree to pay to the Association the assessments and any Additional Charges levied pursuant to this Article VI.

                6.1.1 Liability for Payment: The obligation to pay assessments shall run with the land so that each successive record Owner of a Parcel shall in turn be liable to pay all such assessments. No Owner may waive or otherwise escape personal liability for assessments or release the Owner's Parcel from the liens and charges hereof by non-use of the Common Area, abandonment of the Parcel or any other attempt to renounce rights in the Common Area or the facilities or services within the Project. Each assessment shall constitute a separate assessment and shall also be a separate, distinct and personal obligation of the Owner of the Parcel at the time when the assessment was levied and shall bind the Owner's heirs, devisees, personal representatives and assigns. Any assessment not paid when due is delinquent. The personal obligation of an Owner for delinquent assessments shall not pass to a successive Owner unless the personal obligation is expressly assumed by the successive Owner. No such assumption of personal liability by a successor Owner (including a contract purchaser under an installment land contract) shall relieve any Owner from personal liability for delinquent assessments. After an Owner transfers fee title of record to a Parcel, the Owner shall not be liable for any charge thereafter levied against that Parcel.

                6.1.2 Funds Held in Trust: The assessments collected by the Association shall be held by the Association for and on behalf of each Owner and shall be used solely for the operation, care and maintenance of the Project as provided in this Declaration.

                6.1.3 Offsets: No offsets against any assessment shall be permitted for any reason, including, without limitation, any claim that the Association is not properly discharging its duties.

        6.2 REGULAR ASSESSMENTS:

                6.2.1 Payment of Regular Assessments: Regular Assessments for each fiscal year shall be established when the Board approves the Budget for that fiscal year. Regular Assessments shall be levied on a fiscal year basis; however, each Owner shall be entitled to pay the Regular Assessment in twelve
(12) equal monthly installments, one installment payable on the first day of each calendar month during the fiscal year, as long as the Owner is not delinquent in the payment of any monthly installment. If an Owner fails to pay any monthly installment by the sixtieth (60th) day after the date the installment was due, the Board may terminate that Owner's right to pay the Regular Assessment in monthly installments and declare the then unpaid balance of the Regular Assessment for that year immediately due and payable. Regular Assessments shall commence for all Parcels on the first day of the first month following the month in which the first Parcel is conveyed to an Owner and may commence prior to that date at the option of Declarant.

                6.2.2 Allocation of Regular Assessments: The total amount of the Association's anticipated revenue attributable to Regular Assessments as reflected in the Budget for that fiscal year shall be allocated equally among the Parcels.

                6.2.3 Non-Waiver of Assessments: If before the expiration of any fiscal year the Association fails to fix Regular Assessments for the next fiscal year, the Regular Assessment established for the preceding year shall continue until a new Regular Assessment is fixed.

        6.3 SPECIAL ASSESSMENTS: Special Assessments may be levied in addition to Regular Assessments for (i) constructing capital Improvements, (ii) correcting an inadequacy in the Current Operation Account, (iii) defraying, in whole or in part, the cost of any construction, reconstruction, unexpected repair or replacement of Improvements in the Common Area, or (iv) paying for such other matters as the Board may deem appropriate for the Project. Special Assessments shall be levied in the same manner as Regular Assessments.

        6.4 REIMBURSEMENT ASSESSMENTS: The Association shall levy a Reimbursement Assessment against an Owner to (a) reimburse the Association for the costs of repairing damage caused by that Owner or that Owner's Invitee or
(b) if a failure to comply with the Project Documents has resulted in (i) an expenditure of monies, including attorneys' fees, by the Association to bring the Owner or the Owner's Parcel or Improvements into compliance or (ii) the imposition of a fine or penalty. A Reimbursement Assessment shall be due and payable to the Association when levied. A Reimbursement Assessment shall not be levied by the Association until Notice and Hearing has been given in accordance with the Bylaws.

        6.5 ACCOUNTS:

                6.5.1 Types of Accounts: Assessments collected by the Association shall be deposited into at least two (2) separate accounts with a responsible financial institution, which accounts shall be clearly designated as
(i) the Current Operation Account and (ii) the Reserve Account. The Board shall deposit those portions of the assessments collected for current maintenance and operation into the Current Operation Account and shall deposit those portions of the assessments collected as reserves for replacement and deferred maintenance of major components which the Association is obligated to repair, restore, replace or maintain into the Reserve Account.

                6.5.2 Reserve Account: The Association shall not expend funds from the Reserve Account for any purpose other than the maintenance, repair or replacement of the Common Area.

                6.5.3 Current Operation Account: All other costs properly payable by the Association shall be paid from the Current Operation Account.

        6.6 BUDGET, FINANCIAL STATEMENTS, REPORTS AND STUDIES:

                6.6.1 Preparation and Distribution of Budget: The Board shall annually prepare, adopt and distribute a Budget of the estimated revenues and expenses on an accrual basis. The Budget shall also set forth the current estimated replacement cost, estimated remaining life, and estimated useful life of each major component of the Common Area required to be maintained by the Association.

                6.6.2 Annual Report: The Board shall annually prepare and distribute an income and expense statement and summaries of such other financial accounting information as shall be prepared for the Association.

                6.6.3 Notice of Increased Assessments: The Board shall provide notice to the Owners of any increase in Regular Assessments or the levy of any Special Assessments within fifteen (15) days after the adoption of a resolution establishing the increased Regular Assessment or levying the Special Assessment.

                6.6.4 Statement of Outstanding Charges: Within ten (10) days of a written request by an Owner, the Association shall provide a written statement to the Owner which sets forth the amounts of delinquent assessments, penalties, attorneys' fees and other charges against that Owner's Parcel. A charge for the statement may be made by the Association, not to exceed the reasonable costs of preparation and reproduction of the statement.

        6.7 ENFORCEMENT OF ASSESSMENTS:

                6.7.1 Procedures: In addition to all other remedies provided by law, the Association, or its authorized representative, may enforce the obligations of the Owners to pay each assessment provided for in this Declaration in any manner provided by law or by either or both of the following procedures:

                        (a) By Suit: The Association may commence and maintain a suit at law against any Owner personally obligated to pay a delinquent assessment. The suit shall be maintained in the name of the Association. Any judgment rendered in any action shall include the amount of the delinquency, and such additional costs, fees, charges and expenditures ("Additional Charges") and any other amounts as the court may award. A proceeding to recover a judgment for unpaid assessments may be maintained without the necessity of foreclosing or waiving the lien established herein.

                        (b) By Lien: The Association or a trustee nominated by the Association may commence and maintain proceedings to establish and/or foreclose assessment liens. No action shall be brought to foreclose a lien until the lien is created by recording a Notice of Delinquent Assessment ("Notice"). Prior to recording a Notice, the Association shall: (i) notify the affected Owner in writing by certified mail of the fee and penalty procedures of the Association; (ii) provide an itemized statement of the charges owed by the Owner, including items on the statement which indicate the principal owed, any late charges, the method of calculation, and attorneys' fees; and (iii) describe the collection practices used by the Association, including the right of the Association to recover reasonable costs of collection. The Notice must be authorized by the Board, signed by an authorized agent and recorded in the Official Records of the County. The Notice shall state the amount of the delinquent assessment(s), the Additional Charges incurred to date, a legal description of the Parcel, the name(s) of the record Owner(s) thereof and the name and address of the trustee, if any, authorized by the Association to enforce the lien by sale and shall be signed by the person authorized to do so by the Board, or if no one is specifically designated, by the President or Chief Financial Officer. No later than ten (10) days after recordation of the Notice, copies of the Notice shall be mailed to all record owners of the Parcel in the manner set forth in Section 2924b of the California Civil Code. After the expiration of thirty (30) days following the recording of a Notice, the lien may be foreclosed as provided in Section 1367 of the Civil Code of the State of California.

                6.7.2 Additional Charges: In addition to any other amounts due or any other relief or remedy obtained against an Owner who is delinquent in the payment of any assessments, each Owner agrees to pay such Additional Charges as the Association may incur or levy in collecting the monies due and delinquent from that Owner. All Additional Charges shall be included in any judgment in any suit or action brought to enforce collection of delinquent assessments or may be levied against a Parcel as a Reimbursement Assessment. Additional Charges shall include, but not be limited to, the following:

                        (a) Attorneys' Fees: Reasonable attorneys' fees and costs incurred in the event an attorney(s) is employed to collect any assessment or sum due, whether by suit or otherwise;

                        (b) Late Charges: A late charge in an amount to be fixed by the Board in accordance with the then current laws of the State of California to compensate the Association for additional collection costs incurred in the event any assessment or other sum is not paid when due or within any "grace" period established by law;

                        (c) Costs of Suit: Costs of suit and court costs incurred as are allowed by the court;

                        (d) Interest: Interest on the delinquent assessment and Additional Charges at a rate fixed by the Board in accordance with the then current laws of the State of California; and

                        (e) Other: Any such other additional costs that the Association may incur in the process of collecting delinquent assessments or sums.

                6.7.3 Satisfaction of Lien: All amounts paid by an Owner toward a delinquent assessment shall be credited first to reduce the principal amount of the debt. Upon payment or other satisfaction of a delinquent assessment for which a Notice was recorded, the Association shall record a certificate stating the satisfaction and release of the assessment lien.

                6.7.4 Lien Eliminated By Foreclosure: If the Association has recorded a Notice of Delinquent Assessment and the lien is eliminated as a result of a foreclosure of a Mortgage or a transfer pursuant to the remedies provided in the Mortgage, the new Owner of the Parcel shall pay to the Association a pro-rata share of the Regular Assessment for each month remaining in the Association's fiscal year after the date of the foreclosure or transfer pursuant to the remedies provided in the Mortgage.

        6.8 SUBORDINATION OF LIEN: Notwithstanding any provision to the contrary, the liens for assessments created pursuant to this Declaration shall be subject and subordinate to and shall not affect the rights of the holder of a First Mortgage made in good faith and for value. Upon the foreclosure of any First Mortgage on a Parcel, any lien for assessments which became due prior to such foreclosure shall be extinguished; provided, however, that after such foreclosure there shall be a lien on the interest of the purchaser at the foreclosure sale to secure all assessments, whether Regular or Special, charged to such Parcel after the date of such foreclosure sale, which lien shall have the same effect and shall be enforced in the same manner as provided herein. For purposes of this Section, a Mortgage may be given in good faith or for value even though the Mortgagee has constructive or actual knowledge of the assessment lien provisions of this Declaration.

--------------------------------------------------------------------------------
                                   ARTICLE VII
                   MEMBERSHIP IN AND DUTIES OF THE ASSOCIATION
--------------------------------------------------------------------------------

        7.1 THE ORGANIZATION: The Association is a nonprofit mutual benefit corporation. Its affairs shall be governed by and it shall have the powers set forth in the Project Documents.

        7.2 MEMBERSHIP: Each Owner (including Declarant for so long as Declarant is an Owner), by virtue of being an Owner, shall be a Member of the Association. No other person shall be accepted as a Member. Association membership is appurtenant to and may not be separated from the ownership of a Parcel. Membership shall terminate upon termination of Parcel ownership. Ownership of a Parcel shall be the sole qualification for Association membership. Membership shall not be transferred, pledged or alienated in any way except upon transfer of title to the Owner's Parcel (and then only to the transferee of title to such Parcel). Any attempt to make a prohibited transfer is void. Membership shall not be related to the use or non-use of the Common Area and may not be renounced. The rights, duties, privileges and obligations of all Members shall be as provided in the Project Documents.

        7.3 VOTING: Any action required by law or by the Project Documents to be approved by the Owners, the Members or each class of Members shall be approved, if at all, in accordance with the procedures set forth in the Bylaws.

        7.4 RULES: The Board may propose, adopt, amend and repeal Rules appropriate for the management of the Project, which are consistent with the Project Documents. The Rules may also establish architectural controls and may govern the use of the Common Area by Owners or their Invitees. After adoption, a copy of the Rules shall be furnished to each Owner. Owners shall be responsible for distributing the Rules to their tenants.

        7.5 TRANSFERS OF COMMON AREA: Subject to any applicable provision in the Bylaws, the Board shall have the power and right in the name of the Association and all of the Owners as their attorneys-in-fact to grant, convey, dedicate, mortgage, or otherwise transfer to any Owner or other person or entity, fee title, easements, exclusive use easements, security rights or other rights or licenses in, on, over or under the Common Area that, in the sole discretion of the Board, are in the best interests of the Association and its Members. Notwithstanding anything herein to the contrary, in no event shall the Board take any action authorized hereunder that would permanently and unreasonably interfere with the use, occupancy and enjoyment by any Owner of that Owner's Parcel without the prior written consent of that Owner.

        7.6 INSURANCE: The Board shall make every reasonable effort to obtain and maintain the insurance policies as provided in this Section. If the Board is unable to purchase a policy or if the Board believes that the cost of the policy is unreasonable, the Board shall call a special meeting of Members to determine what action to take. The Board shall comply with any resolution concerning insurance coverage adopted at such a meeting.

                7.6.1 General Provisions and Limitations: All insurance policies shall be subject to and, where applicable, shall contain the following provisions and limitations:

                        (a) Underwriter: All policies (except earthquake insurance) shall be written with a company legally qualified to do business in the State of California and (i) holding a "B" or better general policyholder's rating and a "6" or better financial performance index rating as established by Best's Insurance Reports, (ii) reinsured by a company described in (i), above, or (iii) if such a company is not available, the best rating possible or its equivalent.

                        (b) Named Insured: Unless otherwise provided in this Section, the named insured shall be the Association or its authorized representative, as a trustee for the Owners. However, all policies shall be for the benefit of Owners and their Mortgagees, as their interests may appear.

                        (c) Authority to Negotiate: Exclusive authority to adjust losses under policies obtained by the Association shall be vested in the Board; provided, however, that no Mortgagee having an interest in such losses may be prohibited from participating in any settlement negotiations related thereto.

                        (d) Contribution: In no event shall the insurance coverage obtained and maintained by the Association be brought into contribution with insurance purchased by Owners or their Mortgagees.

                        (e) General Provisions: To the extent possible, the Board shall make every reasonable effort to secure insurance policies providing for the following:

                                (i) A waiver of subrogation by the insurer as to
any claims against the Board, the manager, the Owners and their respective servants, agents and guests;

                                (ii) That the policy will be primary, even if an
Owner has other insurance which covers the same loss;

                                (iii) That no policy may be cancelled or
substantially modified without at least ten (10) days' prior written notice to the Association and to each First Mortgagee listed as a scheduled holder;

                                (iv) An agreed amount endorsement, if the policy
contains a coinsurance clause;

                                (v) A guaranteed replacement cost or replacement
cost endorsement; and

                                (vi) An inflation guard endorsement.

                        (f) Term: The period of each policy shall not exceed three (3) years. Any policy for a term greater than one (1) year must permit short rate cancellation by the insureds.

                        (g) Deductible: The policy may contain a reasonable deductible and the amount of the deductible shall be added to the face amount of the policy in determining whether the insurance equals replacement cost.

                7.6.2 Types of Coverage: Unless the Association determines otherwise pursuant to Section 7.6, the Board shall obtain at least the following insurance policies in the amounts specified:

                        (a) Property Insurance: A Special Form or "All-Risk" policy of property insurance for all insurable Common Area Improvements, including fixtures and building service equipment, against loss or damage by fire or other casualty, in an amount equal to the full replacement cost (without respect to depreciation) of the Common Area, and exclusive of land, foundations, excavation and other items normally excluded from coverage. A replacement cost endorsement shall be part of the policy.

                        (b) Liability Insurance: A combined single limit policy of liability insurance in an amount not less than Three Million Dollars ($3,000,000.00) covering the Common Area and all damage or injury caused by the negligence of the Association, the Board or any of its agents or the Owners against any liability to the public or to any Owner incident to the use of or resulting from any accident or intentional or unintentional act of an Owner or a third party occurring in or about any Common Area. If available, each policy shall contain a cross liability endorsement in which the rights of the named insured shall not be prejudiced with respect to any action by one named insured against another named insured.

                        (c) Worker's Compensation: Worker's compensation insurance to the extent necessary to comply with all applicable laws of the State of California or the regulations of any governmental body or authority having jurisdiction over the Project.

                        (d) Other Insurance: Other types of insurance as the Board determines to be necessary to fully protect the interests of the Owners.

                        (e) Insurance by Owner: Each Owner, at that Owner's sole cost and expense, shall obtain insurance coverage which the Owner considers necessary or desirable to protect that Owner and that Owner's Parcel, Building and personal property; provided, however, that no Owner shall be entitled to maintain insurance coverage in a manner so as to decrease the amount which the Association, on behalf of all Owners and their Mortgagees, may realize under any insurance policy which the Association may have in effect at any time.

                7.6.3 Annual Review: The Board shall review the adequacy of all insurance, including the amount of liability coverage and the amount of property damage coverage, at least once every year. At least once every three years, the review shall include a replacement cost appraisal of all insurable Common Area Improvements without respect to depreciation. The Board shall adjust the policies to provide the amounts and types of coverage and protection that are customarily carried by prudent owners of similar property in the area in which the Project is situated.

--------------------------------------------------------------------------------
                                  ARTICLE VIII
                               DEVELOPMENT RIGHTS
--------------------------------------------------------------------------------

        8.1 LIMITATIONS OF RESTRICTIONS: Declarant is undertaking the work of developing Parcels and other Improvements within the Project. The completion of the development and the marketing, sale, lease, rental and/or other disposition of the Parcels is essential to the establishment and welfare of the Project. In order that the work may be completed and the Project established as rapidly as possible, nothing in this Declaration shall be interpreted to deny Declarant the rights set forth in this Article.

        8.2 RIGHTS OF ACCESS AND COMPLETION OF CONSTRUCTION: Until the fifth
(5th) anniversary of the commencement of Regular Assessments, Declarant, its contractors and subcontractors shall have the right to: (i) obtain reasonable access over and across the Common Area and/or do within any Parcel owned or controlled by it whatever is reasonably necessary or advisable in connection with the completion of the Project; and (ii) erect, construct and maintain on the Common Area- and/or within any Parcel owned or controlled by it such structures as may be reasonably necessary for the conduct of its business to complete the work, establish the Project and dispose of the Project in parcels by sale, lease, rental or otherwise. Each Owner acknowledges that: (a) the construction of the Project may occur over an extended period of time; (b) the Owner's quiet use and enjoyment of the Owner's Parcel may be disturbed as a result of the noise, dust, vibrations and other nuisances associated with construction activities; and (c) the nuisances will continue until the completion of the construction of the entire Project.

        8.3 APPEARANCE OF PROJECT: Declarant shall not be prevented from changing the exterior appearance of Buildings, landscaping or any other matter directly or indirectly connected with the Project in any manner deemed desirable by Declarant, if Declarant obtains all governmental consents required by law.

        8.4 MARKETING RIGHTS: Declarant shall have the right to: (i) maintain sales and construction trailers, leasing offices, rental offices, storage areas, parking lots and related facilities in any Parcels owned or controlled by Declarant or Common Area as are necessary or reasonable, in the opinion of Declarant, for the construction, sale, lease, rental or other disposition of the Parcels; (ii) make reasonable use of the Common Area for the construction, sale, lease, rental or other disposition of Parcels; and (iii) conduct its business of disposing of Parcels by sale, lease, rental or otherwise.

        8.5 AMENDMENT: The provisions of this Article may not be amended without the written consent of Declarant.

--------------------------------------------------------------------------------
                                   ARTICLE IX
                              RIGHTS OF MORTGAGEES
--------------------------------------------------------------------------------

        9.1 CONFLICT: Notwithstanding any contrary provision in the Project Documents, the provisions of this Article shall control with respect to the rights and obligations of Mortgagees specified herein.

        9.2 INSPECTION OF BOOKS AND RECORDS: Upon request, any Owner or First Mortgagee shall be entitled to inspect and copy the books, records and financial statements of the Association, the Project Documents and any amendments thereto during normal business hours.

        9.3 FINANCIAL STATEMENTS FOR MORTGAGEES: If an audited financial statement for the immediately preceding fiscal year is available, the Association shall provide a copy to any Mortgagee who makes a written request for it. If an audited financial statement is not available, any Mortgagee who desires to have an audited financial statement of the Association may cause an audited financial statement to be prepared at the Mortgagee's expense.

The audited financial statement shall be available within one hundred twenty
(120) days of the end of the Association's fiscal year.

        9.4 MORTGAGE PROTECTION: A breach of any of the conditions or the enforcement of any lien provisions contained in this Declaration shall not defeat or render invalid the lien of any First Mortgage made in good faith and for value as to any Parcel in the Project; but all of the covenants, conditions and restrictions contained in this Declaration shall be binding upon and effective against any Owner of a Parcel if the Parcel is acquired by foreclosure, trustee's sale or otherwise.

--------------------------------------------------------------------------------
                                    ARTICLE X
                            AMENDMENT AND ENFORCEMENT
--------------------------------------------------------------------------------

        10.1 AMENDMENTS: Prior to the conveyance of the first Parcel to an Owner other than a Declarant, any Project Document may be amended by Declarant alone. After the conveyance of the first Parcel, the Project Documents may be amended by the approval of each class of Members; provided however, that no provision of this Declaration which provides for a vote of more than fifty-one percent (51%) may be amended by a vote less than the percentage specified in the Section to be amended. Any amendment to this Declaration shall be effective upon the recordation in the Official Records of the County of an instrument executed by the President and Secretary of the Association which sets forth the terms of the amendment and a statement which certifies that the required percentage of Members has approved the amendment.

        10.2 ENFORCEMENT:

                10.2.1 Rights to Enforce: Subject to the provisions of Section 10.4, Declarant, the Association and/or any Owner shall have the power to enforce the provisions of the Project Documents in any manner provided by law or in equity and in any manner provided in this Declaration. In addition to instituting appropriate legal action, the Association may temporarily suspend an Owner's voting rights and/or levy a fine against an Owner in a standard amount to be determined by the Board from time to time. No determination of whether a violation has occurred may be made until Notice and Hearing has been provided to the Owner pursuant to the Bylaws. If legal action is instituted by the Association, any judgment rendered shall include all appropriate Additional Charges. Notwithstanding anything to the contrary contained in this Declaration, the Association has no power to cause a forfeiture or abridgement of an Owner's right to the full use and enjoyment of the Owner's Parcel, including access thereto over and across the Common Area, due to the Owner's failure to comply with the provisions of the Project Documents unless the loss or forfeiture is the result of the judgment of a court, an arbitration decision, a foreclosure proceeding or a sale conducted pursuant to this Declaration. The provisions of this Declaration are equitable servitudes, enforceable by any Owner or the Association against the Association or any other Owner in the Project. Except as otherwise provided, Declarant, the Association or any Owner(s) has the right to enforce, in any manner permitted by law or in equity, any and all of the provisions of the Project Documents, including any decision made by the Association, upon the Owners, the Association or upon any property in the Project.

                10.2.2 Violation of Law: The Association may treat any Owner's violation of any state, municipal or local law, ordinance or regulation, which creates a nuisance to the other Owners in the Project or to the Association, in the same manner as a violation of the Project Documents by making such violation subject to any or all of the enforcement procedures set forth in this Declaration, as long as the Association complies with the Notice and Hearing requirements.

                10.2.3 Remedies Cumulative: Each remedy provided in this Declaration is cumulative and not exclusive.

                10.2.4 Nonwaiver: The failure to enforce the provisions of any covenant, condition or restriction contained in this Declaration will not constitute a waiver of any right to enforce any such provisions or any other provisions of this Declaration.

        10.3 DISPUTES BETWEEN OWNERS AND DECLARANT: Before any Owner initiates arbitration in accordance with the provisions of Section 10.4, the Owner and Declarant shall first attempt, in good faith, to resolve the dispute informally by negotiation. Either party may initiate negotiations by writing a letter to the other party describing the nature of the dispute and any proposals to resolve the dispute. The letter shall be sent by certified mail and shall be deemed received three (3) days after its deposit in the U.S. Mail. The recipient shall respond, within ten (10) days of receipt of the letter, either with a letter that addresses the dispute and its proposed resolution or by requesting a meeting of the parties. The meeting(s) shall be held at a mutually acceptable location. After at least one exchange of letters or at least one meeting of the parties, should either party honestly believe that the dispute cannot be resolved informally, then that party shall so notify the other party either personally at a meeting or in writing. At this point, either party may initiate arbitration as provided herein. Should either party refuse to participate in the negotiations, then upon expiration of the ten (10) day initial response time, the party who sent the initiating letter may commence arbitration proceedings in accordance with the provisions of Section 10.4.

                If the dispute involves an alleged problem with materials, design or construction of any portion of the Project, then Declarant shall have the right to inspect the alleged problem before any such meeting or any written response is required from Declarant. If Declarant elects to attempt to cure the alleged problem, Claimant shall allow Declarant to perform whatever work is deemed necessary by Declarant during normal working hours. Declarant agrees to begin its curative work within thirty (30) days after the first meeting between the parties. If the dispute remains unresolved after the good faith attempt to negotiate has been concluded or if the curative action performed by Declarant is not undertaken as promised or does not resolve the alleged problem, then either party may initiate arbitration as provided herein in accordance with the provisions of Section 10.4.

        10.4 MANDATORY BINDING ARBITRATION: Any disputes, claims, issues or controversies between any Owner and Declarant or between the Association and Declarant regarding any matters that arise out of or are in any way related to the Project, the relationship between Owner and Declarant or the relationship between the Association and Declarant, whether contractual or tort, including, but not limited to, the purchase, sale, condition, design, construction or materials used in construction of any portion of the Project or the agreement between Declarant and any Owner to purchase a Parcel or any related agreement, including, but not limited to warranties, disclosures, or alleged construction defects (latent or patent), (collectively "disputes") except as otherwise set forth herein, shall be resolved through the procedures established in this Declaration. The party who has a dispute with Declarant is referred to as the "Claimant" in this Section. If negotiations fail then all such disputes shall be resolved by neutral, binding arbitration and not by any court action except as provided for judicial review of arbitration proceedings by California law. Except as otherwise set forth herein, the arbitration proceedings shall be conducted by and in accordance with the rules of Judicial Arbitration and Mediation Services, Inc. (JAMS/Endispute) or any successor thereto and, except for procedural issues, the arbitration proceedings, the ultimate decisions of the arbitrator, and the arbitrator shall be subject to and bound by existing California case and statutory law including, but not limited, to applicable statutes of limitation such as California Code of Civil Procedure Sections 337, 337.15(a), 338(d), 340, and 340(3). Nothing herein shall toll, extend, shorten or otherwise affect any applicable statute of limitation. Should JAMS/Endispute cease to exist, as such, then all references herein to JAMS/Endispute shall be deemed to refer to its successor or, if none, to the American Arbitration Association (in which case its commercial arbitration rules shall be used).

                10.4.1 Selection and Timing: The matter shall be heard by one
(1) arbitrator. Within five (5) business days of receipt of a written request from one of the parties to arbitrate a claim, JAMS/Endispute shall provide a list of five (5) qualified names to both parties. The term "qualified" shall mean a retired judge (or if none is available then an attorney, licensed to practice in California having at least fifteen (15) years of experience) with a strong emphasis on the laws governing real estate matters, especially those dealing with real estate development and construction. Each side will strike one name (based on reasons listed in CCP Section 1297.121 or 1297.124 or for no reason at all) until one is left (which shall be the appointed arbitrator), unless the parties sooner agree. The parties shall have no more than three (3) business days for the striking of each name. The initiating party shall be the first party to strike a name and submit it to the other party.

                10.4.2 Discovery: Except as limited herein, each party shall be entitled to discovery to the extent provided in Section 1283.05 of the Code of Civil Procedure or any successor statute thereto. Each party shall have the right to depose the expert witnesses of the other party and to conduct two other depositions of its choice without the need to obtain an order of the arbitrator. All other depositions, document requests, requests for admissions and similar discovery shall be conducted under the direction and supervision of the arbitrator. No party shall be entitled to bring any motion to exclude or limit the evidence to be submitted to the arbitrator. No party shall have any other discovery rights except as authorized by the arbitrator for good cause.

                10.4.3 Full Disclosure: Both parties shall, in good faith, make a full disclosure of all issues and evidence to the other party prior to the hearing. Any evidence or information that the arbitrator determines was unreasonably withheld shall be inadmissible by the party which withheld it. The initiating party shall be the first to disclose all of the following, in writing, to the other party and to the arbitrator an outline of the issues and its position on each such issue; a list of all witnesses it intends to call; and copies of all written reports and other documentary evidence whether or not written or contributed to by its retained experts (collectively "outline").

The initiating party shall submit its outline to the other party and the arbitrator within thirty (30) days of the final selection of the arbitrator. The responding party shall submit its written response as directed by the arbitrator. If the dispute involves alleged construction defects, then the Claimant shall be the first party to submit its written outline, list of witness, and reports/documents and shall include a detailed description of the nature and scope of the alleged defect(s), its proposal for repair or restoration any repairs made to date and an estimate of the cost of repair/restoration together with the calculations used to derive the estimate.

                10.4.4 Hearing: The hearing shall be held in the County. The hearing shall commence within ninety (90) days of the receipt by the parties of the list of names of proposed arbitrators from JAMS/Endispute unless this date is determined to be infeasible by the arbitrator in which case the arbitrator shall select the next available date for the hearing. The arbitration shall be conducted as informally as possible. Neither the rules of admissibility of evidence nor the Evidence Code of the State of California shall be applicable except for Evidence Code Section 1152 et seq. which shall be applicable for the purpose of excluding from evidence offers, compromises, and settlement proposals, unless both parties consent to their admission. The arbitrator shall be the sole judge of the admissibility of and the probative value of all evidence offered and is authorized to provide all legally recognized remedies whether in law or equity. Attorneys are not required and either party may elect to be represented by someone other than a licensed attorney. Cost of an interpreter shall be born by the party requiring the services of the interpreter in order to be understood by the arbitrator. Except as set forth herein, the arbitration shall be conducted pursuant to Title 9 of the California Code of Civil Procedure, Section 1280 et seq.

                10.4.5 Decision: The decision of the arbitrator shall be binding on the parties and may be entered as a judgment in any court of the State of California that has jurisdiction and venue. In no event shall the award of the arbitrator include any component for punitive or exemplary damages. The arbitrator shall cause a complete record of all proceedings to be prepared similar to those kept in the Superior Court; shall try all issues of both fact and law; and shall issue a written statement of decision, such as that described in Code of Civil Procedure Section 643 (or its successor) which shall specify the facts and law relied upon in reaching his/her decision within twenty (20) days after the close of testimony.

                10.4.6 Fees and Costs: Notwithstanding any statute to the contrary, including Code of Civil Procedure Section 645.1, each party shall bear their own costs of the hearing, including attorneys' fees. No attorneys fees or costs shall be awarded to either party but each party shall be solely responsible for its own attorneys' fees and costs, including, expert witnesses, consultants, reports, and similar costs. The total cost of the arbitration proceedings, including the advanced initiation fees and other fees of JAMS/Endispute and any related costs and fees incurred by JAMS/Endispute (such as experts and consultants retained by it) shall be borne as determined by the arbitrator, regardless of the outcome

                10.4.7 Reference Alternative: To the extent that either party may be otherwise entitled to bring an action at law pursuant to California Code of Civil Procedure Section 1298.7, or if a court of competent jurisdiction determines that the dispute resolution set forth herein is void or unenforceable, the entire matter shall proceed as one of judicial reference pursuant to Code of Civil Procedure Section 638 et seq. The rules of procedure set forth herein shall be the rules of procedure for the reference proceeding, unless precluded by law. JAMS/Endispute shall hear, try and decide all issues of both fact and law and make any required findings of facts and, if applicable, conclusions of law and report these along with the judgment to the supervising court within twenty (20) days after the close of testimony.

                The parties shall cooperate and diligently perform such acts as may be necessary to carry out the purposes of this Section.

--------------------------------------------------------------------------------
                                   ARTICLE XI
                      ARCHITECTURAL AND LANDSCAPING CONTROL
--------------------------------------------------------------------------------

        11.1 APPLICABILITY:

                11.1.1 Generally: Except as otherwise provided in this Declaration, proposals for Alterations (which includes all landscaping, except as provided in 11.1.2, below) are subject to the provisions of this Article and may not be made until approved in accordance with the provisions of this Article.

                11.1.2 Exceptions: The provisions of this Declaration requiring architectural approvals do not apply to repainting or refinishing any Improvement in the same color, hue, intensity, tone, and shade or repairing or replacing any Improvement with the same materials. The provisions of this Declaration requiring architectural approvals include planting or removing landscaping except for landscaping which at maturity will not be visible from other Parcels. The Architectural Standards may establish additional exceptions from time to time.

                11.1.3 Declarant Exemption: The provisions of this Declaration requiring architectural approvals shall not apply to the original construction of any Improvements on a Parcel by Declarant, its agents, contractors or employees. The provisions of this paragraph may not be amended without the consent of Declarant until all of the Parcels in the Project owned by Declarant have been conveyed.

                11.1.4 Relationship to Governmental Approvals: Proposals for Alterations may also be subject to review and approval by state or local governmental entities or agencies. Satisfying the provisions of this Declaration does not automatically satisfy any requirement for governmental approval, permitting or inspection. All approvals, permits and inspections which are required under local, state or federal law for any proposed Alteration are the responsibility of the Owner and must be obtained by the Owner in addition to the approvals required by this Declaration.

        11.2 MEMBERS AND VOTING:

                11.2.1 Initial Committee: The Architectural Committee ("Committee") shall initially consist of three (3) members. Declarant shall appoint all of the original members of the Committee and all replacements until the tenth (10th) anniversary of commencement of Regular Assessments. After the tenth (10th) anniversary of commencement of Regular Assessments, the terms of the members of the Committee appointed by Declarant shall terminate.

                11.2.2 Appointment by Owners: Commencing upon the tenth (10th) anniversary of commencement of Regular Assessments, the Committee shall consist of up to eight (8) members, one member appointed by the Owner of each Parcel (if an Owner owns more than one (1) Parcel, then that Owner shall appoint one (1) member, but that member shall have one (1) vote for each Parcel owned). All members will serve until they resign or are replaced by the Owner that appointed them. All decisions of the Committee shall be made by majority vote, based upon one (1) vote for each Parcel which that member represents; provided, however, no member shall cast a vote with respect to a Parcel which is the subject of the application.

        11.3 DUTIES AND POWERS:

                11.3.1 Duties: The Committee shall review and approve, conditionally approve, or deny all plans, submittals, applications and requests made or tendered to it by Owners or their agents, pursuant to the provisions of this Declaration. In connection therewith, the Committee may investigate and consider the architecture, design, layout, landscaping, and other features of the proposed Improvements.

                11.3.2 Architectural Standards: The Committee, from time to time and in its sole discretion, may adopt architectural rules, regulations and guidelines ("Architectural Standards"). The Architectural Standards may impose specific requirements on individual Parcels if those requirements are reasonable in light of specific Parcel topography, visibility or other factors. The Architectural Standards will be effective when they are adopted by the Committee. The Architectural Standards shall interpret and implement the provisions of this Declaration by setting forth the standards and procedures for architectural review and guidelines for architectural design, placement of buildings, color schemes, exterior finishes and materials, landscaping, fences, and similar features which may be used in the Project; provided, however, that the Architectural Standards may not be in derogation of the minimum standards established by this Declaration. The Architectural Standards may include a schedule of fees for processing submittals (which shall not exceed the amount necessary to defray all costs incurred by the Committee in processing the submittals) and establish the time and manner in which such fees will be paid. The Architectural Standards will constitute Rules.

                11.3.3 Powers: The Committee may adopt rules and regulations for the transaction of business, scheduling of meetings, conduct of meetings and related matters. The Committee may also adopt criteria, consistent with the purpose and intent of this Declaration to be used in making its determination to approve, conditionally approve or deny any matter submitted to it for decision.

                11.3.4 Consultants: With the consent of the Board, the Committee may hire and the Association shall pay consulting architects, landscape architects, urban designers, engineers, inspectors, and/or attorneys in order to advise and assist the Committee in performing its duties.

        11.4 APPLICATION FOR APPROVAL OF IMPROVEMENTS: Any Owner, except Declarant and its designated agents, who wants to perform any Alteration for which approval is required shall notify the Committee in writing of the nature of the proposed work and shall furnish such information as may be required by the Architectural Standards or reasonably requested by the Committee.

        11.5 BASIS FOR APPROVAL OF IMPROVEMENTS: The Committee may approve the proposal only if the Committee determines that (i) the plans and specifications conform to this Declaration and to the Architectural Standards in effect at the time the proposal was submitted and (ii) the proposed Alteration will be consistent with the standards of the Project and the provisions of this Declaration as to harmony of exterior design, visibility with respect to existing structures and environment, and location with respect to topography and finished grade elevation.

        11.6 FORM OF APPROVALS, CONDITIONAL APPROVALS AND DENIALS: All approvals, conditional approvals and denials must be in writing. Any denial of a proposal must state the reasons for the decision to be valid. Any proposal which has not been rejected in writing within sixty (60) days from the date of submission will be deemed approved.

        11.7 WORK: Upon approval of the Committee, the Owner must diligently proceed with the commencement and completion of all work so approved. Completion of the-work approved must occur within one (1) year following the approval of the work unless the Architectural Committee grants an extension. This Section shall not be interpreted to extend any other time period imposed by this Declaration. If the Owner fails to complete the work within the required time period, the Committee may notify the Owner in writing of the non-compliance and shall proceed in accordance with the provisions of Section 11.9, below.

        11.8 DETERMINATION OF COMPLIANCE: Any work performed, whether or not the Owner obtained proper approvals, may be inspected and a determination of compliance made as follows:

                11.8.1 Notice of Completion: Upon the completion of any work performed by an Owner for which approval was required, the Owner must give written notice of completion to the Committee.

                11.8.2 Inspection: Within sixty (60) days after the Committee's receipt of the Owner's notice of completion, or, if the Owner fails to give a written notice of completion to the Committee within the completion period specified in Section 11.7, above, a designee of the Committee may inspect the work performed and determine whether it was performed and completed in substantial compliance with the approval granted. If the Committee finds that the work was not performed or completed in substantial compliance with the approval granted or if the Committee finds that the approval required was not obtained, the Committee shall notify the Owner in writing of the non-compliance. The notice shall specify the particulars of non-compliance and require the Owner to remedy the non-compliance.

        11.9 FAILURE TO REMEDY THE NON-COMPLIANCE: If the Committee has determined that an Owner has not constructed an Improvement consistently with the specifications of the approval granted or within the time permitted for completion and if the Owner fails to remedy such non-compliance in accordance with the provisions of the notice of non-compliance, then after the expiration of thirty (30) days from the date of such notification, the Committee shall notify the Board, and the Board shall provide Notice and Hearing to consider the Owner's continuing non-compliance. At the Hearing, if the Board finds that there is no valid reason for the continuing non-compliance, the Board shall determine the estimated costs of correcting it. The Board shall then require the Owner to remedy or remove the same within a period of not more than forty-five (45) days from the date of the Board's determination. If the Owner does not comply with the Board's ruling within such period or within any extension of such period as the Board, in its discretion, may grant, the Board may either remove the non-complying Improvement or remedy the non-compliance. The costs of such action shall be assessed against the Owner as a Reimbursement Assessment.

        11.10 WAIVER: Approval of any plans, drawings or specifications for any work proposed, or for any other matter requiring approval shall not be deemed to constitute a waiver of any right to deny approval of any similar plan, drawing, specification or matter subsequently submitted for approval.

        11.11 APPEAL OF DECISION OF COMMITTEE: This Section does not apply if the Board has dissolved the Committee or during the period of time that a majority of the Members of the Architectural Committee have been appointed by Declarant. If the Owner who applied or who the Committee determined should have applied for approval of an Alteration on a Parcel or Building disputes the jurisdiction or powers of the Committee or any requirement, rule, regulation or decision of the Committee applicable to the denial or conditional approval of the Owner's application (collectively referred to as "decision"), that Owner may appeal such decision to the Board. The Board shall notify the Owner of the time, date and place of a hearing to review the decision of the Committee. The notice shall be given at least fifteen (15) days prior to the date set for the hearing and may be delivered either personally or by mail. If delivery is made by mail, it shall be deemed to have been delivered seventy-two (72) hours after it has been deposited in the United States mail, first class, postage prepaid, addressed to the Owner at the address given by the Owner to the Board for the purpose of service of notices or to the address of the Owner's Parcel if no other address has been provided. After the hearing has taken place, the Board shall notify the Owner of its decision. The decision shall become effective not less than five (5) days after the date of the hearing. The determination of the Board shall be final.

        11.12 NO LIABILITY: If members of the Architectural Committee have acted in good faith, neither the Committee nor any member will be liable to the Association or to any Owner for any damage, loss or prejudice suffered or claimed due to: (a) the approval or disapproval of any plans, drawings and specifications, whether or not defective; (b) the construction or performance of any work, whether or not pursuant to approved plans, drawings, and specifications; (c) the development of any property within the Project; or (d) the execution and filing of any estoppel certificate, whether or not the facts therein are correct.

        11.13 EVIDENCE OF APPROVAL OR DISAPPROVAL: After a determination of compliance is made pursuant to Section 11.8, the Board may issue a written Notice of Architectural Determination. The Notice of Architectural Determination must be executed by any two (2) Directors and shall certify that as of the date of the Notice either (i) the work completed complies with the provisions of this Declaration and the approval(s) issued by the Architectural Committee ("Notice of Approval") or (ii) the work completed does not comply with the provisions of this Declaration or the approval(s) issued by the Architectural Committee ("Notice of Disapproval"). A Notice of Disapproval must also identify the particulars of the non-compliance. Any successor in interest of the Owner will be entitled to rely on a Notice of Architectural Determination with respect to the matters set forth. Each Owner must disclose to the Owner's subsequent purchaser any Notice of Disapproval unless the Owner has a subsequently issued Notice of Approval which covers the same Alteration. The Notice of Architectural Determination will be conclusive as between the Association, the Architectural Committee, Declarant and all Owners and such persons deriving any interest through any of them. Any Owner may make a written request that the Board prepare and execute a Notice of Architectural Determination, and the Board must do so within sixty (60) days of its receipt of the request.

--------------------------------------------------------------------------------
                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS
--------------------------------------------------------------------------------

        12.1 TERM OF DECLARATION: This Declaration will continue for a term of fifty (50) years from its date of recordation. Thereafter, this Declaration will be automatically extended for successive periods of ten (10) years until two-thirds (2/3) of the Owners approve a termination of this Declaration.

        12.2 CONSTRUCTION OF PROVISIONS: The provisions of this Declaration are to be liberally construed to effect its purpose of creating a uniform plan for the development and operation of a planned development pursuant to the provisions of the Davis-Stirling Common Interest Development Act, Section 1350 et seq. of the California Civil Code.

        12.3 BINDING: This Declaration is for the benefit of and binding upon all Owners, their respective heirs, legatees, devisees, executors, administrators, guardians, conservators, successors, purchasers, tenants, encumbrancers, donees, grantees, mortgagees, lienors and assigns.

        12.4 SEVERABILITY OF PROVISIONS: The provisions hereof shall be deemed independent and severable, and the invalidity or unenforceability of any one provision will not affect the validity or enforceability of any other provision hereof.

        12.5 GENDER. NUMBER AND CAPTIONS: As used herein, the singular includes the plural and masculine pronouns include feminine pronouns, where appropriate. The title and captions of each paragraph hereof are not a part thereof and shall not affect the construction or interpretation of any part hereof.

        12.6 REDISTRIBUTION OF PROJECT DOCUMENTS: Upon the resale of any Parcel by any Owner, the Owner must supply a copy of each of the Project Documents to the buyer of the Parcel.

        12.7 EXHIBITS: All exhibits attached to this Declaration are incorporated by this reference as though fully set forth herein.

        12.8 REQUIRED ACTIONS OF ASSOCIATION: The Association shall at all times take all reasonable actions necessary for the Association to comply with the terms of this Declaration or to otherwise carry out the intent of this Declaration.

        12.9 SUCCESSOR STATUTES: Any reference in the Project documents to a statute will be deemed a reference to any amended or successor statute.

        12.10 CONFLICT: In the event of a conflict, the provisions of this Declaration will prevail over the Bylaws and the Rules.

IN WITNESS WHEREOF, the undersigned has executed this Declaration on the 6th day of July, 2001.

DECLARANT:                              GREENVILLE
                                        INVESTORS L.P., a
                                        California limited
                                        partnership

                                        By:   /s/ W. A. Drummond
                                            -------------------------
                                        Name:  W.A. DRUMMOND
                                             ---------------
                                        Title:  Vice President
                                               ---------------
                                                Greenville Ventures, Inc.
                                                General Partner



          STATE OF CALIFORNIA
                                      }ss.
          COUNTY ALAMEDA

          On July 6, 2001, before me, Stacey M. Fortner, Notary Public, personally appeared William A. Drummond, personally known to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity), and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

                                             WITNESS my hand and official seal.

                                             /s/ Stacey M. Fortner
                                             ---------------------
                                             Notary Public

                                                               STACEY M. FORTNER
                                                            COMMISSION # 1233595
                                                      NOTARY PUBLIC - CALIFORNIA
                                                                  ALAMEDA COUNTY
                                                   MY COMM. EXPIRES AUG 31, 2003

                                    EXHIBITS

A       Maintenance Plat - Association Maintained Areas

B-1     Maintenance Plat - Shared Maintenance Area

B-2     Maintenance Plat - Shared Maintenance Area

                        [Map of Parcels 1-8 appears here]









                                    EXHIBIT A
                             ASSOCIATION MAINTAINED
                                      AREAS
                                 JMH WEISS INC.

                            DESCRIPTION TO ACCOMPANY
                                    EXHIBIT A

The Association Maintained Areas shall consist of all landscape areas abutting the public right-of-way, all textured paving at the drive entries to the site, all under and above ground utilities and the hardscape and landscape areas designated on Exhibit A.

Refer to Exhibit A for area designations.

                        [Map of Parcels 1-3 appears here]









                                   EXHIBIT B-1
                               SHARED MAINTENANCE
                                      AREA
                                 JMH WEISS INC.

                        [Map of Parcels 4-6 appears here]









                                   EXHIBIT B-2
                               SHARED MAINTENANCE
                                      AREA
                                 JMH WEISS INC.

                            DESCRIPTION TO ACCOMPANY
                              EXHIBITS B-1 AND B-2

The shared maintenance areas include the hardscape, underground and above ground utilities in between buildings excluding all landscape islands, transformers and trash enclosures, which shall be the responsibility of the owner of the parcel on which they are located. The shared maintenance areas shall not include any hardscape, underground or above ground utilities within 5-feet of the buildings.

Refer to exhibits B-1 and B-2 for the area designations.

The following is a breakdown of the Shared Maintenance Areas

                             Shared Maintenance Area A

                             Parcel 1       50%
                             Parcel 3       50%

                             Shared Maintenance Area B

                             Parcel 1       -      25%
                             Parcel 2       -      50%
                             Parcel 3       -      25%

                             Shared Maintenance Area C

                             Parcel 4       -      50%
                             Parcel 6       -      50%

                             Shared Maintenance Area D

                             Parcel 4       -      25%
                             Parcel 5       -      50%
                             Parcel 6       -      25%

                            SUBORDINATION AND CONSENT

HOUSING CAPITAL COMPANY, a Minnesota partnership ("Lender") as Beneficiary under the deed of trust ("Deed of Trust") executed by GREENVILLE INVESTORS, L.P., a California limited partnership, and recorded on June 9, 2000, as Series No. 2000173764 in the Official Records of the County of Alameda, State of California, hereby subordinates the lien of the Deed of Trust to the lien of the Declaration of Covenants, Conditions and Restrictions of Pacific Corporate Center ("Declaration") to which this Subordination and Consent is attached to the same extent and with the same force and effect as though the Declaration had been executed and recorded prior to the execution and recordation of the Deed of Trust.

Dated: July 27, 2001


LENDER:

HOUSING CAPITAL COMPANY, A MINNESOTA PARTNERSHIP


BY: DFP Financial, Inc., a California partnership

ITS: Managing General Partner


/s/ Norma J. Avery
------------------


BY: Norma J. Avery

ITS:  Vice President

STATE OF CALIFORNIA
                    ss.
COUNTY OF SAN MATEO

On July 27, 2001, before me, Carolyn R Shipley, a Notary Public, personally appeared Norma J. Avery, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

/s/ Carolyn R. Shipley

                                                        CAROLYN R. SHIPLEY
                                                       COMMISSION # 1256748
                                                    NOTARY PUBLIC - CALIFORNIA
                                                          SAN MATEO COUNTY
                                                   MY COMM. EXPIRES MAR 13, 2004

                                    EXHIBIT H

                            NON-DISCLOSURE AGREEMENT

FFI Contact Name: _________________________    FFI Contact Phone: ____________

                                FORMFACTOR, INC.
                            NON-DISCLOSURE AGREEMENT

                                    (COMPANY)

This Non-Disclosure Agreement ("Agreement") dated as of ________________________ ("Effective Date"), is by and between FormFactor, Inc. ("FormFactor"), a Delaware corporation, having an office at 5666 La Ribera Street, Livermore, CA 94550, and

        Name: , ____________________________________________________________
having an office at

        Street Address:____________________________________________________,

        City, State, Zip Code:____________________________________________, on
its own behalf and on behalf of its parents, subsidiaries and affiliated companies (collectively "Recipient").

        FormFactor desires to disclose, and Recipient desires to receive for its own internal evaluation, information relating to certain of FormFactor's technologies and business strategies, which information is deemed to be confidential, secret and/or proprietary to FormFactor, for the sole purpose of assisting in the determination of their mutual interest in a business relationship ("Purpose"). Accordingly, FormFactor and Recipient agree as follows:

1. CONFIDENTIAL INFORMATION.

    1.1 "Confidential Information" shall mean:

        (a) All information disclosed by FormFactor to Recipient whether such information is disclosed in written, graphic, electronic, oral or sample form; and

        (b) All component specifications, component and contact structures, equipment designs, electronic configurations, manufacturing processes and methodologies, including any information which can be obtained by examination, testing, repair, reverse engineering and analysis of any hardware, or component part thereof comprising, relating to, or a part of a product manufactured or assembled with FormFactor's technology, notwithstanding the fact that the requirements for marking and designation referred to in Paragraph 2.1 have not been fulfilled.

    1.2 Confidential Information shall not include information that Recipient can demonstrate, through extant, contemporaneously prepared, written records:

        (a) Is or becomes part of the public domain through no fault or breach on the part of Recipient, any of its subsidiaries, affiliates or persons to whom Confidential Information is disclosed as permitted by this Agreement; or

        (b) Is known to Recipient or any of its subsidiaries or affiliates prior to the disclosure by FormFactor; or

        (c) Is subsequently rightfully obtained by Recipient or any of its subsidiaries or affiliates from a third party who has the legal right to disclose or transfer it to Recipient.

2. DISCLOSURE AND PROTECTION OF CONFIDENTIAL INFORMATION.

    2.1 As to any information which FormFactor regards as "Confidential Information", disclosures by FormFactor following the Effective Date are subject to and in FormFactor's sole and absolute discretion and will be made as follows:

        (a) If such information is in writing, or in a drawing, or in some other tangible form, such information at the time of such disclosure will be clearly marked as "Confidential Information"; and

        (b) In the event that such information is orally disclosed, as may happen during exchanges between the parties, FormFactor shall state that the information disclosed is Confidential Information.

    2.2 As to any information whether or not specifically designated by FormFactor as "Confidential Information" (as hereinabove described), FormFactor reserves all of its rights and remedies as may now or in the future be accorded to FormFactor under the patent and copyright laws as may apply to the disclosure or use of such information by Recipient.

    2.3 Recipient shall use Confidential Information solely and exclusively for the purpose of this Agreement. Recipient shall not use Confidential Information for the benefit of any other party, or disclose, publish, disseminate or copy Confidential Information or any part thereof, to any other person, corporation or other organization without, in each case, obtaining the prior written consent of FormFactor. Recipient shall restrict any and all circulation of Confidential Information to a limited number of its employees on a "need to know basis" for the exclusive purpose of reviewing the Confidential Information for the Purpose of this Agreement. Recipient acknowledges that all information is provided "AS IS" and without any warranty, whether express or implied, as to its accuracy or completeness, non-infringement or use for particular purpose.

    2.4 Recipient shall not reverse engineer, decompile or disassemble any of the Confidential Information or any products or samples containing Confidential Information; provided, however, Recipient may examine FormFactor's products or samples for the sole purpose of internally evaluating them. Recipient may examine FormFactor's products or samples for the sole purpose of internally evaluating them. Recipient shall use its best efforts to safeguard against the unauthorized use or disclosure of Confidential Information, and take security precautions at least as great as the precautions it takes to protect its own confidential and proprietary information and materials.

    2.5 Notwithstanding anything to the contrary herein provided, Recipient shall not:

        (a) Deliver or leave any samples; parts or products containing Confidential Information to or with third party;

        (b) Disclose to any third party the manufacturing or assembly process used by FormFactor, or the structure of FormFactor's electronic interconnect technology products; and/or

        (c) Disclose to any third party any evaluation and testing date or results, unless FormFactor gives prior written approval of such disclosure.

    2.6 Neither execution of this Agreement nor the furnishing of any Confidential Information to Recipient shall be construed as granting to Recipient, either expressly or by implication, estoppel, or otherwise, any license or right to (a) make use of any such Confidential Information, or (b) any patents or other intellectual property of FormFactor, other than for the purpose. Recipient agrees that neither it nor any of its subsidiaries, affiliates or representatives will use Confidential Information for outer than the purpose without the specific and written express consent of FormFactor prior to such use. Furthermore, Recipient agrees that Confidential Information is the sole property of FormFactor and that Recipient has no proprietary interest in such information whatsoever.

    2.7 Within ten (10) business days of receipt of FormFactor's written request, Recipient will return to

FormFactor all information and materials, including but not limited to documents, drawings, programs, lists, models, records, compilations, notes, extracts, summaries, and any samples or parts containing Confidential Information, and all copies thereof containing Confidential Information, regardless of whether prepared by FormFactor or Recipient or any of its subsidiaries, affiliates or representatives. Fur purposes of this Paragraph 2.7, the term "documents" includes all information fixed in any tangible medium or expression, in whatever furor or format whether known or hereafter created.

    2.8 Recipient hereby acknowledges and agrees that unauthorized use or disclosure of Confidential Information Would cause serious and irreparable harm and significant injury to FormFactor that may be difficult or impossible to ascertain. Accordingly, Recipient agrees that FormFactor will have, in addition to all outer remedies at law or in equity, the right to seek and obtain immediate injunctive relief for the actual or threatened unauthorized use or disclosure of Confidential Information. Recipient shall notify FormFactor immediately upon the discovery of any unauthorized disclosure or use of Confidential Information, or any other breach of this Agreement by Recipient. Recipient will cooperate with FormFactor in every reasonable way to help FormFactor regain possession of the Confidential Information and prevent further unauthorized use.

3. EXPORT RESTRICTIONS. Recipient agrees that it will not in any form export, reexport, resell, ship or divert or cause to be exported, reexported, resold, stripped or diverted, directly or indirectly, any product or technical data to any country for which the United States Government or any agency thereof at the time of export or reexport requires an export license or other government approval without first obtaining such approval.

4. TERMS. This Agreement shall be effective as of the Effective Date and may be terminated by FormFactor with respect to further disclosures upon thirty (30) days written notice. All obligations of confidentiality and restrictions on the use of Confidential Information created under and by this Agreement shall remain in force and effect for five (5) years from the date any Confidential Information is or was disclosed by FormFactor Recipient or, in the event that FormFactor and the Recipient enter into a business relationship following the date of this Agreement, five (5) years following the date such business relationship terminates, whichever is later. All other terms and conditions of this Agreement shall survive the termination of this Agreement.

5. NO OBLIGATIONS. This Agreement and any action taken pursuant to the terms and conditions hereof shall not obligate either party to enter into any other business relationship. The terms and conditions of any such relationship shall be subject to separate negotiation and agreement of the parties.

6. MISCELLANEOUS.

    6.1 This Agreement is the entire agreement between FormFactor and Recipient with respect to the subject matter contained herein and supersedes any prior or contemporaneously oral or written agreements concerning this subject matter. This Agreement may not be amended except by written agreement signed by authorized representatives of both parties. No waiver of any provision of this Agreement shall constitute a waiver of any other provision(s) or of the same provision on another occasion. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

    6.2 This Agreement may not be assigned or transferred by Recipient without FormFactor's prior written consent.

    6.3 This Agreement will be governed and construed in accordance with the laws of the State of California, without regard to its conflict of laws principles. The parties hereby agree to submit themselves to the jurisdiction of the federal and state courts within Santa Clara County, California.

    IN WITNESS THEREOF, FormFactor and Recipient have executed this Agreement as of the Effective Date.

"FORMFACTOR":                                "RECIPIENT":

FormFactor, Inc.                             Name:  ___________________________
                                                    (Individual or Company,
                                                     as applicable)
By:     _________________________________
        (Signature)                          By:    ___________________________
                                                    (Signature)
Name:   _________________________________
        (Printed Name)                       Name:  ___________________________
                                                    (Printed Name)
Title:  _________________________________
        (Authorized Officer)                 Title: ___________________________
                                                    (Authorized Officer)

                                    EXHIBIT I

                               LIST OF COMPETITORS

The following is a list of Tenant's competitors:

                  Kulicke and Soffa
                  Wentworth
                  JEM
                  MJC
                  Tessera
                  Cascade Microtech
                  Feinmetal

                                    EXHIBIT J

                      ACKNOWLEDGEMENT OF COMMENCEMENT DATE

        THIS ACKNOWLEDGMENT OF COMMENCEMENT DATE is made as of ___________________, 2001, by and between the undersigned parties with reference to that certain Lease (the "LEASE") dated as of ___________________, by and between Greenville Investors, L.P., as "LANDLORD" therein, and Form Factor, Inc. as "TENANT," for the premises commonly known as "BUILDING 3", located in the Pacific Corporate Center, in the City of Livermore, California, as more particularly described in the Lease. All capitalized terms referred to herein shall have the same meaning defined in the Lease, except where expressly provided to the contrary.

        1. Landlord and Tenant hereby confirm that in accordance with the provisions of the Lease, the Commencement Date of the Term has occurred and is ____________, and that, unless sooner terminated, the initial term thereof expires on ________________________. If Tenant elects to exercise its first extension option pursuant to the terms of the Lease, Tenant must deliver written notice to Landlord by no later than ________________________.

        2. This Acknowledgment of Commencement Date shall inure to the benefit of, and bind, the parties hereto, and their respective heirs, successors and assigns, subject to the restrictions upon assignment and subletting contained in the Lease.

        IN WITNESS WHEREOF, the parties have executed this acknowledgement of Commencement Date as of the date first above written.


LANDLORD:                                  TENANT:


GREENVILLE INVESTORS, L.P.                 FORM FACTOR, INC.,
a California limited partnership

By:      Greenville Ventures, Inc.         By:   ______________________________
Title:   Greenville Partner
                                           Its:  ______________________________

By:  _______________________________

Its: _______________________________